As filed with the U.S. Securities and Exchange Commission on August 30, 2021

Registration No. 333-258232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Recycling Energy Corporation

(Exact name of registrant as specified in its charter)

Nevada	2870	90-1137640
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4/F, Tower C
Rong Cheng Yun Gu Building Keji 3rd Road, Yanta District
Xi An City, Shaan Xi Province, China

(86) 29-8765-1098

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.

701 S Carson St., Ste 200

Carson City, NV 89701, USA

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: +1-212-588-0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 Telephone: +1-212-530-2206

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.001 per share(2)	$11,500,000	$1254.65
Warrants to purchase shares of common stock(3)	—	—
Common stock, par value $0.001 per share, issuable upon exercise of Warrants(4)	$11,500,000	$1264.65
Underwriter Warrants(3)	—	—
Common stock, par value $0.001 per share, issuable upon exercise of Underwriter Warrants(5)	$575,000	62.73
Total	$23,575,000	$2572.03

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes the offering price attributable to additional shares that the Underwriter has the option to purchase to cover over-allotments, if any.

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Warrants registered hereby.

(4)	Based on a per share exercise price for the Warrants of not less than 100% of the public offering price per share of common stock in this offering.

(5)	The Registrant will issue to the Underwriter warrants to purchase that number of shares of common stock equal to an aggregate of five percent (5%) of the shares of common stock (the “Underwriter Warrants”) sold in the offering. The exercise price of the Underwriter Warrants is equal to 100% of the offering price of the shares of common stock offered hereby. The Underwriter Warrants are exercisable commencing six months from the closing date of the offering at any time, and from time to time, in whole or in part, for a period of five years from the date of commencement of sales of the offering

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED August 30, 2021

CHINA RECYCLING ENERGY CORPORATION

Shares of Common Stock

Warrants to purchase up to        Shares of Common Stock

China Recycling Energy Corporation is offering up to an aggregate of shares of        common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of        shares of common stock (the “Warrants”), at an aggregate assumed offering price of $        per share of common stock and Warrant which is based on the last reported closing trading price of our common stock on Nasdaq on        , 2021. The shares of common stock and Warrants will be separately issued, but the shares of common stock and Warrants will be issued and sold in a combination of [one] share of common stock and [one] Warrant to purchase [one] share of common stock for a combined offering price of $        . Each Warrant will be immediately exercisable for one share of common stock at an exercise price of $        per share (not less than 100% of the public offering price of per share of common stock and Warrant sold in this offering) and expire         years after the issuance date. The offering is being made on a “firm commitment” basis by the underwriter. See “Underwriting.”

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “CREG.” On August 27, 2021, the last reported closing price for our common stock was $7.05 per share. As of August 27, 2021, there were 6,633,832 shares of our common stock outstanding. We do not intend to apply to list the Warrants on any security exchange.

China Recycling Energy Corporation is a holding company incorporated in the state of Nevada. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the People’s Republic of China, or “PRC” or “China”. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “our company,” “our,” or “China Recycling” refers to China Recycling Energy Corporation and its subsidiaries, including but not limited to our subsidiaries in China.

Investors in our common stock should be aware that they may never directly hold equity interests in the Chinese operating entities, but rather purchasing equity solely in China Recycling Energy Corporation., our Nevada holding company. Our common stock offered in this offering are shares of our U.S. holding company instead of shares of our subsidiaries in China. Because of our corporate structure, we as well as the investors are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinse regulatory authorities disallow our operating structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our common stock, which could cause the value of such securities to significantly decline or become worthless. For a description of relevant PRC-related risks to this offering, see “Risk Factors - Risks Relating to Doing Business in the PRC” and “Risk Factors - Risks Related to this Offering.”

Additionally, we are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market,  adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. For a description of relevant PRC-related risks to this offering, see “Risk Factors - Risks Relating to Doing Business in the PRC” and “Risk Factors - Risks Related to this Offering.”

Investing in our securities involves a high degree of risks, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our common stock and Warrants.

	Per Share of Common Stock and related Warrant	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Assumed public offering price(2)	$	$10,000,000	$11,500,000
Underwriting discounts(2)(3)	$	$800,000	$920,000
Proceeds to us, before expenses(4)	$	$9,200,000	$10,580,000

(1)	Assumes that Univest Securities, LLC, or the Underwriter, does not exercise any portion of its over-allotment option.
(2)	The public offering price and underwriting discount in respect of each share of common stock and accompanying Warrant corresponds to a public offering price of $ .
(3)	Under the underwriting agreement, upon the closing of this offering, we will pay the Underwriter a discount equal to eight percent (8%) of the gross proceeds raised in the offering, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the offering, and will issue underwriter warrants to purchase that number of shares of common stock and accompanying Warrants equal to five percent (5%) of the shares of common stock and Warrants sold in the offering, including upon exercise by the Underwriter of its over-allotment option (“Underwriter Warrants”). The Underwriter Warrants shall be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the date of commencement of sales of the offering, which period shall not extend further than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(A). The Underwriter Warrants are exercisable at a per share price of $ , which is 100% of the public offering price. See “underwriting” in this prospectus for more information regarding our arrangements with the underwriter.
(4)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering”.

The offering is being underwritten on a firm commitment basis. We have granted the Underwriter an option exercisable within 45 days from the date of this prospectus to purchase up to an additional           shares of common stock and/or Warrants from us at a price of $ per share and/or up to an additional            Warrants at a price of $           per Warrant, less, in each case, underwriting discounts.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the shares of common stock and accompanying Warrants against payment as set forth under “Underwriting”, on or about                , 2021.

The date of this prospectus is          , 2021

You should rely only on the information contained in this prospectus. Neither we, nor the Underwriter, have authorized anyone to provide you with any information other than that contained in this prospectus, and neither we, nor the Underwriter, take responsibility for any other information others may give you. We are offering to sell, and seeking offers to buy, shares of common stock and Warrants only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of common stock and Warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

i

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to, references to:

●	“Affiliated Entities” are to our wholly-owned subsidiaries, Yinghua. Sifeng, Sifeng’s wholly-owned subsidiaries, Huahong and Shanghai TCH, Shanghai TCH’s wholly-owned subsidiary Xi’an TCH, Xi’an TCH’s wholly-owned subsidiary, Erdos TCH, Xi’an TCH’s 90% owned and Shanghai TCH’s 10% owned subsidiary, Xi’an Zhonghong New Energy Technology Co., Ltd., and Xi’an TCH’ wholly-owned subsidiary, Zhongxun;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Erdos TCH” are to Erdos TCH Energy Saving Development Co., Ltd., a PRC company and wholly- owned subsidiary of Xi’an TCH;

●	“Huahong” are to Shanghai TCH Energy Technology Co., Ltd., a PRC company and wholly- owned subsidiary of Sifeng;

●	“Shanghai TCH” are to Huahong New Energy Technology Co., Ltd., a PRC company and wholly- owned subsidiary of Sifeng;

●	“Sifeng” are to Sifeng Holdings Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by the Company;

●	“we,” “us,” or “the Company” are to one or more of China Recycling Energy Corporation and its subsidiaries, as the case may be;

●	“Xi’an TCH” are to Xi’an TCH Energy Technology Co., Ltd., a PRC company and wholly- owned subsidiary of Shanghai TCH;

●	“Yinghua” are to Shanghai Yinghua Financial Leasing Co., LTD., a limited liability company organized under the laws of PRC; and

●	“Zhongxun” are to Zhongxun Energy Investment (Beijing) Co., Ltd., a PRC company and wholly- owned subsidiary of Xi’an TCH.

Our business is conducted by our subsidiaries, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars (“$” or “US$”), determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars, which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our shares of common stock. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

China Recycling Energy Corporation is a holding company incorporated in the state of Nevada. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the PRC.

We are a pioneer in waste energy recycling and a developer of energy efficiency solutions for various energy intensive industries in China. We use Build-Operate-Transfer (“BOT”) model to provide energy saving and recovery facilities for multiple energy intensive industries in China. Our waste energy recycling projects allow customers which use substantial amounts of electricity to recapture previously wasted pressure, heat, and gas from their manufacturing processes to generate electricity. We currently offer waste energy recycling systems to companies for use in nonferrous metal plants. We construct our projects at our customer’s facility and the electricity produced is used on-site by the customer.

We develop fully customized projects across several verticals to better meet customer’s energy recovery needs. We provide a clean-technology and energy-efficient solution aimed at reducing the air pollution and energy shortage problems in China. Our projects capture industrial waste energy to produce low-cost electricity, enabling industrial manufacturers to reduce their energy costs by 5% to 20%, lower their operating costs, and in optimal circumstances, extend the life of primary manufacturing equipment, while still complying with government regulations on emissions. Specifically, our power generation systems use the waste heat and pressure of flue gas generated during customers’ daily course of energy usage, such as manufacturing, and carry out necessary dust removal and desulfurization process afterwards, before putting the renewed energy back into use. The purified flue gas can reduce the wear and corrosion of pipes, valves and fans on the original production line, so as to improve the service life of these equipment. In addition, our waste energy recycling projects allow our industrial customers to reduce their reliance on China’s centralized national power grid, which is prone to black-outs or brown-outs or is completely inaccessible from certain remote areas. Our projects generally produce lower carbon dioxide emissions and other pollutants, and are designed to be more environmentally friendly than other forms of power generation.

Since 2007, we have primarily used the BOT model to serve our customers. For each project, we design, finance, construct and install the waste energy recycling projects for our customers, operate the projects for five to 20 years, and then transfer the projects to the owners. The BOT model creates a win-win solution for both our customers and us. We provide the capital expenditure financing in exchange for attractive returns on each project; our customers can focus their capital resources on their core businesses, do not need to invest additional capitals to comply with government environmental regulations, reduce noise and emissions and reduce their energy costs. We provide the initial capital investment for customers in exchange for a long-term production agreement with attractive returns on investment. We in turn efficiently recapture our costs through the stream of lease payments.

We are headquartered in China. Our principal executive offices are located at 4/F, Tower C, Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District, Xi’an City, Shaanxi Province, China, and our telephone number at this location is +86-29-8765-1098.

Corporate History

The Company was incorporated on May 8, 1980, as Boulder Brewing Company under the laws of the State of Colorado. On September 6, 2001, the Company changed its state of incorporation to the State of Nevada. In 2004, the Company changed its name from Boulder Brewing Company to China Digital Wireless, Inc. and on March 8, 2007, again changed its name from China Digital Wireless, Inc. to its current name, China Recycling Energy Corporation. The Company, through its subsidiaries, provides energy saving solutions and services, in the Peoples Republic of China (“PRC”).

Our business is primarily conducted through our wholly-owned subsidiaries, Yinghua and Sifang, Sifang’s wholly-owned subsidiaries, Huahong and Shanghai TCH, Shanghai TCH’s wholly-owned subsidiaries, Xi’an TCH, Xi’an TCH’s wholly-owned subsidiary, Erdos TCH and Xi’an TCH’s 90% owned and Shanghai TCH’s 10% owned subsidiary, Xi’an Zhonghong New Energy Technology Co., Ltd., and Zhongxun. Shanghai TCH was established as a foreign investment enterprise in Shanghai under the laws of the PRC on May 25, 2004, and currently has registered capital of $29.80 million. Xi’an TCH was incorporated in Xi’an, Shaanxi Province under the laws of the PRC in November 2007. Erdos TCH was incorporated in April 2009. Huahong was incorporated in February 2009. Xi’an Zhonghong New Energy Technology Co., Ltd. was incorporated in July 2013. Xi’an TCH owns 90% and Shanghai TCH owns 10% of Zhonghong. Zhonghong provides energy saving solutions and services, including constructing, selling and leasing energy saving systems and equipment to customers. Zhongxun was incorporated in March 2014 and is a wholly owned subsidiary of Xi’an TCH.

In addition to its existing power supply business, the Company is in the process of transforming and expanding into an energy storage integrated solution provider. We plan to pursue disciplined and targeted expansion strategies for market areas we currently do not serve by acquiring certain target energy storage companies. We actively seek and explore opportunities to apply energy storage technologies to new industries or segments with high growth potential, including industrial and commercial complexes, large scale photovoltaic (PV) and wind power stations, remote islands without electricity, and cities with multi-energy supplies. We intend to commence these acquisitions upon obtaining approval from Nasdaq and completion of this offering.

The Company’s organizational chart as of the date of this prospectus is as follows:

China Recycling Energy Corporation
100%
100%
Sifang Holdings Co., Ltd.
Shanghai Yinghua Financial Leasing Co., Ltd.
100%
100%
Shaanxi Huahong New Energy Technology Co., Ltd.
Shanghai TCH Energy Technology Co., Ltd.
100%
Xi'an TCH Energy Technology Co., Ltd.
100%
100%
16.3%
90%
10%
Erdos TCH Energy Saving Development Co., Ltd.
Zhongxun Energy Investment (Beijing) Co., Ltd
Beijing Hongyuan Recycling Energy Investment Center (Limited Partner)
Xi'an Zhonghong Energy Technology Co., Ltd.

Risk Factor Summary

Investing in our securities involves a high degree of risk. Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 9 of this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

Risks Relating to Our Business Operations

●	In recent years, the growth of Chinese economy has experienced slowdown, and if the growth of the economy continues to slow or if the economy contracts, our financial condition may be materially and adversely affected.

●	We may require additional funds to run our business and may be required to raise these funds on terms which are not favorable to us or which reduce our stock price.

●	Decreases in the price of coal, oil and gas or a decline in support for “green” energy technologies could reduce demand for our waste energy recycling projects, which could materially harm our ability to grow our business.

●	Changes in the growth of demand for or pricing of electricity could reduce demand for our waste energy recycling projects, which could materially harm our ability to grow our business.

●	We are not enrolled in the PRC’s employee’s housing funds program, and as a result, Xi’an Erdos and its subsidiary may be subject to future additional requirements should local government regulations on housing funds change.

●

Our heavy reliance on the experience and expertise of our management may cause adverse impacts on us if a management member departs.

●     We may need more capital for the operation and failure to raise capital we need may delay the development plan and reduce the profits.

●    Our use of a “Build-Operate-Transfer” model requires us to invest substantial financial and technical resources in a project before we deliver a waste energy recycling project.

●     We may not be able to assemble and deliver our waste energy recycling projects as quickly as customers may require which could cause us to lose sales and could harm our reputation.

●     We operate in an emerging competitive industry and if we are unable to compete successfully our revenue and profitability will be adversely affected.

●      If we infringe the rights of third parties, we could be prevented from selling products, forced to pay damages and compelled to defend against litigation.

●     We are dependent on third parties for manufacturing key components and delays by third parties may cause delays in assembly and increased costs to us.

Risks Relating to Doing Business in the PRC

●	Impact of Current Coronavirus (COVID-19) Pandemic on the Company

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the demand for our projects and our business.

●	The uncertainty regarding the enforcement of laws and the risk that rules and regulations in China can change quickly with little advance notice, which could limit the legal protection available to you and us.

●	Restrictions under PRC law on our subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

●

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

●     There are significant uncertainties under the Enterprise Income Tax Law regarding our PRC enterprise income tax liabilities, such as tax on dividends paid to us by our PRC subsidiaries and tax on any dividends we pay to our non-PRC stockholders.

●      We may face PRC regulatory risks relating to our equity incentive plan.

●     The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, which could result in a material change in our operations and/or the value of our common stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●     Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

●     Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

●     We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

●     Your ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, will be limited because we conduct substantially all of our operations in the PRC and because the majority of our directors and officers reside outside of the United States.

●     A failure by our stockholders or beneficial owners who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.

●     The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●     The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

●     Our labor costs may increase due to the implementation of the PRC Labor Contract Law.

●      It is unclear whether we will be subject to the oversight of the Cyberspace Administration of China (CAC) and how such oversight may impact us. Our business could be interrupted or we could be subject to liabilities which may materially and adversely affect the results of our operation and the value of your investment.

Risks Relating to Our Securities and This Offering

●	The market price for our common stock may be volatile.

●	You will experience immediate and substantial dilution in the net tangible book value per share of common stock you purchase.

●	Holders of the Warrants will not have rights of holders of our common stock until such Warrants are exercised.
●	We have no present intention to pay dividends.

●	We may be unable to maintain compliance with Nasdaq Marketplace Rules which could cause our common stock to be delisted from the Nasdaq Capital Market.

●	The offering price for our securities may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

●

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock.

●     Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, public health crises.

We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. For more detailed information, see “Risk Factors – Risks Relating to Doing Business in China – The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” and “We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.”

Transfers of Cash to and from Our Subsidiaries

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets transfer between the holding company and its subsidiaries. During year 2019 and 2020, the Company has transferred $2,626,000 and $3,296,142 to Xi’an TCH, its wholly owned subsidiary in PRC, respectively; during year 2021, there has been no cash transfer between the Company and its subsidiaries. To date, Xi’an TCH has transferred $2,500 to the Company in June 2020. As of the date of this prospectus, there has not been any dividends or distributions made to US investors. The Company’s business is primarily conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its stockholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in others respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a stockholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund;

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions; and

6.	The Company is subject to covenants and consent requirements.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

PRC Regulations

In accordance with PRC regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide statutory reserves, which are appropriated from net profit, as reported in the FIE’s PRC statutory accounts. A FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital (based on the FIE’s PRC statutory accounts). The aforementioned reserves may only be used for specific purposes and may not be distributed as cash dividends. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its stockholders, unless approved by the State Administration of Foreign Exchange. After satisfaction of this requirement, the remaining funds may be appropriated at the discretion of the FIE’s board of directors. Our subsidiary, Shanghai TCH, qualifies as a FIE and is therefore subject to the above-mandated regulations on distributable profits.

Additionally, in accordance with PRC corporate law, a domestic enterprise is required to maintain a surplus reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and may not be distributed as cash dividends. Xi’an TCH, Huahong, Zhonghong and Erdos TCH were established as domestic enterprises; therefore, each is subject to the above-mentioned restrictions on distributable profits.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends, in a general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend or otherwise.

Implications of Being a Smaller Reporting Company

We qualify as an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

Corporate Information

Our principal executive office is located at 4/F, Tower C, Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District, Xi’an City, Shaanxi Province, China. The telephone number of our principal executive offices is (86) 29-8769-1097. Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is www.creg-cn.com. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is National Registered Agents, Inc., located at 701 S Carson St., Suite 200, Carson City, NV 89701, USA.

The Offering

Shares Offered by us:	shares of common stock (excluding the over-allotment option)

Shares of Common Stock Outstanding Prior to Completion of Offering:	6,633,832 shares of common stock*

Shares of Common Stock to be Outstanding after Offering:	shares of common stock, excluding shares of common stock underlying the Warrants and the Underwriter Warrants.

Over-Allotment Option:	We have granted to the underwriter the option, exercisable for 45 days from the date of closing of this offering, to purchase up to an additional 15% of the total number of shares of common stock to be offered by the Company in this offering.

Warrants Offered by us:	Warrants to purchase of our shares of common stock (or shares of common stock if the underwriter exercises its option to purchase such additional Warrants in full). Each Warrant will have an exercise price of US$ per share of common stock, exercisable commencing on the date of issuance and will expire in five years from the date of issuance. The terms of the Warrants will be governed by a warrant agent agreement, dated as of the closing date of this offering, that we expect to be entered into among us and American Stock Transfer & Trust Company LLC, or the Warrant Agent. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For additional information regarding the Warrants, see “Description of Share Capital.”

The shares of common stock and Warrants will be separately issued, but the shares of common stock and Warrants will be issued and sold to purchasers in a combination of one share of common stock and one Warrant to purchase one share of common stock for a combined offering price of US$ .

Assumed Offering Price per Share and related Warrant:	$ per share of common stock and Warrant

Gross Proceeds to us Before Expenses:	approximately $10,000,000, or $11,500,000 if the underwriter exercises its over-allotment option in full, less underwriter discounts and estimated offering expenses. See “Underwriting.”

Trading Symbol:	“CREG”

Transfer Agent:	Securities Transfer Corporation 2901 Dallas Pkwy Suite 380 Plano, TX 75093

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our shares of common stock.

Use of Proceeds:	We expect to receive net proceeds of approximately US$ from this offering, based on an assumed public offering price of US$ per or share of common stock and Warrant and assuming the underwriter(s) do not exercise their option to purchase additional shares of common stock or Warrants and excluding the shares of common stock issuable upon the exercise of the Warrants or other outstanding warrants, after deducting underwriting discounts and estimated offering expenses payable by us.

Lock-up

We, our directors and executive officers, and our existing beneficial owners of 5% or more of our outstanding shares of common stock have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of common stock for a period ending 6 months after the closing of the offering. See “Underwriting” for more information.

*	Not including 30,411 shares of common stock issuable upon exercise of issued and outstanding warrants.

Summary Financial Information

In the table below, we provide you with historical selected financial data for the fiscal years ended December, 31, 2020 and December 31, 2019 and for the six months ended June 30, 2021 and 2020. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historically selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the Fiscal Years Ended December 31,
	2020	2019
	US$	US$
Statement of operation data:
Revenues	$-	$867,431
Operating (income) expenses	$(5,827,019)	$9,974,519
Income/(loss) from operations	$5,827,019	$(9,107,088)
Income tax benefit	$-	$(3,024,807)
Net income/(loss)	$4,050,824	$(8,772,757)
Earnings (loss) per share, basic and diluted	$1.58	$(5.61)
Weighted average shares of common stock outstanding	2,564,373	1,564,940

Balance sheet data
Current assets	$108,203,797	$64,619,204
Total assets	$137,137,520	$123,845,141
Current liabilities	$39,042,407	$36,250,800
Total liabilities	$44,983,327	$45,215,595
Total equity	$92,154,193	$78,629,546

	For the Six Months Ended June 30,
	2021	2020
	US$	US$
Statement of operation data:
Revenues	$-	$-
Operating (income) expenses	$384,152	$(1,258,758)
Income/(loss) from operations	$(384,152)	$1,258,758
Income tax benefit	$(97,953)	$-
Net income	$1,943,347	$395,389
Earnings per share, basic and diluted	$0.44	$0.18
Weighted average shares of common stock outstanding	4,442,928	2,226,282

	As of June 30, 2021	As of December 31, 2020
	US$	US$

Balance sheet data
Current assets	$151,247,257	$108,203,797
Total assets	$151,432,026	$137,137,520
Current liabilities	$11,991,548	$39,042,407
Total liabilities	$18,002,361	$44,983,327
Total equity	$133,429,665	$92,154,193

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the sections referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our shares of common stock if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business Operations

In recent years, the growth of Chinese economy has experienced slowdown, and if the growth of the economy continues to slow or if the economy contracts, our financial condition may be materially and adversely affected.

The rapid growth of the PRC economy has historically resulted in widespread growth opportunities in industries across China. As a result of the global financial crisis and the inability of enterprises to gain comparable access to the same amounts of capital available in past years, the business climate has changed and growth of private enterprise in the PRC have slowed down. An economic slowdown could have an adverse effect on our financial condition. Further, if economic growth slows, and if, in conjunction, inflation is allowed to proceed unchecked, our costs would likely increase, and there can be no assurance that we would be able to increase our prices to an extent that would offset the increase in our expenses.

We depend on the waste energy of our customers to generate electricity.

We acquire waste pressure, heat and gases from steelworks, cement, coking or metallurgy plants and use these to generate power. Therefore, our power generating capacity depends on the availability of an adequate supply of our “raw materials” from our customers. If we do not have enough supply, power generated for those customers will be impeded. Since our contracts are often structured so that we receive compensation based on the amount of energy we supply, a reduction in production may negatively affect our revenues and results of operations.

Our revenue depends on gaining new customers and project contracts and purchase commitments from customers.

Currently and historically, we have only had a limited number of projects in process at any time. Thus, our revenues have historically resulted, and are expected to continue in the immediate future to result, primarily from the sale and operation of our waste energy recycling projects that, once completed, typically produce ongoing revenues from energy production. Customers may change or delay orders for any number of reasons, such as force majeure or government approval factors that are unrelated to us. As a result, in order to maintain and expand our business, we must continue to develop and obtain new orders. However, it is difficult to predict whether and when we will receive such orders or project contracts, due to the lengthy process, which may be affected by factors that we do not control, such as market and economic conditions, financing arrangements, commodity prices, environmental issues and government approvals.

We may require additional funds to run our business and may be required to raise these funds on terms which are not favorable to us or which reduce our stock price.

We may need to complete additional equity or debt financings to fund our operations. Our inability to obtain additional financing could adversely affect our business. Financings may not be available at all or on terms favorable to us. In addition, these financings, if completed, may not meet our capital needs and could result in substantial dilution to our stockholders.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Additionally, the slow growth of global economy has also resulted in tighter credit conditions, which may lead to higher financing costs. Although poor market conditions can act as an incentive for our customers to reduce their energy costs, if the global economic slowdown persists and has material adverse effects on our customers’ business, our customers may delay or cancel their plan of installing waste energy recycling projects.

Decreases in the price of coal, oil and gas or a decline in support for “green” energy technologies could reduce demand for our waste energy recycling projects, which could materially harm our ability to grow our business.

Higher coal, oil and gas prices provide incentives for customers to invest in “green” energy technologies such as our waste energy recycling projects that reduce their need for fossil fuels. Conversely, lower coal, oil and gas prices would tend to reduce the incentive for customers to invest in capital equipment to produce electric power or seek out alternative energy sources. Demand for our projects and services depends in part on the current and future commodity prices of coal, oil and gas. We have no control over the current or future prices of these commodities.

In addition, support by governments, corporations and individuals for “green” energy technologies may change. Because of the ongoing development of, and the possible change in support for, “green” energy technologies, we cannot assure you that negative changes to this industry will not occur. Changes in government or popular support for “green” energy technologies could have a material adverse effect on our business, prospects and results of operations.

Changes in the growth of demand for or pricing of electricity could reduce demand for our waste energy recycling projects, which could materially harm our ability to grow our business.

Our revenues are dependent on the ability to provide savings on energy costs for our clients. According to the National Bureau of Statistics of the PRC, China’s total electricity consumption in 2020 was 7.511 trillion kilowatt-hours, up 3.1 percent year on year. Electricity consumption increases due to the continued development of the Chinese economy. However, such growth is unpredictable and depends on general economic conditions and consumer demand, both of which are beyond our control. Furthermore, pricing of electricity in the PRC is set in advance by the state or local electricity administration and may be artificially depressed by governmental regulation or influenced by supply and demand imbalances. If these changes reduce the cost of electricity from traditional sources of supply, the demand for our waste energy recycling projects could be reduced, and therefore, could materially harm our ability to grow our business.

We are not enrolled in the PRC’s employee’s housing funds program, and as a result, Xi’an Erdos and its subsidiary may be subject to future additional requirements should local government regulations on housing funds change.

Pursuant to the Social Security Law of the PRC, or the Social Security Law, which was promulgated by the SCNPC on October 28, 2010 and amended on December 29, 2018, employers shall pay the basic pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for employees. We have been complying with local regulations regarding social security and employee insurance. We have not received any notification or warning from PRC authorities. We have not provided employees with housing funds. Additionally, the central government promulgated rules regarding employees housing funds. For example, in accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999, and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Our operating subsidiaries had not opened such bank accounts or deposited its employees’ housing funds. We believe that we are currently not in violation of the housing funds. However, if local government adopts new rules requiring employers to provide housing funds to employees in the future, we will be required to provide housing funds to our employees, failing which we may be subject to administrative and monetary penalties.

A lack of insurance coverage could expose us to significant costs and business disruption.

We have not acquired insurance to cover assets, property and potential liability of our business. The lack of insurance could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

Our heavy reliance on the experience and expertise of our management may cause adverse impacts on us if a management member departs.

We depend on key personnel for the success of our business. Our business may be severely disrupted if we lose the services of our key executives and employees or fail to add new senior and middle managers to our management. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees or groups could seriously harm our business.

Our future success is heavily dependent upon the continued service of our key executives. We also rely on a number of key technology staff for the operation of our company. Our future success is also dependent upon our ability to attract and retain qualified senior and middle managers to our management team. If one or more of our current or future key executives or employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we could lose customers and suppliers and incur additional expenses to recruit and train personnel. We do not maintain key-man life insurance for any of our key executives.

We may need more capital for the operation and failure to raise capital we need may delay the development plan and reduce the profits.

If we do not have adequate income or capital to meet our needs for expansion of our operations, we will need to seek financing to continue our business development. If we fail to acquire adequate financial resources at acceptable terms, we might have to postpone our proposed business development plans and reduce projections of our future incomes.

Our use of a “Build-Operate-Transfer” model requires us to invest substantial financial and technical resources in a project before we deliver a waste energy recycling project.

We use a “Build-Operate-Transfer” model to provide our waste energy recycling projects to our customers. This process requires us to provide significant capital at the beginning of each project. The design, construction and completion of a waste energy recycling project is highly technical and the time necessary to complete a project can take anywhere from three to 12 months without any delays, including delays outside our control such as from the result of customer’s operations, and we incur significant expenses as part of this process. Our initial cash outlay and the length of the delivery time makes us particularly vulnerable to the loss of a significant customer or contract because we may be unable to quickly replace the lost cash flow.

Our BOT model and the accounting for our projects as sales-type leases could result in a difference between our revenue recognition and our cash flows.

While we recognize a large portion of the revenue from each project when it goes on-line, all of the cash flow from the project is received in even monthly payments across the term of the lease. Specifically, upon the completion of a project construction, a one-time sale is recorded with approximately 30% margin and income is recognized from the recurring cash lease payments over the course of the lease term at a constant periodic rate. On the other hand, contingent rental income is recognized when the actual electricity production is in excess of the minimum lease payments. Although our revenues may be high, the initial cash outlay required for each project is substantial and even with the recovery of this cost in the early years of each lease, we may need to raise additional capital resulting in a dilution in your holdings. This discrepancy between revenue recognition and cash flow could also contribute to volatility in our stock price.

There is collection risk associated with payments to be received over the terms of agreements with customers of our waste energy recycling projects.

We are dependent in part on the viability of our customers for collections under our BOT model. Customers may experience financial difficulties that could cause them to be unable to fulfill their contractual payment obligations to us. Although our customers are required to provide deposits or other guarantees to secure their obligations to provide us the minimum payments from leasing our waste energy recycling apparatuses, there is no guarantee that such collateral will be sufficient to meet all obligations under the respective contract. As a result, our future revenues and cash flows could be adversely affected.

We may not be able to assemble and deliver our waste energy recycling projects as quickly as customers may require which could cause us to lose sales and could harm our reputation.

We may not be able to assemble our waste energy recycling projects and deliver them to our customers at the times they require.

Manufacturing delays and interruptions can occur for many reasons, including, but not limited to:

●	the failure of a supplier to deliver needed components on a timely basis or of acceptable quality;

●	equipment failures;

●	personnel shortage;

●	labor disputes; or

●	transportation disruptions.

Assembly of our waste energy recycling projects is complex. If we fail to assemble and deliver our waste energy recycling projects in a timely fashion, our reputation may be harmed, we may jeopardize existing orders and lose potential future sales, and we may be forced to pay penalties to our customers.

We operate in an emerging competitive industry and if we are unable to compete successfully our revenue and profitability will be adversely affected.

Currently, the PRC waste energy recycling market is fragmented but competitive. As the industry evolves, we anticipate that competition will increase. We currently face competition primarily from companies that focus on one type of waste energy recycling project or one industry in the waste energy recycling market, some of which may have more expertise in their area of focus than we do. We also compete against companies that have substantial competitive advantages because of longer operating histories and larger marketing budgets, as well as substantially greater financial and other resources than us. Our largest potential clients may choose to build their own systems. National or global competitors could enter the market with more substantial financial and workforce resources, stronger existing customer relationships, and greater name recognition or could choose to target medium to small companies in our traditional markets. Competitors could focus their substantial resources on developing a more attractive solution set than ours or products with technologies that reduce demand for energy beyond what our solutions can provide and at cheaper prices. Competition also places downward pressure on our contract prices and profit margins, which presents us with significant challenges in our ability to maintain strong growth rates and acceptable profit margins. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our profits.

If we infringe the rights of third parties, we could be prevented from selling products, forced to pay damages and compelled to defend against litigation.

If our waste energy recycling projects, methods, processes and other technologies infringe proprietary rights of other parties, we may have to obtain licenses (which may not be available on commercially reasonable terms, if at all), redesign our waste energy recycling projects or processes, stop using the subject matter claimed in the asserted patents, pay damages, or defend litigation or administrative proceedings, which may be costly whether we win or lose. All of the above could result in a substantial diversion of valuable management resources and we could incur substantial costs.

We believe we have taken reasonable steps, including prior patent searches, to ensure we have the freedom to operate under our intellectual property rights, and that our development and commercialization efforts can be carried out as planned without infringing others’ proprietary rights. However, a third-party patent may have been filed or will be filed that may contain subject matter of relevance to our development, causing a third-party patent holder to claim infringement. Resolution of such issues sometimes results in lengthy and costly legal proceedings, the outcome of which we cannot predict accurately.

We may not be able to adequately respond to changes in technology affecting the waste energy recycling industry.

Our industry could experience rapid technological changes and new product introductions. Current competitors or new market entrants could introduce new or enhanced products with features which render the systems used in our projects obsolete or less marketable. Our future success will depend, in part, on our ability to respond to changing technology and industry standards in a timely and cost-effective manner. We may not be successful in effectively using new technologies, developing new systems or enhancing our existing systems and technology on a timely basis. Our new technologies or enhancements may not achieve market acceptance. Our pursuit of new technologies may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept. Finally, we may not succeed in adapting our projects to new technologies as they emerge.

We are dependent on third parties for manufacturing key components and delays by third parties may cause delays in assembly and increased costs to us.

We rely upon third parties for the manufacture of key components. Delays and difficulties in the manufacturing of our waste energy recycling projects could substantially harm our revenues. There are limited sources of supply for some key waste energy recycling project components. Business disruptions, financial difficulties of the manufacturers or suppliers of these components, or raw material shortages could increase our costs, reduce the availability of these components or delay our delivery of projects to customers. To date, we have been able to obtain adequate supplies of these key components. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in construction, which could result in the loss of orders and customers, and could materially and adversely affect our business, financial condition and results of operations. If the cost of components increases, we may not be able to pass on price increases to our customers if we are to remain competitively priced. This would reduce profit, which in turn would reduce the value of your investment.

Increases in income tax rates, changes in income tax laws or disagreements with tax authorities could adversely affect our business, financial condition or results of operations.

We are subject to income taxes in the United States and in certain foreign jurisdictions in which we operate. Increases in income tax rates or other changes in income tax laws that apply to our business could reduce our after-tax income from such jurisdiction and could adversely affect our business, financial condition or results of operations. Our operations outside the United States generate a significant portion of our income. In addition, the United States and many of the other countries in which our products are distributed or sold, including countries in which we have significant operations, have recently made or are actively considering changes to existing tax laws. For example, the Tax Cuts and Jobs Act (the “TCJ Act”) was signed into law in the United States in 2017. The changes in the TCJ Act are broad and complex and we are continuing to examine the impact the TCJ Act may have on our business and financial results. This provisional expense is subject to change, possibly materially, due to, among other things, changes in estimates, interpretations and assumptions we have made, changes in Internal Revenue Service (IRS) interpretations, the issuance of new guidance, legislative actions, changes in accounting standards or related interpretations in response to the TCJ Act and future actions by states within the United States that have not yet adopted state-level laws similar to the TCJ Act.

Additional changes in the U.S. tax regime or in how U.S. multinational corporations are taxed on foreign earnings, including changes in how existing tax laws are interpreted or enforced, could adversely affect our business, financial condition or results of operations.

We are also subject to regular reviews, examinations and audits by the IRS and other taxing authorities with respect to income and non-income based taxes both within and outside the United States. Economic and political pressures to increase tax revenues in jurisdictions in which we operate, or the adoption of new or reformed tax legislation or regulation, may make resolving tax disputes more difficult and the final resolution of tax audits and any related litigation could differ from our historical provisions and accruals, resulting in an adverse impact on our business, financial condition or results of operations. In addition, in connection with the Organization for Economic Co-operation and Development Base Erosion and Profit Shifting project, companies are required to disclose more information to tax authorities on operations around the world, which may lead to greater audit scrutiny of profits earned in various countries.

Risks Relating to Doing Business in the PRC

Impact of Current Coronavirus (COVID-19) Pandemic on the Company

In December 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization has declared the outbreak to constitute a “Public Health Emergency of International Concern.” This contagious disease outbreak, which continues to spread to additional countries, and is disrupting supply chains and affecting production and sales across a range of industries as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. As to the Company, there was a significant stagnation of the accounts receivable in 2020 because businesses were mandated by the federal and local government to halt operation. Although the accounts receivable as of 2021 have been restored to normal, we cannot guarantee that our operations will be not be similarly impacted in the future.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the demand for our projects and our business.

Currently, all of our operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	the amount of government involvement;

●	the level of development;

●	the growth rate;

●	the control of foreign exchange; and

●	the allocation of resources.

While the PRC economy has grown significantly since the late 1970s, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency- denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by energy users, which in turn could reduce demand for our products. In addition, the PRC government, which regulates the power industry in China, has adopted laws related to renewable energy, and has adopted policies for the accelerated development of renewable energy as part of a Development Plan promulgated on August 31, 2007.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

The uncertainty regarding the enforcement of laws and the risk that rules and regulations in China can change quickly with little advance notice, which could limit the legal protection available to you and us.

The Ministry of Commerce published a discussion draft of the proposed Foreign Investment Law in January 2015, or the 2015 FIL Draft, which expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, or the FIL, which came into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures, together with their implementation rules and ancillary regulations. Pursuant to the FIL, foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises, or other organizations, including investment in new construction project, establishment of foreign funded enterprise or increase of investment, merger and acquisition, and investment in any other way stipulated under laws, administrative regulations, or provisions of the State Council.

The PRC Foreign Investment Law also provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Notwithstanding the above, the PRC Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and then whether our contractual arrangement will be recognized as foreign investment, whether our contractual arrangement will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangement will be handled are uncertain.

Restrictions under PRC law on our subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

We conduct all of our business through our consolidated subsidiaries and affiliated companies operating in the PRC. We rely on dividends paid by these consolidated subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in the PRC is subject to limitations imposed by government regulations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in the PRC, subject to certain statutory procedural requirements and these may not be calculated in the same manner as US GAAP. In addition, each of our subsidiaries in China is required to set aside a certain amount of its after-tax profits each year, if any, to fund certain statutory reserves. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The value of the Renminbi (“RMB”) against the US Dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of RMB into foreign currencies, including US Dollars, has historically been set by the People’s Bank of China. On March 17, 2014, the PRC government changed its policy of pegging the value of the RMB to the US Dollar. Under the new policy, the RMB is permitted to fluctuate within a band against a basket of certain foreign currencies, determined by the Bank of China, against which it can rise or fall by as much as 2% each day. Since the adoption of this new policy, the value of the RMB against the US Dollar has fluctuated on a daily basis within narrow ranges, but overall has strengthened against the US Dollar. There remains significant international pressure on the PRC government to further liberalize its currency policy, which could result in a further and more significant appreciation in the value of the RMB against the US Dollar. Appreciation or depreciation in the value of the RMB relative to the US Dollar would affect our financial results reported in US Dollar terms even if there is no underlying change in our business or results of operations. In addition, if we decide to convert our RMB into US Dollars for the purpose of making payments for dividends on our common stock or for other business purposes, appreciation of the US Dollar against the RMB would have a negative effect on the US Dollar amount available to us.

The PRC currency is not a freely convertible currency, which could limit our ability to obtain sufficient foreign currency to support our business operations in the future. In addition, changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB are to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

There are significant uncertainties under the Enterprise Income Tax Law regarding our PRC enterprise income tax liabilities, such as tax on dividends paid to us by our PRC subsidiaries and tax on any dividends we pay to our non-PRC stockholders.

The Enterprise Income Tax Law, also known as the EIT Law, provides that enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered as a “tax-resident enterprise” and are generally subject to the uniform 25.0% enterprise income tax rate on global income. Under the implementation regulations to EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise. In addition, on April 22, 2009, the State Administration of Taxation of the PRC issued the Notice on the Issues Regarding Recognition of Overseas Incorporated Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50.0% or more of the board members with voting rights or senior management habitually reside in the PRC.

In addition, dividends paid by us to our non-PRC stockholders as well as gains realized by such stockholders from the sale or transfer of our stock may be subject to a PRC tax under the EIT Law, and we may be required to withhold PRC tax on dividends paid to our non-PRC stockholders.

PRC regulation of loans to and direct investment by offshore holding companies in PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating companies, which could materially and adversely affect our liquidity and ability to fund and expand our business.

As an offshore holding company of PRC operating companies, we may make loans or additional capital contributions to our PRC operating companies. Any loans to our PRC operating companies are subject to PRC regulations. For example, loans to our operating companies in China to finance their activities may not exceed statutory limits and must be registered with SAFE. If we decide to make capital contributions to our operating entities in the PRC, the PRC Ministry of Commerce, or MOFCOM, (or MOFCOM’s local counterpart, depending on the amount involved) may need to approve these capital contributions. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to any such capital contributions. If we fail to receive such approvals, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our ability to fund and expand our business. We intend to contribute 100% of the use of proceeds from this offering to our operating subsidiaries in the PRC.

We may face PRC regulatory risks relating to our equity incentive plan.

On March 28, 2007, the SAFE promulgated a notice requiring PRC individuals who are granted stock options and other types of stock-based awards by an overseas publicly-listed company to obtain approval from the local SAFE branch through an agent of the overseas publicly-listed company (generally its PRC subsidiary or a financial institution).

We urged our PRC management personnel, directors, employees and consultants who were granted stock options under our Incentive Plan to register them with the local SAFE pursuant to the said regulation. However, we cannot ensure that each of these individuals have carried out all of the required registration procedures.

If we, or any of these persons, fail to comply with the relevant rules or requirements, we may be subject to penalties, and may become subject to more stringent review and approval processes with respect to our foreign exchange activities, such as our PRC subsidiaries’ dividend payment to us or borrowing foreign currency loans, all of which may adversely affect our business and financial condition.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, which could result in a material change in our operations and/or the value of our common stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Given that the Chinese government may intervene or influence our operations at any time, it could result in a material change in our operation and the value of our common stock. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China in particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after violation.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent others from violating our rights. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are required to comply with the United States Foreign Corrupt Practices Act, or FCPA, which prohibits US companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. The PRC also strictly prohibits bribery of government officials. Certain of our suppliers are owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. It is our policy to prohibit our employees, and to discourage our agents, representatives and consultants, from engaging in such practices. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates FCPA or other anti-corruption law, we might be held responsible. We could suffer severe penalties in that event. In addition, the US government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or which we acquire.

We may have difficulty maintaining adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, and especially since we are a publicly listed company in the US and subject to regulation as such, we may experience difficulty in maintaining management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, and other applicable laws, rules and regulations. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the market price of our stock.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence and the market price of our common stock may be adversely impacted.

As directed by SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports. Our management may conclude that our internal controls over our financial reporting are not effective, which could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our reporting processes, which could adversely impact the market price of our common stock.

Your ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, will be limited because we conduct substantially all of our operations in the PRC and because the majority of our directors and officers reside outside of the United States.

We are a Nevada corporation but nearly all of our assets are located outside of the US. Most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of the PRC. A substantial portion of the assets of these persons is located outside the US. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in US courts judgments on the civil liability provisions of the US federal securities laws against us and our officers and directors. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of US courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the US.

A failure by our stockholders or beneficial owners who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.

On October 21, 2005, the State Administration of Foreign Exchange (“SAFE”) issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Offshore Special Purpose Vehicles, or State Administration of Foreign Exchange of China Circular 75 (“SAFE Circular 75”). SAFE Circular 75 states that PRC residents (including both legal persons and natural persons) must register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment whereby the offshore entity acquires or controls onshore assets or equity interests held by the PRC residents. In addition, such PRC residents must update their SAFE registrations when the offshore SPV undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees, or other material events that do not involve roundtrip investments. To further clarify the implementation of SAFE Circular 75, the General Affairs Department of SAFE issued SAFE Circular 106 on May 29, 2007. Under SAFE Circular 106, PRC subsidiaries of an offshore company governed by SAFE Circular 75 are required to coordinate and supervise the filing of SAFE registrations in a timely manner by the offshore holding company’s shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries are required to report to the local SAFE authorities. If our shareholders who are PRC residents do not complete their registration with the local SAFE authorities, our PRC subsidiaries will be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries.

On July 14, 2014, SAFE promulgated the Circular Relating to Foreign Exchange Administration of Offshore Investment, Financing and Return Investment by Domestic Residents Utilizing Special Purpose Vehicles (“SAFE Circular 37”). Replacing an earlier circular published by SAFE in 2005 (Circular 75), SAFE Circular 37 further simplifies the registration process for Chinese residents seeking the round-trip investment transactions where Chinese companies (Domestic Entities) are re-organized to create an offshore holding company (the SPV) that will control the Domestic Entities and seek offshore financing. Also, for the first time overseas investments by Chinese individuals are formally legalized under SAFE Circular 37.

We are committed to complying with, and to ensuring that our shareholders who are PRC residents comply with, the SAFE Circular 37 requirements. We believe that all of our PRC resident shareholders and beneficial owners have completed their required registrations with SAFE, or are otherwise in the process of registering. However, we may not at all times be fully aware or informed of the identities of all our beneficial owners who are PRC residents, and we may not always be able to compel our shareholders to comply with the SAFE Circular 37 requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37 or other related regulations. Failure by any such shareholders or beneficial owners to comply with SAFE Circular 37 could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

PRC regulations involve complex procedures for acquisitions conducted by foreign investors that could make our restructuring or an offering subject to government approval.

Pursuant to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“M&A Rule”), effective as of September 8, 2006 and revised as of June 22, 2009, additional procedures and requirements were established that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies and special anti-monopoly submissions for parties meeting certain reporting thresholds.

The M&A Rules require offshore companies formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of MOFCOM prior to a cross-border share swap and the CSRC prior to the public listing of their securities on an overseas stock exchange through share swap. On September 21, 2006, pursuant to the M&A Rule and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (“Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles, however, the CSRC currently has not issued any definitive rule concerning whether an offering, is subject to the M&A Rule and Related Clarifications.

There are substantial uncertainties regarding the interpretation and application of the above rules, and MOFCOM and CSRC have yet to promulgate any written provisions or formally to declare or state whether the overseas listing of a PRC related company similar to us will be subject to approvals from MOFCOM and CSRC with respect to any offering or a failure to maintain an offering. If MOFCOM and CSRC approvals are required in connection with our previous restructuring, our failure to obtain or delay in obtaining such approval could result in penalties imposed by MOFCOM, CSRC and other PRC regulatory agencies. These penalties could include fines and penalties on our operations in China, restriction or limitation on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect on our business, operations and financial conditions.

Notwithstanding those provisions, we are advised by our PRC counsel, Shaanxi Yan Tan Law Firm, MOFCOM and CSRC approvals are not required in the context of our previous restructuring, because our previous restructuring does not constitute a cross-border share swap contemplated by the M&A Rule. However, we cannot assure you that the relevant PRC government agencies, including MOFCOM and CSRC, would reach the same conclusion, and we still cannot rule out the possibility that MOFCOM and CSRC may deem our listing structure as circumventing the M&A Rule and Related Clarifications, in particular in consideration of the fact that our restructuring was completed through several steps. Please refer to the Company History section about our restructuring.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC counsel has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for the listing and trading of our common stock on Nasdaq in the context of this offering, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, our PRC counsel has further advised us that there remains some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the shares of common stock that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the shares of common stock we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

PRC regulations also involve complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.

We may grow our business in part by acquiring other companies in the PRC. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Our labor costs may increase due to the implementation of the PRC Labor Contract Law.

The PRC Labor Contract Law was adopted by the Standing Committee of the National People’s Congress of PRC in June 2007 and became effective on January 1, 2008. The Implementation Rules of the PRC Labor Contract Law were passed by the PRC State Council in September 2008 and became effective that same month. The implementation of the new law and its Implementation Rules, particularly the following provisions, may increase our labor costs: (a) an employer shall make monetary compensation, which shall be based on the number of an employee’s working years with the employer at the rate of one month’s wage for each year, to the employee upon termination of an employment contract with certain exceptions (for example, in circumstances where the term of a fixed-term employment contract expires and the employee does not agree to renew the contract even though the conditions offered by the employer are the same as or better than those stipulated in the current contract); (b) the wages of an employee who is on probation may not be less than the lowest wage level for the same job with the employer or less than 80% of the wage agreed upon in the employment contract, and may not be less than the local minimum wage rate; (c) if an employee has been working for the employer for a consecutive period of not less than 10 years, or if a fixed-term employment contract with an employee was entered into on two consecutive occasions, generally the employer should enter into an open-ended employment contract with such employee, unless the employee requests a fixed-term employment contract; (d) if an employer fails, in violation of the related provisions, to enter into an open-ended employment contract with an employee, it shall in each month pay to the employee twice his/her wage, starting from the date on which an open-ended employment contract should have been entered into; (e) if an employer fails to enter into a written employment contract with an employee more than one month but less than one year after the date on which it started employing him/her, it shall in each month pay to the employee twice his/her wage; and (f) if an employer hires an employee whose employment contract with another employer has not yet been terminated or ended, causing the other employer to suffer a loss, the later hiring employer shall be jointly and severally liable with the employee for the compensation for such loss. Our labor costs may increase due to the implementation of the PRC Labor Contract Law and the Implementation Rules of the PRC Labor Contract Law and our business and results of operations may be materially and adversely affected.

It is unclear whether we will be subject to the oversight of the Cyberspace Administration of China (CAC) and how such oversight may impact us. Our business could be interrupted or we could be subject to liabilities which may materially and adversely affect the results of our operation and the value of your investment.

Pursuant to the PRC Cybersecurity Law and the Measures for Cybersecurity Censorship (the “Cybersecurity Review Measures”), if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. Any internet product or service that affects or may affect national security as deemed by the cybersecurity review authorities may be subject to cybersecurity review. According to the Cybersecurity Review Measures, a critical information infrastructure operator refers to any operator identified by an authority for the protection of critical information infrastructures. As of the date hereof, we have not received any notice from such authorities identifying us as a critical information infrastructure operator or requiring us to going through cybersecurity review by the CAC.

On July 10, 2021, the CAC publicly issued the Measures for Cybersecurity Censorship (Revised Draft for Comments) (“Draft Measures”) to collect public comments. The deadline for collecting comments was July 25, 2021. According to the Draft Measures, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Draft Measures further requires that any operator applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the Draft Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (i) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (ii) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. While the Draft Measures had been released for consultation purpose, there is still uncertainty regarding the Draft Measures as to its final content, its adoption timeline or effective date, its final interpretation and implementation, and other aspects.

If the Draft Measures are enacted as proposed, we believe we may not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Relating to Our Securities and This Offering

The market price for our common stock may be volatile.

The market price for our common stock is highly volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	announcements of new services by us or our competitors;

●	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in financial estimates by securities analysts;

●	conditions in the energy recycling market;

●	changes in the economic performance or market valuations of other companies involved in the same industry;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	failure to maintain compliance with Nasdaq listing rules;

●	additions or departures of key personnel;

●	potential litigation;

●	conditions in the market; or

●	relatively small size of shares of our common stock available for purchase.

In addition, the securities markets from time to time experience significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

You will experience immediate and substantial dilution in the net tangible book value per share of common stock you purchase.

Because the public offering price per share of common stock and Warrant being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. If you purchase in this offering at an assumed public offering price of US$         per share of common stock and Warrant, you will suffer immediate and substantial dilution of approximately US$        per share of common stock in the net tangible book value of the Units. See “Dilution.”

There is no public market for the Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

The Warrants in this offering are speculative in nature.

The Warrants in this offering do not confer any rights of common stock ownership on their holders, but rather merely represent the right to acquire shares of common stock at a fixed price. In addition, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will be not listed or quoted for trading on any market or exchange.

Holders of the Warrants will not have rights of holders of our common stock until such Warrants are exercised.

Until holders of Warrants acquire shares of common stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of common stock underlying such warrants.

We have no present intention to pay dividends.

We have not paid dividends or made other cash distributions on our common stock during any of the past three years, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of shareholders.

A large portion of our common stock is held by a small number of shareholders. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock, which can in turn affect the market price of our common stock.

We may be unable to maintain compliance with Nasdaq Marketplace Rules which could cause our common stock to be delisted from the Nasdaq Capital Market. This could result in the lack of a market for our common stock, cause a decrease in the value of our common stock, and adversely affect our business, financial condition and results of operations.

Under the Nasdaq Marketplace Rules our common stock must maintain a minimum price of $1.00 per share for continued inclusion on the Nasdaq Capital Market. The per share price of our common stock has fluctuated significantly. We cannot guarantee that our stock price will remain at or above $1.00 per share and if the price again drops below $1.00 per share, our common stock could become subject to delisting. If our common stock is delisted, trading of the stock will most likely take place on an over-the-counter market established for unlisted securities. An investor is likely to find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors may not buy or sell our common stock due to difficulty in accessing over-the-counter markets, or due to policies preventing them from trading in securities not listed on a national exchange or other reasons. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations by limiting our ability to attract and retain qualified executives and employees and limiting our ability to raise capital.

On November 26, 2019, we received a written notification from the Nasdaq Stock Market Listing Qualifications Staff (the “Staff”) indicating that the Company had been granted until May 25, 2020, to regain compliance with the $1.00 minimum closing bid price requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule (the “Minimum Bid Price Requirement”). That notification provided that if at any time the closing bid price of the Company’s securities is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed. On April 29, 2020, the Company received a letter from Nasdaq confirming that the Company regained compliance with the Minimum Bid Price Requirement. For ten consecutive business days, beginning from April 15, 2020 to April 28, 2020, the closing bid price of the Company’s common stock had been at $1.00 per share or greater, and therefore the Company regained compliance with the Minimum Bid Price Requirement.

The offering price for our securities may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The offering price for our securities will be determined by negotiations between us and the Underwriter and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our shares of common stock will not decline significantly below the offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our shares of common stock may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our shares of common stock.

Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, public health crises.

Our operating results will be subject to fluctuations based on general economic conditions. Deterioration in economic conditions could cause decreases in both volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

After deducting the estimated underwriting discounts, non-accountable expense allowance and other offering expenses payable by us, we expect to receive net proceeds of approximately $10,000,000 from this offering. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business.

We plan to use the net proceeds of this offering for working capital needs, including devoting further resources to the below use of proceeds, which may include investment in product development, sales and marketing activities, acquisition of other companies, technology infrastructure, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds
	$
Research and development of energy storage technologies, such as large scale photovoltaic and wind power stations		30%
Working Capital		70%

Total		$100%

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our subsidiaries only through loans, subject to the filings with government authorities and limitations on the amount of capital contributions and loans. Subject to completion of applicable government filing and registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements and such other factors as our Board of Directors deems relevant.

If we determine to pay dividends on our common stock in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The value of the Renminbi fluctuates and is affected by, among other things, changes in China’s political and economic conditions. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations through the current contractual arrangements, we may be unable to pay dividends on our common stock.

Cash dividends, if any, on our common stock, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation — People’s Republic of China Taxation.”

CAPITALIZATION

The following tables set forth our capitalization as of June 30, 2021 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed public offering price of $ per share of common stock and Warrant and to reflect the application of the proceeds after deducting the estimated underwriting discounts, non-accountable expense allowance and other estimated offering expenses. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Securities.”

●	On an actual basis;

●	On a pro forma basis to give effect to the issuance and sale of shares of common stock and Warrants offered hereby, based on an assumed offering price of $ per share of common stock and related Warrant (assuming the sale of all of the shares of common stock and related Warrants we are offering, and assuming the Underwriter does not exercise its option to purchase additional shares or Warrants and excluding the shares of common stock issuable upon the exercise of the Warrants and Underwriter Warrants), and (2) the application of the net proceeds after deducting the estimated 8.0% underwriting discounts, the Underwriter’s 1.0% non-accountable expense allowance, and approximately $ million of estimated offering expenses payable by us.

You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

As of June 30, 2021
	Actual	Pro forma (1)
Assets:
Current Assets
Right of use assets
Intangible assets
Property
Goodwill
Deferred tax asset
Total Assets

Liabilities:
Current Liabilities
Other Liabilities
Total Liabilities

Shareholder’s Equity:
Common stock, $0.001 par value, 10,000,000 shares authorized, 6,437,050 and shares issued and outstanding
Additional paid-in capital(2)
Accumulated deficit
Accumulated other comprehensive income (loss)
Noncontrolling interest
Total shareholders’ equity
Total Liabilities and Shareholders’ Equity

(1)	Gives effect to the completion of the firm commitment offering at an assumed public offering price of $ per share of common stock and Warrant, and reflects the application of the proceeds after deducting the estimated underwriting discounts, the non accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted for the offering additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, underwriter non-accountable expense allowance and approximately $ in other expenses. We expect to receive net proceeds of approximately $ ($10,000,000 offering, less underwriting discount of $800,000, non-accountable expense allowance equal to 1% of the gross proceeds and accountable expense allowance of up to $150,000, as well as $ in other offering expenses).

DILUTION

If you invest in our shares of common stock, your interest will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of common stock. Our net tangible book value attributable to shareholders at June 30, 2021 was $      or approximately $      per share. Net tangible book value per share as of June 30, 2021 represents the amount of total assets less intangible assets (but includes land use right) and total liabilities, divided by the number of shares outstanding.

Upon the firm commitment offering is completed, we will have      shares of common stock outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2021, will be approximately $      or approximately $      per share. This would result in dilution to investors in this offering of approximately $     per share or approximately      % from the assumed offering price of $     per share. Net tangible book value per share would increase to the benefit of present shareholders by $      per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares.

Firm Commitment Offering
Assumed offering price per share	$
Net tangible book value per share as of June 30, 2021	$
Increase in net tangible book value per share after this offering	$
Net tangible book value per share after the offering	$
Dilution per share to new investors	$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This prospectus contains or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the filings, the words “may”, “will”, “should”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to Company or Company’s management identify forward-looking statements. Such statements reflect the current view of Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the statements in the section “results of operations” below), and any businesses that Company may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of annual report, which attempts to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations, and prospects.

Our financial statements are prepared in US Dollars and in accordance with accounting principles generally accepted in the United States. See “Foreign Currency Translation and Comprehensive Income (Loss)” below for information concerning the exchange rates at which Renminbi (“RMB”) were translated into US Dollars (“USD”) at various pertinent dates and for pertinent periods.

OVERVIEW

China Recycling Energy Corporation (the “Company” or “CREG”) was incorporated on May 8, 1980. On March 8, 2007, the Company changed its name from China Digital Wireless, Inc. to its current name, China Recycling Energy Corporation. The Company, through its subsidiaries, sells and leases energy saving systems and equipment to its customers in the People’s Republic of China (“PRC”). Typically, the Company transfers ownership of the waste energy recycling power generating projects to its customers at the end of each sales-type lease and provides financing to its customers for the cost of the projects as described below.

The Company is in the process of transforming and expanding into an energy storage integrated solution provider. We plan to pursue disciplined and targeted expansion strategies for market areas we currently do not serve. We actively seek and explore opportunities to apply energy storage technologies to new industries or segments with high growth potential, including industrial and commercial complexes, large scale photovoltaic (PV) and wind power stations, remote islands without electricity, and smart energy cities with multi-energy supplies.

In December 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization has declared the outbreak to constitute a “Public Health Emergency of International Concern.” This pandemic, which continues to spread to additional countries, and is disrupting supply chains and affecting production and sales across a range of industries as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. However, as a result of PRC government’s effort on disease control, the outbreak in China is under the control. As of the date of this prospectus, there are some new Covid-19 cases discovered in a few provinces of China, however, the number of new cases is not significant due to the PRC government’s strict control.

For the three months ended June 30, 2021 and 2020, the Company had a net loss of $ 1,943,347 and $ 395,389, respectively. The Company has an accumulated deficit of $40,10 million as of June 30, 2021.

The historical operating results indicate substantial doubt exists related to the Company’s ability to continue as a going concern. However, the Company had $150.99 million cash on hand at June 30, 2021, as a result of collection of the full payment from all the projects that were disposed earlier. This is expected to satisfy the Company’s estimated liquidity needs 12 months from the issuance of the financial statements. The Company believes that the actions discussed above are probable of occurring and the occurrence, as well as the cash flow discussed, mitigate the substantial doubt raised by its historical operating results.

Management also intends to raise additional funds by way of a private or public offering, or by obtaining loans from banks or others. While the Company believes in the viability of its strategy to generate sufficient revenue and in its ability to raise additional funds on reasonable terms and conditions, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering, or debt financing including bank loans.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements (“CFS”), which were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our CFS, we believe the following accounting policies are the most critical to assist you in fully understanding and evaluating this management discussion and analysis.

Basis of Presentation

These accompanying CFS were prepared in accordance with US GAAP and pursuant to the rules and regulations of the SEC for financial statements.

Basis of Consolidation

The CFS include the accounts of CREG and, its subsidiary, Sifang Holdings and Yinghua; Sifang Holdings’ wholly-owned subsidiaries, Huahong and Shanghai TCH; Shanghai TCH’s wholly-owned subsidiary Xi’an TCH; and Xi’an TCH’s subsidiaries, Erdos TCH, Zhonghong, and Zhongxun. Substantially all of the Company’s revenues are derived from the operations of Shanghai TCH and its subsidiaries, which represent substantially all of the Company’s consolidated assets and liabilities as of June 30, 2021. All significant inter-company accounts and transactions were eliminated in consolidation.

Use of Estimates

In preparing the CFS, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets as well as revenues and expenses during the year reported. Actual results may differ from these estimates.

Concentration of Credit Risk

Cash includes cash on hand and demand deposits in accounts maintained within China. Balances at financial institutions within China are not covered by insurance. The Company has not experienced any losses in such accounts.

Certain other financial instruments, which subject the Company to concentration of credit risk, consist of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on accounts receivable; however, there is no assurance that the insolvency of one or more customers of the Company would not have a material adverse effect on our business, financial condition or results of operation.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC.

Accounts Receivable

As of June 30, 2021, the Company had gross accounts receivable of $0 from Erdos TCH for the electricity sold, and had bad debt allowance of $0 for Erdos TCH due to its failure to make payments as scheduled.

As of December 31, 2020, the Company had gross accounts receivable of $342,974 of Erdos TCH for the electricity sold. As of December 31, 2020, the Company had bad debt allowance of $34,297 for Erdos TCH due to its failure to make payments as scheduled.

Investment in sales-type leases, net

The Company maintains reserves for potential credit losses on receivables. Management reviews the composition of receivables and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on an evaluation of the collectability of such receivables, as of December 31, 2020 and June 30, 2021, the Company had bad debt allowance for net investment receivable on sales-type leases of $0.

Revenue Recognition

Sales-type Leasing and Related Revenue Recognition

On January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842 using the modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC Topic 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under Topic 840. (See Operating lease below as relates to the Company as a lessee). The Company’s sales type lease contracts for revenue recognition fall under ASC 842. During the three months ended June 30, 2021 and 2020, the Company did not sell any new power generating projects.

The Company constructs and leases waste energy recycling power generating projects to its customers. The Company typically transfers ownership of the waste energy recycling power generating projects to its customers at the end of the lease. Prior to January 1, 2019, the investment in these projects was recorded as investment in sales-type leases in accordance with ASC Topic 840, “Leases,” and its various amendments and interpretations.

The Company finances construction of waste energy recycling power generating projects. The sales and cost of sales are recognized at the inception of the lease, which is when the control is transferred to the lessee. The Company accounts for the transfer of control as a sales type lease in accordance with ASC 842-10-25-2. The underlying asset is derecognized, and revenue is recorded when collection of payments is probable. This is in accordance with the revenue recognition principle in ASC 606 -Revenue from contracts with customers. The investment in sales-type leases consists of the sum of the minimum lease payments receivable less unearned interest income and estimated executory cost. Minimum lease payments are part of the lease agreement between the Company (as the lessor) and the customer (as the lessee). The discount rate implicit in the lease is used to calculate the present value of minimum lease payments. The minimum lease payments consist of the gross lease payments net of executory costs and contingent rentals, if any. Unearned interest is amortized to income over the lease term to produce a constant periodic rate of return on net investment in the lease. While revenue is recognized at the inception of the lease, the cash flow from the sales-type lease occurs over the course of the lease, which results in interest income and reduction of receivables. Revenue is recognized net of sales tax.

Contingent Rental Income

The Company records the income from actual electricity usage in addition to minimum lease payment of each project as contingent rental income in the period earned. Contingent rent is not part of minimum lease payments.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is RMB. For financial reporting purposes, RMB figures were translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect on the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income.” Gains and losses from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

RESULTS OF OPERATIONS

Comparison of results of operations for the years ended December 31, 2020 and 2019

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales. Certain columns may not add due to rounding.

	2020	% of Sales	2019	% of Sales
Sales - contingent rental income	$-	-%	$697,028	100%
Cost of sales	-	-%	-	-%
Gross profit	-	-%	697,028	100%
Interest income on sales-type leases	-	-%	170,403	24%
Total operating income	-	-%	867,431	124%
Total operating income (expenses)	5,827,019	-%	(9,974,519)	(1,431)%
Income (loss) from operations	5,827,019	-%	(9,107,088)	(1,307)%
Total non-operating expenses, net	(1,776,195)	-%	(2,690,476)	(386)%
Income (loss) before income tax	4,050,824	-%	(11,797,564)	(1,693)%
Income tax benefit	-	-%	(3,024,807)	(434)%
Net income (loss)	$4,050,824	-%	$(8,772,757)	(1,259)%

SALES. Total sales for the years ended December 31, 2020 and 2019 were $0 and $697,028, respectively. The sales in 2019 were from the contingent rental income of Erdos TCH, which is recognized when the actual electricity production is in excess of the minimum lease payments.

COST OF SALES. Cost of sales (“COS”) for the years ended December 31, 2020 and 2019 were $0.

GROSS PROFIT. Gross income for the years ended December 31, 2020 and 2019 were $0 and $697,028, respectively, a gross margin of 0% and 100%.

INTEREST INCOME ON SALES-TYPE LEASES. Interest income on sales-type leases for the years ended December 31, 2020 and 2019 was $0 and $170,403, respectively. The Company disposed all of its systems and currently holds only five power generating systems through Erdos TCH. Erdos TCH’s operations ceased due to renovation and furnace safety upgrade; the Company originally expected to resume production of these five power generating systems in July 2020, but the resumption of operations was further delayed due to government’s request for Erdos TCH’s production line rectification for lowering its energy consumption per unit of GDP. The Company expects to resume production in July 2021.

OPERATING (INCOME) EXPENSES. Operating (income) expenses consisted of general and administrative expenses, and bad debts expense (reversal) totaling $(5,827,019) for the year ended December 31, 2020, compared to $9,974,519 operating expenses for the year ended December 31, 2019, a decrease of $15,801,538 or 158%. The decrease was mainly due to decreased bad debt expense by $11,417,061, decreased loss on disposal of systems of $1,242,694, decreased impairment loss on fixed assets and construction in progress of $876,660, decreased operating expenses of $1,402,969 of Erdos TCH due to cease of operation and social insurance expense adjustment of $508,887 of Xian TCH during the year ended December 31, 2020.

NET NON-OPERATING EXPENSES. Net non-operating expenses consisted of loss on note conversion, interest income, interest expenses and miscellaneous expenses. For the year ended December 31, 2020, net non-operating expenses was $1,776,195 compared to $2,690,476 for the year ended December 31, 2019. For the year ended December 31, 2020, we had $185,527 interest income but the amount was offset by $1,463,721 of interest expense on entrusted loan and note payable, and a $502,393 loss on note conversion. For the year ended December 31, 2019, we had $159,183 interest income, but the amounts were offset by a $2.99 million interest expense on entrusted loan and note payable and a $173,886 loss on note conversion.

INCOME TAX EXPENSE. Income tax expense was $0 for the year ended December 31, 2020, compared with $3,024,807 income tax benefit for the year ended December 31, 2019. The consolidated effective income tax rates for the years ended December 31, 2020 and 2019 were 0% and (26.9)%, respectively. We had non-taxable income of $6.03 million due to reversal of bad debts in 2020, which resulted in $0 income tax expense in the year ended December 31, 2020. The income tax benefit for year ended December 31, 2019 was mainly due to tax-deductible loss.

NET INCOME (LOSS). Net income for year ended December 31, 2020 was $4,050,824 compared to net loss of $8,772,757 for the year ended December 31, 2019, a decrease of loss of $12,823,581. This decrease in net loss was mainly due to the decrease operating expenses and decrease interest expense as described above.

Comparison of results of operations for the six months ended June 30, 2021 and 2020

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales. Certain columns may not add due to rounding.

	2021	% of Sales	2020	% of Sales
Sales - contingent rental income	$-	-%	$-	-%
Cost of sales	-	-%	-	-%
Gross profit	-	-%	-	-%
Interest income on sales-type leases	-	-%	-	-%
Total operating expenses (income)	384,152	-%	(1,258,758)	-%
Income (Loss) from operations	(384,152)	-%	1,258,758	-%
Total non-operating income (expenses), net	2,229,546	-%	(863,369)	-%
Income before income tax	1,845,394	-%	395,389	%
Income tax benefit	(97,953)	-%	-	-%
Net income	$1,943,347	-%	$395,389	-%

SALES. Total sales for the six months ended June 30, 2021 and 2020 were $0.

COST OF SALES. Cost of sales (“COS”) for the six months ended June 30, 2021 and 2020 were $0.

GROSS PROFIT. Gross income for the six months ended June 30, 2021 and 2020 were $0 with gross margin of 0%.

OPERATING EXPENSES. Operating expenses consisted of general and administrative expenses, bad debt expense reversal totaling $384,152 for the six months ended June 30, 2021, compared to operating income $1,258,758 for the six months ended June 30, 2020, an increase of $1,642,910 or 131%. The increase in operating expenses was mainly due to decreased bad debt expense reversal by $1,615,043.

NET NON-OPERATING INCOME (EXPENSES). Net non-operating income (expenses) consisted of loss on note conversion, interest income, interest expenses and miscellaneous expenses. For the six months ended June 30, 2021, net non-operating income was $2,229,546 compared to non-operating expense of $863,369 for the six months ended June 30, 2020. For the six months ended June 30, 2021, we had $193,157 interest income and gain on termination of buy-back agreement of Chengli project of $3,155,959 (see Note 8), but the amount was offset by $227,701 interest expense on note payable, loss on note conversion of $2,719 and interest expense on failure of note redemption on time of $818,914 and other expenses of $70,236. For the six months ended June 30, 2020, we had $72,617 interest income, but the amounts were offset by a $697,028 interest expense on entrusted loan and note payable, $198,330 loss on note conversion and other expenses of $40,628.

INCOME TAX BENEFIT. Income tax benefit was $97,953 for the six months ended June 30, 2021, compared with $0 for the six months ended June 30, 2020. The consolidated effective income tax rates for the six months ended June 30, 2021and 2020 were (5.3)% and 0%, respectively.

NET INCOME. Net income for the six months ended June 30, 2021 was $1,943,347 compared to net income of $395,389 for the six months ended June 30, 2020, an increase of income of $1,547,958. This increase in net income was mainly due to gain on termination of buy-back agreement of Chengli project by $3,155,959, but was partly offset by decreased bad debt expense reversal by $1,615,043 as describe above.

Comparison of results of operations for the three months ended June 30, 2021 and 2020

	2021	% of Sales	2020	% of Sales
Sales - contingent rental income	$-	-%	$-	-%
Cost of sales	-	-%	-	-%
Gross profit	-	-%	-	-%
Interest income on sales-type leases	-	-%	-	-%
Total operating expenses (income)	111,060	-%	(1,412,936)	-%
Income (loss) from operations	(111,060)	-%	1,412,936	-%
Total non-operating income (expenses), net	2,228,553	-%	(418,996)	-%
Income before income tax	2,117,493	-%	993,940	%
Income tax benefit	(103,078)	-%	-	-%
Net income	$2,220,571	-%	$993,940	-%

SALES. Total sales for the three months ended June 30, 2021 and 2020 were $0.

COST OF SALES. Cost of sales (“COS”) for the three months ended June 30, 2021 and 2020 were $0.

GROSS PROFIT. Gross income for the three months ended June 30, 2021 and 2020 were $0 with gross margin of 0%.

OPERATING EXPENSES. Operating expenses consisted of general and administrative expenses and bad debt expense reversal, totaling $111,060 for the three months ended June 30, 2021, compared to operating income $1,412,936 for the three months ended June 30, 2020, an increase of $1,523,996 or 108%. The increase was mainly due to decreased bad debt expense reversal by $1,615,043 which was partly offset by decreased G&A expenses by $91,047.

NET NON-OPERATING INCOME (EXPENSES). Net non-operating income (expenses) consisted of loss on note conversion, interest income, interest expenses and miscellaneous expenses. For the three months ended June 30, 2021, net non-operating income was $2,228,553 compared to non-operating expenses of $418,996 for the three months ended June 30, 2020. For the three months ended June 30, 2021, we had $109,461 interest income and gain on termination of buy-back agreement of Chengli project $3,155,959 (see Note 8), but the amount was offset by $145,615 interest expense on note payable, loss on note conversion of 2,719 and interest expense on failure of note redemption on time of $818,914, and other expenses of $69,619. For the three months ended June 30, 2020, we had $45,611 interest income, but the amounts were offset by a $341,784 interest expense on entrusted loan and note payable, $95,163 loss on note conversion and other expenses of $27,660.

INCOME TAX BENEFIT. Income tax benefit was $103,078 for the three months ended June 30, 2021, compared with $0 for the three months ended June 30, 2020. The consolidated effective income tax rates for the three months ended June 30, 2021and 2020 were (4.9)% and 0%, respectively.

NET INCOME. Net income for the three months ended June 30, 2021 was $2,220,571 compared to net income of $993,940 for the three months ended June 30, 2020, an increase of income of $1,226,631. This increase in net income was mainly due to gain on termination of buy-back agreement of Chengli project by $3,155,959, increased interest income by $63,850, increased income tax benefit by $103,078 and decreased interest expense by $196,169, which was partly offset by decreased bad debt expense reversal by $1,615,043 and increased loss on note conversion by $726,470.

LIQUIDITY AND CAPITAL RESOURCES

For the years ended December 31, 2020 and 2019

As of December 31, 2020, the Company had cash and equivalents of $107.80 million, other current assets of $399,784, current liabilities of $39.04 million, working capital of $69.16 million, a current ratio of 2.77:1 and a liability-to-equity ratio of 0.49:1.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2020 and 2019:

	2020	2019
Cash provided by (used in):
Operating Activities	$82,248,467	$(14,649,028)
Investing Activities	(1,885)	5,074
Financing Activities	3,497,187	(21,816,293)

Net cash provided by operating activities was $82.25 million during the year ended December 31, 2020, compared to $14.65 million cash used in operating activities for the year ended December 31, 2019. The increase in net cash inflow for the year ended December 31, 2020 was mainly due to increased cash inflow from collection of sales type leases of Pucheng systems by $14.15 million, and increased cash collection of accounts receivable by $70.55 million for selling / disposing Huayu, Shenqiu, Zhongtai and Tian’an systems and decreased cash outflow on interest payable on entrusted loan by $10.39 million.

Net cash provided by (used in) investing activities was $(1,885) and $5,074, respectively, for the years ended December 31, 2020 and 2019. For the year ended December 31, 2020, $1,885 was the purchase of the fixed assets. For the year ended December 31, 2019, $5,074 was the proceeds from disposal of the fixed assets.

Net cash provided by financing activities was $3,497,187 compared to net cash used in financing activities of $21.82 million during the years ended December 31, 2020 and 2019, respectively. The cash inflow for the year ended December 31, 2020 was from the issuance of common stock of $497,187 and issuance of notes of $3,000,000. The cash outflow for the year ended December 31, 2019 was from the issuance of notes of $2.0 million and proceeds from issuance of common stock of $3.31 million, but was offset by repayment of entrusted loan of $27.13 million.

We do not believe inflation has had or will have a significant negative impact on our results of operations in 2021; however, there is no assurance that unanticipated economic events could lead to inflation that might materially adversely affect our business.

For the six months Ended June 30, 2021 and 2020

As of June 30, 2021, the Company had cash and equivalents of $150.99 million, other current assets of $253,098, current liabilities of $11.99 million, working capital of $139.26 million, a current ratio of 12.61:1 and a liability-to-equity ratio of 0.13:1.

The following is a summary of cash provided by or used in each of the indicated types of activities during the six months ended June 30, 2021 and 2020:

	2021	2020
Cash provided by (used in):
Operating Activities	$(681,465)	$46,996,596
Investing Activities	-	-
Financing Activities	$42,561,721	$-

Net cash used in operating activities was $681,465 during the six months ended June 30, 2021, compared to $47.00 million cash provided by operating activities for the six months ended June 30, 2020. The decrease in net cash inflow for the six months ended June 30, 2021 was mainly due to our cash collection of sales type leases of Pucheng systems by $13.88 million, and cash collection of accounts receivable by $35.21 million for selling / disposing Huayu, Shenqiu, Zhongtai and Tian’an systems that were occurred in the six months ended June 30, 2020.

Net cash provided by (used in) investing activities was $0 and $0, respectively, for the six months ended June 30, 2021 and 2020.

Net cash provided by financing activities was $42,561,721 compared to net cash used in financing activities of $0 during the six months ended June 30, 2021 and 2020, respectively. The cash inflow for the six months ended June 30, 2021 was the proceeds from a private placement of $37,561,721 and issuance of notes payable of $5,000,000.

On February 23, 2021, the Company entered into certain securities purchase agreements with several non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, an aggregate of up to 3,320,000 shares of common stock of the Company, at $11.522 per share, which is the five-day average closing price immediately prior to signing the Purchase Agreements. One of the purchasers is the Company’s CEO (also is the Company’s Chairman), he purchased 1,000,000 common shares of the Company. On March 11, 2021, the Company received approximately $38.25 million proceeds from the issuance of 3,320,000 shares under the securities purchase agreements, there was no any fees paid in connection with this financing. In April 2021, the Company’s CEO amended the number of shares that he would purchase from 1,000,000 shares to 940,000 shares; accordingly, total number of shares sold in this offering became 3,260,000 shares. The Company returned $691,320 extra proceeds that were received earlier to the Company’s CEO in April 2021.

We do not believe inflation has had or will have a significant negative impact on our results of operations in 2021; however, there is no assurance that unanticipated economic events could lead to inflation that might materially adversely affect our business.

Transfers of Cash to and from Our Subsidiaries

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through: (i) an investment (by increasing the Company’s registered capital in a PRC subsidiary), or (ii) a stockholder loan. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. The Company’s business is primarily conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its stockholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in others respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a stockholder loan requires a filing with the state administration of foreign exchange or its local bureau.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund;

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions; and

6.	The Company is subject to covenants and consent requirements.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

PRC Regulations

In accordance with PRC regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide statutory reserves, which are appropriated from net profit, as reported in the FIE’s PRC statutory accounts. A FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital (based on the FIE’s PRC statutory accounts). The aforementioned reserves may only be used for specific purposes and may not be distributed as cash dividends. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its stockholders, unless approved by the State Administration of Foreign Exchange. After satisfaction of this requirement, the remaining funds may be appropriated at the discretion of the FIE’s board of directors. Our subsidiary, Shanghai TCH, qualifies as a FIE and is therefore subject to the above-mandated regulations on distributable profits.

Additionally, in accordance with PRC corporate law, a domestic enterprise is required to maintain a surplus reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and may not be distributed as cash dividends. Xi’an TCH, Huahong, Zhonghong and Erdos TCH were established as domestic enterprises; therefore, each is subject to the above-mentioned restrictions on distributable profits.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends, in a general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend or otherwise.

Chart of the Company’s Statutory Reserve

Pursuant to PRC corporate law, effective January 1, 2006, the Company is required to maintain a statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings. Our restricted and unrestricted retained earnings under US GAAP are set forth below:

	As of
	December 31, 2020	December 31, 2019
Unrestricted retained earnings (accumulated deficit)	$(43,026,465)	$(46,447,959)
Restricted retained earnings (surplus reserve fund)	15,155,042	14,525,712
Total retained earnings (accumulated deficit)	$(27,871,423)	$(31,922,247)

	As of
	June 30, 2021	December 31, 2020
Unrestricted retained earnings (accumulated deficit)	$(41,099,430)	$(43,026,465)
Restricted retained earnings (surplus reserve fund)	15,171,354	15,155,042
Total retained earnings (accumulated deficit)	$(25,928,076)	$(27,871,423)

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

CONTRACTUAL OBLIGATIONS

The Company’s contractual obligations as of December 31, 2020 were as follows:

	1 year or	More than
Contractual Obligation	less	1 year
Notes payable including accrued interest of $18,968	$3,024,613	$-
Entrusted loan including interest payable of $10,144,228	$32,040,972	$306,518
Total	$35,065,585	$306,518

The Company believes it had sufficient cash in bank of $107 million as of December 31, 2020, and a sufficient channel to commercial institutions to obtain any loans that may be necessary to meet its working capital needs. Historically, we have been able to obtain loans or otherwise achieve our financing objectives due to the Chinese government’s support for energy-saving businesses with stable cash inflows, good credit ratings and history. However, there is no assurance that we will be able to continue obtaining loans or otherwise achieve our financial objectives in the future.

The Company’s contractual obligations as of June 30, 2021 are as follows:

	1 year or	More than	See Note
Contractual Obligation	less	1 year	(for details)
Notes payable including accrued interest of $227,222, net of unamortized OID of $325,605	$8,620,531	$-	10
Entrusted loan	$-	$309,593	8
Total	$8,620,531	$309,593

The Company believes it has sufficient cash in bank of $151 million as of June 30, 2021, and a sufficient channel to commercial institutions to obtain any loans that may be necessary to meet its working capital needs. Historically, we have been able to obtain loans or otherwise achieve our financing objectives due to the Chinese government’s support for energy-saving businesses with stable cash inflows, good credit ratings and history.

BUSINESS

Overview

We are currently engaged in the recycling energy business, providing energy savings and recycling products and services. We are a pioneer in waste energy recycling and a developer of energy efficiency solutions for various energy intensive industrial enterprises in China. We use Build-Operate-Transfer (“BOT”) model to provide energy saving and recovery facilities for multiple energy intensive industries in China. Our waste energy recycling projects allow customers which use substantial amounts of electricity to recapture previously wasted pressure, heat, and gas from their manufacturing processes to generate electricity. We currently offer waste energy recycling systems to companies in nonferrous metal plants. We construct our projects at our customer’s facility and the electricity produced is used on-site by the customer.

We develop fully customized projects across several verticals to better meet customer’s energy recovery needs. We provide a clean-technology and energy-efficient solution aimed at reducing the air pollution and energy shortage problems in China. Our projects capture industrial waste energy to produce low-cost electricity, enabling industrial manufacturers to reduce their energy costs by 5% to 20%, lower their operating costs, extend the life of primary manufacturing equipment, while still complying with government regulations on emissions. In addition, our waste energy recycling projects allow our industrial customers to reduce their reliance on China’s centralized national power grid, which is prone to black-outs or brown-outs or is completely inaccessible from certain remote areas. Since our power generation system uses the waste energy produced by customers’ original production line, it does not need to utilize new energy sources from fossil fuel, coal, oil and natural gas. Our power generation system reduces the original waste product emission by recycling waste energy, which is then turned into usable new energy, while adding no new carbon dioxide emissions, soot, waste residue and other pollutants after the energy production process completes. Any waste product produced is usually in the form of liquid in such a negligible amount that it is generally discharged into the sewage treatment system of the customers’ plant. Therefore, our projects are designed to be more environmentally friendly than other forms of power generation.

Since 2007, we have primarily used the BOT model to serve our customers. For each project, we design, finance, construct and install the waste energy recycling projects for our customers, operate the projects for five to 20 years, and then transfer the projects to the owners. We provide the capital expenditure financing in exchange for attractive returns on each project; our customers can focus their capital resources on their core businesses, do not need to invest additional capital to comply with government environmental regulations, reduce noise and emissions and reduce their energy costs. We provide the initial capital investment for customers in exchange for a long-term production agreement with attractive returns on investment. We in turn efficiently recapture our costs through the stream of lease payments.

We are headquartered in China. Our principal executive offices are located at 4/F, Tower C, Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District, Xi’an City, Shaanxi Province, China, and our telephone number at this location is +86-29-8765-1098.

Corporate History

The Company was incorporated on May 8, 1980 as Boulder Brewing Company under the laws of the State of Colorado. On September 6, 2001, the Company changed its state of incorporation to the State of Nevada. In 2004, the Company changed its name from Boulder Brewing Company to China Digital Wireless, Inc. and on March 8, 2007, again changed its name from China Digital Wireless, Inc. to its current name, China Recycling Energy Corporation. The Company, through its subsidiaries, provides energy saving solutions and services, including selling and leasing energy saving systems and equipment to customers, project investment, investment management, economic information consulting, technical services, financial leasing, purchase of financial leasing assets, disposal and repair of financial leasing assets, consulting and ensuring of financial leasing transactions in the Peoples Republic of China (“PRC”).

Our business is primarily conducted through our wholly-owned subsidiaries, Yinghua and Sifeng, Sifeng’s wholly-owned subsidiaries, Huahong and Shanghai TCH, Shanghai TCH’s wholly-owned subsidiaries, Xi’an TCH, Xi’an TCH’s wholly-owned subsidiary Erdos TCH and Xi’an TCH’s 90% owned and Shanghai TCH’s 10% owned subsidiary Xi’an Zhonghong New Energy Technology Co., Ltd., and Zhongxun. Shanghai TCH was established as a foreign investment enterprise in Shanghai under the laws of the PRC on May 25, 2004, and currently has registered capital of $29.80 million. Xi’an TCH was incorporated in Xi’an, Shaanxi Province under the laws of the PRC in November 2007. Erdos TCH was incorporated in April 2009. Huahong was incorporated in February 2009. Xi’an Zhonghong New Energy Technology Co., Ltd. was incorporated in July 2013. Xi’an TCH owns 90% and Shanghai TCH owns 10% of Zhonghong. Zhonghong provides energy saving solutions and services, including constructing, selling and leasing energy saving systems and equipment to customers. Zhongxun was incorporated in March 2014 and is a wholly owned subsidiary of Xi’an TCH.

The Company is in the process of transforming and expanding into an energy storage integrated solution provider. We plan to pursue disciplined and targeted expansion strategies for market areas we currently do not serve. We actively seek and explore opportunities to apply energy storage technologies to new industries or segments with high growth potential, including industrial and commercial complexes, large scale photovoltaic (PV) and wind power stations, remote islands without electricity, and cities with multi-energy supplies.

In July 2019, the four ministries of China, including the National Development and Reform Commission, the National Energy Administration, Ministry of Industry and Information and Ministry of Science and Technology, jointly issued “the Implementation of 2019-2020 Action Plan of the ‘Promotion of Development of Energy Storage Technology and Industry Guidance’” to not only promote the development of the energy storage industry in the areas of technical research and development, intelligent manufacture, demonstration of application, and power battery energy storage applications, but also made clear assignment of responsibilities for local governments to implement the plan. Local governments and power grid companies have issued relevant policies and implementation rules thereafter. Driven by national policies and local measures, the market space of energy storage is expanding. We believe the foregoing measures demonstrate that the application technology of energy storage is an industry supported by Chinese government.

The Company’s organizational chart as of the date of this prospectus is as follows:

China Recycling Energy Corporation
100%
100%
Sifang Holdings Co., Ltd.
Shanghai Yinghua Financial Leasing Co., Ltd.
100%
100%
Shaanxi Huahong New Energy Technology Co., Ltd.
Shanghai TCH Energy Technology Co., Ltd.
100%
Xi'an TCH Energy Technology Co., Ltd.
100%
100%
16.3%
90%
10%
Erdos TCH Energy Saving Development Co., Ltd.
Zhongxun Energy Investment (Beijing) Co., Ltd
Beijing Hongyuan Recycling Energy Investment Center (Limited Partner)
Xi'an Zhonghong Energy Technology Co., Ltd.

Our Projects

We design, finance, construct, operate and eventually transfer waste energy recycling projects designed to meet the energy saving and recovery needs of our customers. Our waste energy recycling projects use the pressure, heat or gas, which is generated as a byproduct of a variety of industrial processes, to create electricity. The residual energy from industrial processes, which was traditionally wasted, may be captured in a recovery process and utilized by our waste energy recycling projects to generate electricity burning additional fuel and additional emissions. Among a wide variety of waste-to-energy technologies and solutions, we primarily focus on waste pressure to energy systems, waste heat to energy systems and waste gas power generation systems. We do not manufacture the equipment and materials that are used in the construction of our waste energy recycling projects. Rather, we incorporate standard power generating equipment into a fully integrated onsite project for our customers.

Waste Heat to Energy Systems

Waste heat to energy systems utilize waste heat generated in industrial production to generate electricity. The waste heat is trapped to heat a boiler to create steam and power a steam turbine. Our waste heat to energy systems have used waste heat from cement production and from metal production.

Shanghai TCH and its Subsidiaries

Shanghai TCH was established as a foreign investment enterprise in Shanghai under the laws of the PRC on May 25, 2004 and has a registered capital of $29.80 million. Xi’an TCH was incorporated in Xi’an, Shaanxi Province under the laws of the PRC on November 8, 2007. In February 2009, Huahong was incorporated in Xi’an, Shaanxi province. Erdos TCH was incorporated in April 2009 in Erdos, Inner Mongolia Autonomous Region. On July 19, 2013, Xi’an TCH formed Xi’an Zhonghong New Energy Technology Co., Ltd (“Zhonghong”). Xi’an TCH owns 90% and Shanghai TCH owns 10% of Zhonghong, which provides energy saving solutions and services, including constructing, selling and leasing energy saving systems and equipment to customers.

As of December 31, 2020, Erdos TCH leased power and steam generating systems from waste heat from metal refining to Erdos (a total of five systems) and charges Erdos a leasing fee based on actual electricity generated.

Erdos TCH

On April 14, 2009, the Company formed Erdos TCH as a joint venture (the “JV” or “Erdos TCH”) with Erdos Metallurgy Co., Ltd. (“Erdos”) to recycle waste heat from Erdos’ metal refining plants to generate power and steam to be sold back to Erdos. The JV has a term of 20 years, with an initial investment of $17.55 million (RMB 120 million), and the total investment for the project estimated at $79 million (RMB 500 million). Erdos contributed 7% of the total investment for the project, and Xi’an TCH contributed 93%. According to Xi’an TCH and Erdos’ agreement on profit distribution, Xi’an TCH and Erdos will receive 80% and 20%, respectively, of the profit from the JV until Xi’an TCH receives the complete return of its investment. Xi’an TCH and Erdos will then receive 60% and 40%, respectively, of the profit from the JV. On June 15, 2013, Xi’an TCH and Erdos entered into a share transfer agreement, pursuant to which Erdos transferred and sold its 7% ownership interest in the JV to Xi’an TCH for $1.29 million (RMB 8 million), plus certain accumulated profits as described below. Xi’an TCH paid the $1.29 million in July 2013 and, as a result, became the sole stockholder of Erdos TCH. In addition, Xi’an TCH was required to pay Erdos accumulated profits from inception up to June 30, 2013, in accordance with the supplementary agreement entered on August 6, 2013. In August 2013, Xi’an TCH paid 20% of the accumulated profit (calculated under PRC GAAP) of $226,000 to Erdos. Erdos TCH currently has two power generation systems in Phase I with a total of 18 MW power capacity, and three power generation systems in Phase II with a total of 27 MW power capacity. The power generation systems were built in 2009 and are now 12 years old. The equipment is obsolete, and the efficiency of the power generation systems is declining year by year. The current power generation efficiency can only reach 30%, and the equipment needs to be upgraded. The Company plans to upgrade these five power generation systems in the next six months, commencing third quarter of 2021. The total project cost is about $40,000,000.

After considering certain economic challenges facing Erdos and maintaining the long-term cooperative relationship between the parties, which we believe will continue to produce long-term benefits, on April 28, 2016, Erdos TCH and Erdos entered into a supplemental agreement, effective May 1, 2016. Under the supplemental agreement, Erdos TCH cancelled monthly minimum lease payments from Erdos, and agreed to charge Erdos based on actual electricity sold at RMB 0.30 / KWH, with such price to be adjusted annually based on prevailing market conditions.

The Company evaluated the modified terms for payments based on actual electricity sold as minimum lease payments as defined in ASC 840-10-25-4, since lease payments that depend on a factor directly related to the future use of the leased property are contingent rentals and, accordingly, are excluded from minimum lease payments in their entirety. The Company wrote off the net investment receivables of these leases at the lease modification date.

Pucheng Biomass Power Generation Projects

On June 29, 2010, Xi’an TCH entered into a Biomass Power Generation (“BMPG”) Project Lease Agreement with PuchengXinHeng Yuan Biomass Power Generation Co., Ltd. (“Pucheng”), a limited liability company incorporated in China. Under this lease agreement, Xi’an TCH leased a set of 12MW BMPG systems to Pucheng for a minimum of $279,400 (RMB 1,900,000) per month for a term of 15 years (“Pucheng Phase I”).

On September 11, 2013, Xi’an TCH entered into a BMPG Asset Transfer Agreement (the “Pucheng Transfer Agreement”) with Pucheng Xin Heng Yuan Biomass Power Generation Corporation (“Pucheng”), a limited liability company incorporated in China. The Pucheng Transfer Agreement provided for the sale by Pucheng to Xi’an TCH of a set of 12 MW BMPG systems with the completion of system transformation for a purchase price of $16.48 million (RMB 100 million) in the form of 8,766,547 shares of common stock of the Company at $1.87 per share (the share and per share numbers were not adjusted for the Reverse Stock Split). Also, on September 11, 2013, Xi’an TCH entered into a BMPG Project Lease Agreement with Pucheng (the “Pucheng Lease”). Under the Pucheng Lease, Xi’an TCH leases this same set of 12 MW BMPG systems to Pucheng, and combines this lease with the lease for the 12 MW BMPG station of Pucheng Phase I project, under a single lease to Pucheng for $0.63 million (RMB 3.8 million) per month (the “Pucheng Phase II Project”). The term for the Pucheng Lease is from September 2013 to June 2025. The lease agreement for the 12 MW station from the Pucheng Phase I project terminated upon the effective date of the Pucheng Lease. The ownership of two 12 MW BMPG systems will transfer to Pucheng at no additional charge when the Pucheng Lease expires.

Shenqiu Yuneng Biomass Power Generation Projects

On May 25, 2011, Xi’an TCH entered into a Letter of Intent with Shenqiu YuNeng Thermal Power Co., Ltd. (“Shenqiu”) to reconstruct and transform a Thermal Power Generation System owned by Shenqiu into a 75T/H BMPG System for $3.57 million (RMB 22.5 million). The project commenced in June 2011 and was completed in the third quarter of 2011. On September 28, 2011, Xi’an TCH entered into a Biomass Power Generation Asset Transfer Agreement with Shenqiu (the “Shenqiu Transfer Agreement”). Pursuant to the Shenqiu Transfer Agreement, Shenqiu sold Xi’an TCH a set of 12 MW BMPG systems (after Xi’an TCH converted the system for BMPG purposes). As consideration for the BMPG systems, Xi’an TCH paid Shenqiu $10.94 million (RMB 70 million) in cash in three installments within six months upon the transfer of ownership of the systems. By the end of 2012, all the consideration was paid. On September 28, 2011, Xi’an TCH and Shenqiu also entered into a Biomass Power Generation Project Lease Agreement (the “2011 Shenqiu Lease”). Under the 2011 Shenqiu Lease, Xi’an TCH agreed to lease a set of 12 MW BMPG systems to Shenqiu at a monthly rental rate of $286,000 (RMB 1.8 million) for 11 years. Upon expiration of the 2011 Shenqiu Lease, ownership of this system will transfer from Xi’an TCH to Shenqiu at no additional cost. In connection with the 2011 Shenqiu Lease, Shenqiu paid one month’s rent as a security deposit to Xi’an TCH, in addition to providing personal guarantees.

On October 8, 2012, Xi’an TCH entered into a Letter of Intent for technical reformation of Shenqiu Project Phase II with Shenqiu for technical reformation to enlarge the capacity of the Shenqiu Project Phase I (the “Shenqiu Phase II Project”). The technical reformation involved the construction of another 12 MW BMPG system. After the reformation, the generation capacity of the power plant increased to 24 MW. The project commenced on October 25, 2012 and was completed during the first quarter of 2013. The total cost of the project was $11.1 million (RMB 68 million). On March 30, 2013, Xi’an TCH and Shenqiu entered into a BMPG Project Lease Agreement (the “2013 Shenqiu Lease”). Under the 2013 Shenqiu Lease, Xi’an TCH agreed to lease the second set of 12 MW BMPG systems to Shenqiu for $239,000 (RMB 1.5 million) per month for 9.5 years. When the 2013 Shenqiu Lease expires, ownership of this system will transfer from Xi’an TCH to Shenqiu at no additional cost.

On January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai, a resident of China, entered into a Projects Transfer Agreement (the “Agreement”), pursuant to which Xi’an TCH transferred two Biomass Power Generation Projects in Shenqiu (“Shenqiu Phase I and II Projects”) to Mr. Bai for $18.55 million (RMB 127,066,000). Mr. Bai agreed to transfer all the equity shares of his wholly owned company, Xi’an Hanneng Enterprises Management Consulting Co. Ltd. (“Xi’an Hanneng”), to Beijing Hongyuan Recycling Energy Investment Center, LLP (the “HYREF”), as repayment for the loan made by Xi’an Zhonghong to HYREE as consideration for the transfer of the Shenqiu Phase I and II Projects (See Note 10). The transfer was completed on February 15, 2019.

Yida Coke Oven Gas Power Generation Projects

On June 28, 2014, Xi’an TCH entered into an Asset Transfer Agreement (the “Transfer Agreement”) with Qitaihe City Boli Yida Coal Selection Co., Ltd. (“Yida”), a limited liability company incorporated in China. The Transfer Agreement provided for the sale to Xi’an TCH of a 15 MW coke oven WGPG station, which was converted from a 15 MW coal gangue power generation station from Yida. As consideration for the Transfer Asset, Xi’an TCH paid Yida $18.69 million (RMB 115 million) in the form of the common stock shares of the Company at the average closing price per share of the Stock for the 10 trading days prior to the closing date of the transaction. The exchange rate between US Dollar and Chinese RMB in connection with the stock issuance was the rate equal to the middle rate published by the People’s Bank of China on the closing date of the assets transfer.

On June 28, 2014, Xi’an TCH also entered into a Coke Oven Gas Power Generation Project Lease Agreement (the “Lease Agreement”) with Yida. Under the Lease Agreement, Xi’an TCH leased the Transfer Asset to Yida for $0.49 million (RMB 3 million) per month, and the term of the lease is from June 28, 2014 to June 27, 2029. Yida will also provide an $0.49 million (RMB 3 million) security deposit (without interest) for the lease. Xi’an TCH will transfer the Transfer Asset back to Yida at no cost at the end of the lease term.

On June 22, 2016, Xi’an TCH entered into a Coal Oven Gas Power Generation Project Repurchase Agreement (the “Repurchase Agreement”) with Yida. Under the Repurchase Agreement, Xi’an TCH agreed to transfer to Yida all the project assets for $16.89 million (RMB 112,000,000) (the “Transfer Price”) with Yida’s retention of ownership of the Shares. Yida agreed to make the following payments: (i) the outstanding monthly leasing fees for April and May 2016 of $0.90 million (RMB 6,000,000) to Xi’an TCH within 5 business days from the execution of the Repurchase Agreement; (ii) a payment of $7.54 million RMB 50,000,000) of the Transfer Price to Xi’an TCH within 5 business days from the execution of the Repurchase Agreement; and (iii) a payment of the remaining $9.35 million RMB 62,000,000) of the Transfer Price to Xi’an TCH within 15 business days from the execution of the Repurchase Agreement. Under the Repurchase Agreement, ownership of the project assets was transferred from Xi’an TCH to Yida within 3 business days after Xi’an TCH received the full Transfer Price and the outstanding monthly leasing fees. In July 2016, the Company received the full payment of the Transfer Price and title to the system was transferred at that time. The Company recorded a $0.42 million loss from this transaction in 2016.

The Fund Management Company and the HYREF Fund

On June 25, 2013, Xi’an TCH and Hongyuan Huifu Venture Capital Co. Ltd (“Hongyuan Huifu”) jointly established Hongyuan Recycling Energy Investment Management Beijing Co., Ltd (the “Fund Management Company”) with registered capital of $1.45 million (RMB 10 million). With respect to the Fund Management Company, voting rights and dividend rights are allocated 80% and 20% between Hongyuan Huifu and Xi’an TCH, respectively.

The Fund Management Company is the general partner of Beijing Hongyuan Recycling Energy Investment Center, LLP (the “HYREF Fund”), a limited liability partnership established July 18, 2013 in Beijing. The Fund Management Company made an initial capital contribution of RMB 5 million ($830,000) to the HYREF Fund. An initial amount of $77 million (RMB 460 million) was fully subscribed by all partners for the HYREF Fund. The HYREF Fund has three limited partners: (1) China Orient Asset Management Co., Ltd., which made an initial capital contribution of $46.67 million (RMB 280 million) to the HYREF Fund and is a preferred limited partner; (2) Hongyuan Huifu, which made an initial capital contribution of $16.67 million (RMB 100 million) to the HYREF Fund and is an ordinary limited partner; and (3) the Company’s wholly-owned subsidiary, Xi’an TCH, which made an initial capital contribution of RMB 75 million ($12.5 million) to the HYREF Fund and is a secondary limited partner. The term of the HYREF Fund’s partnership is six years from the date of its establishment, and was extended again for another six years, expiring July 18, 2025. The term is four years from the date of contribution for the preferred limited partner, and four years from the date of contribution for the ordinary limited partner. The size of the HYREF Fund is $76.66 million (RMB 460 million). The HYREF Fund was formed for the purpose of investing in Xi’an Zhonghong New Energy Technology Co., Ltd., a then 90% owned subsidiary of Xi’an TCH, for the construction of two coke dry quenching (“CDQ”) waste heat power generation (“WHPG”) stations with Jiangsu Tianyu Energy and Chemical Group Co., Ltd. (“Tianyu”) and one CDQ WHPG station with Boxing County Chengli Gas Supply Co., Ltd. (“Chengli”).

Chengli Waste Heat Power Generation Projects

On July 19, 2013, Xi’an TCH formed a new company, “Xi’an Zhonghong New Energy Technology Co., Ltd.” (“Zhonghong”), with registered capital of $4.85 million (RMB 30 million). Xi’an TCH paid $4.37 million (RMB 27 million) and owns 90% of Zhonghong. Zhonghong is engaged to provide energy saving solution and services, including constructing, selling and leasing energy saving systems and equipment to customers. On December 29, 2018, Shanghai TCH entered into a Share Transfer Agreement with HYREF, pursuant to which HYREF transferred its 10% ownership in Xi’an Zhonghong to Shanghai TCH for $0.44 million (RMB 3 million). The transfer was completed on January 22, 2019. The Company owns 100% of Xi’an Zhonghong after the transaction.

On July 24, 2013, Zhonghong entered into a Cooperative Agreement of CDQ and CDQ WHPG Project (Coke Dry Quenching Waste Heat Power Generation Project) with Boxing County Chengli Gas Supply Co., Ltd. (“Chengli”). The parties entered into a supplement agreement on July 26, 2013. Pursuant to these agreements, Zhonghong will design, build and maintain a 25 MW CDQ system and a CDQ WHPG system to supply power to Chengli, and Chengli will pay energy saving fees (the “Chengli Project”).

On December 29, 2018, Xi’an Zhonghong, Xi’an TCH, HYREF, Guohua Ku, and Mr. Chonggong Bai entered into a CDQ WHPG Station Fixed Assets Transfer Agreement, pursuant to which Xi’an Zhonghong transferred Chengli CDQ WHPG station as the repayment for the loan of $27.54 million (RMB 188,639,400) to HYREF. Xi’an Zhonghong, Xi’an TCH, Guohua Ku and Chonggong Bai also agreed to buy back the CDQ WHPG Station when conditions under the Buy Back Agreement are met (see Note 9). The transfer of the Station was completed January 22, 2019, the Company recorded $624,133 loss from this transfer. Since the original terms of Buy Back Agreement are still valid, and the Buy Back possibility could occur; therefore, the loan principal and interest and the corresponding asset of Chengli CDQ WHPG station cannot be derecognized due to the existence of Buy Back clauses (see Note 5 for detail).

Tianyu Waste Heat Power Generation Project

On July 19, 2013, Zhonghong entered into a Cooperative Agreement (the “Tianyu Agreement”) for Energy Management of CDQ and CDQ WHPG Projects with Jiangsu Tianyu Energy and Chemical Group Co., Ltd. (“Tianyu”). Pursuant to the Tianyu Agreement, Zhonghong will design, build, operate and maintain two sets of 25 MW CDQ systems and CDQ WHPG systems for two subsidiaries of Tianyu – Xuzhou Tian’an Chemical Co., Ltd. (“Xuzhou Tian’an”) and Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu”) – to be located at Xuzhou Tian’an and Xuzhou Huayu’s respective locations (the “Tianyu Project”). Upon completion of the Tianyu Project, Zhonghong will charge Tianyu an energy saving fee of $0.087 (RMB 0.534) per kilowatt hour (excluding tax). The term of the Tianyu Agreement is 20 years. The construction of the Xuzhou Tian’an Project is anticipated to be completed by the second quarter of 2020. The Xuzhou Huayu Project has been on hold due to a conflict between Xuzhou Huayu Coking Co., Ltd. and local residents on certain pollution-related issues.

On January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai entered into a Projects Transfer Agreement (the “Agreement”), pursuant to which Xi’an Zhonghong transferred a CDQ WHPG station (under construction) located in Xuzhou City for Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu Project”) to Mr. Bai for $17.52 million (RMB 120,000,000). Mr. Bai agreed that as consideration for the transfer of the Xuzhou Huayu Project to him (Note 9), he would transfer all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the loan made by Xi’an Zhonghong to HYREF. The transfer of the project was completed on February 15, 2019. The Company recorded $397,033 loss from this transfer during the year ended December 31, 2019. On January 10, 2019, Mr. Chonggong Bai transferred all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the loan. Xi’an Hanneng was expected to own 47,150,000 shares of Xi’an Huaxin New Energy Co., Ltd for the repayment of Huayu system and Shenqiu system. As of September 30, 2019, Xi’an Hanneng already owned 29,948,000 shares of Huaxin, but was not able to obtain the remaining 17,202,000 shares due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report. On December 20, 2019, Mr. Bai and all the related parties agreed to have Mr. Bai instead pay in cash for the transfer price of Huayu (see Note 9 for detail).

On January 10, 2020, Zhonghong, Tianyu and Huaxin signed a transfer agreement to transfer all assets under construction and related rights and interests of Xuzhou Tian’an Project to Tianyu for $24.37 million including VAT (RMB 170 million) in three installment payments. The 1st installment payment of $7.17 million (RMB 50 million) to be paid within 20 working days after the contract is signed. The 2nd installment payment of $7.34 million (RMB 50 million) is to be paid within 20 working days after completion of the project construction but no later than July 31, 2020. The final installment payment of $10.28 million (RMB 70 million) was to be paid before December 31, 2020. In December, 2020, the Company received the payment in full for Tian’an Project.

Zhongtai Waste Heat Power Generation Energy Management Cooperative Agreement

On December 6, 2013, Xi’an TCH entered into a CDQ and WHPG Energy Management Cooperative Agreement (the “Zhongtai Agreement”) with Xuzhou Zhongtai Energy Technology Co., Ltd. (“Zhongtai”), a limited liability company incorporated in Jiangsu Province, China.

Pursuant to the Zhongtai Agreement, Xi’an TCH was to design, build and maintain a 150 ton per hour CDQ system and a 25 MW CDQ WHPG system and sell the power to Zhongtai, and Xi’an TCH is also to build a furnace to generate steam from the smoke pipeline’s waste heat and sell the steam to Zhongtai.

The construction period of the Project was expected to be 18 months from the date when conditions are ready for construction to begin. Zhongtai is to start to pay an energy saving service fee from the date when the WHPG station passes the required 72-hour test run. The payment term is 20 years. For the first 10 years, Zhongtai shall pay an energy saving fee at $0.089 (RMB 0.534) per kilowatt hour (KWH) (including value added tax) for the power generated from the system. For the second 10 years, Zhongtai shall pay an energy saving fee at $0.067 (RMB 0.402) per KWH (including value added tax). During the term of the contract the energy saving fee shall be adjusted at the same percentage as the change of local grid electricity price. Zhongtai shall also pay an energy saving fee for the steam supplied by Xi’an TCH at $16.67 (RMB 100) per ton (including value added tax). Zhongtai and its parent company will provide guarantees to ensure Zhongtai will fulfill its obligations under the Agreement. Upon the completion of the term, Xi’an TCH will transfer the systems to Zhongtai for $0.16 (RMB 1). Zhongtai shall provide waste heat to the systems for no less than 8,000 hours per year and waste gas volume no less than 150,000 Normal Meter Cubed (Nm3) per hour, with a temperature no less than 950°C. If these requirements are not met, the term of the Agreement will be extended accordingly. If Zhongtai wants to terminate the Zhongtai Agreement early, it shall provide Xi’an TCH with a 60 day notice and pay the termination fee and compensation for the damages to Xi’an TCH according to the following formula: (1) if it is less than five years into the term when Zhongtai requests termination, Zhongtai shall pay: Xi’an TCH’s total investment amount plus Xi’an TCH’s annual investment return times five years minus the years in which the system has already operated; or 2) if it is more than five years into the term when Zhongtai requests the termination, Zhongtai shall pay: Xi’an TCH’s total investment amount minus total amortization cost (the amortization period is 10 years).

In March 2016, Xi’an TCH entered into a Transfer Agreement of CDQ and a CDQ WHPG system with Zhongtai and Xi’an Huaxin (the “Transfer Agreement”). Under the Transfer Agreement, Xi’an TCH agreed to transfer to Zhongtai all of the assets associated with the CDQ Waste Heat Power Generation Project (the “Project”), which is under construction pursuant to the Zhongtai Agreement. Additionally, Xi’an TCH agreed to transfer to Zhongtai the Engineering, Procurement and Construction (“EPC”) Contract for the CDQ Waste Heat Power Generation Project which Xi’an TCH had entered into with Xi’an Huaxin in connection with the Project. Xi’an Huaxin will continue to construct and complete the Project and Xi’an TCH agreed to transfer all its rights and obligations under the EPC Contract to Zhongtai. As consideration for the transfer of the Project, Zhongtai agreed to pay to Xi’an TCH $25.77 million (RMB 167,360,000) including (i) $23.46 million (RMB 152,360,000) for the construction of the Project; and (ii) $2.31 million (RMB 15,000,000) as payment for partial loan interest accrued during the construction period. Those amounts have been, or will be, paid by Zhongtai to Xi’an TCH according to the following schedule: (a) $7.70 million (RMB 50,000,000) was to be paid within 20 business days after the Transfer Agreement was signed; (b) $4.32 million (RMB 30,000,000) was to be paid within 20 business days after the Project was completed, but no later than July 30, 2016; and (c) RMB 87,360,000 ($13.45 million) was to be paid no later than July 30, 2017. Xuzhou Taifa Special Steel Technology Co., Ltd. (“Xuzhou Taifa”) guaranteed the payments from Zhongtai to Xi’an TCH. The ownership of the Project was conditionally transferred to Zhongtai following the initial payment of $7.70 million (RMB 50,000,000) by Zhongtai to Xi’an TCH and the full ownership of the Project was to be transferred to Zhongtai after it completes all payments pursuant to the Transfer Agreement. The Company recorded a $2.82 million loss from this transaction in 2016. In 2016, Xi’an TCH had received the first payment of $7.70 million and the second payment of $4.32 million. However, the Company received a repayment commitment letter from Zhongtai on February 23, 2018, in which Zhongtai committed to pay the remaining payment of $13.45 million (RMB 87,360,000) no later than the end of July 2018. In July 2018, Zhongtai and the Company reached a further oral agreement to extend the repayment term of $13.45 million (RMB 87,360,000) by another two to three months. Nevertheless, in January 2020, Zhongtai paid RMB 10 million ($1.41 million); in March 2020, Zhongtai paid $2.82 million (RMB 20 million); in June 2020, Zhongtai paid $1.41 million (RMB 10 million); and in December 2020, Zhongtai paid $4.28 million (RMB 30 million), which was payment in full. Accordingly, the Company reversed bad debt expense of $5.80 million which was recorded earlier.

Formation of Zhongxun

On March 24, 2014, Xi’an TCH incorporated a new subsidiary, Zhongxun Energy Investment (Beijing) Co., Ltd (“Zhongxun”) with registered capital of $5,695,502 (RMB 35,000,000), to be paid no later than October 1, 2028. Zhongxun is 100% owned by Xi’an TCH and is mainly engaged in project investment, investment management, economic information consulting, and technical services. Zhongxun has not yet commenced operations as of the date of this prospectus.

Formation of Yinghua

On February 11, 2015, the Company incorporated a new subsidiary, Shanghai Yinghua Financial Leasing Co., Ltd (“Yinghua”) with registered capital of $30,000,000, to be paid within 10 years from the date the business license is issued. Yinghua is 100% owned by the Company and is mainly engaged in financial leasing, purchase of financial leasing assets, disposal and repair of financial leasing assets, consulting and ensuring of financial leasing transactions, and related factoring business. Yinghua has not yet commenced operations as of the date of this prospectus.

Summary of Sales-Type Lease at December 31, 2020 Status at December 31, 2020

As of December 31, 2020, Xi’an TCH had the following sales-type leases: BMPG systems to Pucheng Phase I and II (15 and 11-year terms, respectively). On February 15, 2019, Xi’an TCH transferred the Shenqiu Phase I and II Projects to Mr. Chonggong Bai.

Asset Repurchase Agreement

During the years ended December 31, 2020 and 2019, the Company entered into or completed the following Asset Repurchase Agreements:

On November 16, 2015, Xi’an TCH entered into a Transfer Agreement of CDQ and a CDQ WHPG system with Rongfeng and Xi’an Huaxin New Energy Co., Ltd., a limited liability company incorporated in China (“Xi’an Huaxin”). The Transfer Agreement provided for the sale to Rongfeng of the CDQ Waste Heat Power Generation Project (the “Project”) from Xi’an TCH. Additionally, Xi’an TCH agreed to transfer to Rongfeng the Engineering, Procurement and Construction (“EPC”) Contract for the CDQ Waste Heat Power Generation Project which Xi’an TCH had entered into with Xi’an Huaxin in connection with the Project. As consideration for the transfer of the Project, Rongfeng agreed to pay to Xi’an TCH an aggregate purchase price of $25.45 million (RMB 165,200,000), whereby (a) $10.05 million (RMB 65,200,000) will be paid by Rongfeng to Xi’an TCH within 20 business days after the Transfer Agreement is signed, (b) $7.70 million (RMB 50,000,000) will be paid by Rongfeng to Xi’an TCH within 20 business days after the Project is completed, but no later than March 31, 2016 and (c) $7.70 million (RMB 50,000,000) will be paid by Rongfeng to Xi’an TCH no later than September 30, 2016. Mr. Cheng Li, the largest stockholder of Rongfeng, has personally guaranteed the payments. The ownership of the Project was conditionally transferred to Rongfeng within 3 business days following the initial payment of $10.05 million (RMB 65,200,000) by Rongfeng to Xi’an TCH and the full ownership of the Project has been officially transferred to Rongfeng after it completes the entire payment pursuant to the Transfer Agreement. The Company recorded a $3.78 million loss from this transaction in 2015. The Company received full payment of $25.45 million in 2016.

In March 2016, Xi’an TCH entered into a Transfer Agreement of CDQ and a CDQ WHPG system with Zhongtai and Xi’an Huaxin (the “Transfer Agreement”). Under the Transfer Agreement, Xi’an TCH agreed to transfer to Zhongtai all of the assets associated with the CDQ Waste Heat Power Generation Project (the “Project”), which is under construction pursuant to the Zhongtai Agreement. Xi’an Huaxin will continue to construct and complete the Project and Xi’an TCH agreed to transfer all its rights and obligation under the “EPC” Contract to Zhongtai. As consideration for the transfer of the Project, Zhongtai agreed to pay to Xi’an TCH an aggregate transfer price of $25.77 million (RMB 167,360,000) including payments of: (i) $23.46 million (RMB 152,360,000) for the construction of the Project; and (ii) $2.31 million (RMB 15,000,000) as payment for partial loan interest accrued during the construction period. Those amounts have been, or will be, paid by Zhongtai to Xi’an TCH according to the following schedule: (a) $7.70 million (RMB 50,000,000) was paid within 20 business days after the Transfer Agreement was signed; (b) $4.32 million (RMB 30,000,000) will be paid within 20 business days after the Project is completed, but no later than July 30, 2016; and (c) $13.45 million (RMB 87,360,000) will be paid no later than July 30, 2017. Xuzhou Taifa Special Steel Technology Co., Ltd. (“Xuzhou Taifa”) has guaranteed the payments from Zhongtai to Xi’an TCH. The ownership of the Project was conditionally transferred to Zhongtai following the initial payment of $7.70 million (RMB 50,000,000) by Zhongtai to Xi’an TCH and the full ownership of the Project will be officially transferred to Zhongtai after it completes all payments pursuant to the Transfer Agreement. Xi’an TCH received the first payment of $7.70 million and the second payment of $4.32 million in 2016. The Company recorded a $2.82 million loss from this transaction. In January 2020, Zhongtai paid $1.41 million (RMB 10 million); in March 2020, Zhongtai paid $2.82 million (RMB 20 million); in June 2020, Zhongtai paid $1.41 million (RMB 10 million); in December 2020, Zhongtai paid $4.62 million (RMB 30 million). The company received full payment of $25.77 million in 2020.

On December 22, 2020, Shanghai TCH entered into an Equity Acquisition Agreement with Xi’an Taiying Energy Saving Technology Co., Ltd., a PRC company (“Xi’an Taiying”), and its three shareholders to purchase all of the issued and outstanding shares of stock of Xi’an Taiying. The purchase price for said shares shall consist of (i) 619,525 shares of common stock at an issuance price of $4.37 per share, (ii) 60,000,000 shares of Series A convertible stock and (iii) a cash payment of RMB 1,617,867,026 (approximately $247 million at a conversion rate of 1:6.55). The shares shall be issued within 15 business days after approval by the Board of Directors and/or shareholders of the Company and Nasdaq approval and the cash shall be paid in three tranches – RMB 390 million (approximately $59.5 million) within 10 days after the agreement is executed, RMB 300 million (approximately $45.8 million) by March 31, 2021 and RMB 927,867,026 (approximately $141.7 million) within 10 days after the shares of Xi’an Taiying are registered to Buyer. As of the date of this prospectus, the Company has not obtained, and there is no assurance that the Company will be able to obtain, necessary approval from Nasdaq to proceed with the transaction. In addition, the Company is currently renegotiating the payment terms with the sellers.

Industry and Market Overview

Overview of Waste-to-Energy Industry

The waste energy recycling industry concentrates mostly on power-intensive manufacturing and production processes, such as iron, steel and nonferrous metal production, cement production, and coal and petrochemical plants. Our waste energy recycling projects allow customers to recapture previously wasted pressure, heat, and gas from their manufacturing and production processes and use this waste to generate electricity. Waste energy recycling projects are installed at a customer’s facility and the electricity produced can be used on-site to lower energy costs and create a more efficient production process. The industry verticals at the vanguard of this trend are metallurgical production (including iron & steel), cement, coal mining, coke production and petrochemicals.

The industry also includes the conversion of biomass to electricity. For thousands of years, biomass, biological material derived from living organisms like plants and their byproducts, was burned to produce heat so as to convert it to energy. A number of non- combustion methods are now available to convert raw biomass into a variety of gaseous, liquid, or solid fuels that can be used directly in a power plant to generate electricity.

Waste-to-Energy Industry Growth

China has experienced rapid economic growth and industrialization in recent years, increasing the demand for electricity. In the PRC, growth in energy consumption has exceeded growth in gross domestic product, causing a shortage of electricity with blackouts and brownouts over much of the country. Much of the energy demand has been due to the expansion of energy intensive industrial sectors such as steel, cement, and chemicals. China’s increasing modernization and industrialization has made it the world’s largest consumer of energy.

One result of this massive increase in electric generation capacity has been the rise of harmful emissions. China has surpassed the United States to become the world’s largest emitter of greenhouse gases, and the country faces enormous challenges from the pollution brought about by its consumption of conventional energy. On September 12, 2013, the State Council released the Action Plan for Air Pollution Prevention and Control. The action plan has proposed that in five years, China will witness the overall improvement of air quality and dramatic drop of seriously polluted days. It is anticipated that China will strive to gradually improve air quality in China by focusing on reducing emissions and maximizing energy creation.

Description of WGPG (Waste Gas Power Generation)

During the process of industrial production, some by-products, such as blast furnace gas, coke furnace gas, oil gas, and others are created with certain high intensive thermal energy. The waste gas can be collected and used as a fuel by gas turbine systems to generate power energy.

Gas turbines are a set of hi-tech equipment and devices that are crucial to the energy development strategy of China. Gas turbines, which use flammable gas as fuel and combines with recycling power generating technology, have many merits. These include high efficiency power generation, low investment, short construction periods, small land usage, water savings, environment protection and more. We believe the market prospect of the gas turbine industry is promising.

Through years of research, development and experimental applications, this gas-to-energy system has started to be applied into some high energy intensive industrial plants, such as in the course of iron-smelting in metallurgy plants.

Under the vigorous promotion of national policies, the installed capacity of waste heat power generation in China is growing continuously. According to the report by envirunion.com, by the end of 2020, the cumulative installed capacity of waste heat power generation in China is estimated to be 45 million kilowatts. However, the utilization of waste heat resources is still not enough, and there is still a large space for utilization. In 2020, the average total recycled waste heat resources in China will be about 1.3 billion tons of standard coal. During the 14th Five-Year Plan period, continuous research and development and breakthroughs in efficient and energy-saving technologies will promote the upgrading of traditional production processes. It is estimated that in 2026, the installed capacity of waste heat power generation in China will be close to 200 million kilowatts. (Source: http://www.envirunion.com/newsinfo-27773.html.)

The report also indicates that at present, the installed capacity of waste heat power generation accounts for about 2% of the country’s installed capacity of power generation. During the 14th Five-Year Plan period, the continuous research and development and breakthrough of efficient and energy-saving technology will promote the upgrading of traditional production process, and the market share of industrial energy saving such as the utilization of waste heat and pressure will further expand, and the proportion of waste heat power generation in the country’s installed capacity will also continue to expand. It is estimated that in 2026, the installed capacity of waste heat power generation in China will be close to 200 million kilowatts.

2021-2026 Forecast of China’s Waste Heat Power Generation Installation

(Unit: One hundred thousand GW)

Stringent Environmental Standards and Increasing Government Support

Since energy is a major strategic issue affecting the development of the Chinese economy, the Chinese government has promoted the development of recycling and encouraged enterprises to use waste energy recycling projects of the type we sell and service. Similar to previous five-year periods, the China National Environment Protection Plan, for the 14th five year period (2021-2025), is focused on high energy consumption industries, including specific programs to support the building of waste energy recycling projects for application in iron, steel and nonferrous metal plants and in cement production lines. Given the worsening environment and insufficient energy supply in China, the Chinese government has implemented policies to curb pollution and reduce wasteful energy usage. The Renewable Energy Law, strict administrative measures to restrict investment and force consolidation in energy wasting industries, and the requirement to install energy-saving and environment protecting equipment whenever possible are just some ways the government is emphasizing the need to reduce emissions and to maximize energy creation. Local government officials are now required to tie emission, energy usage and pollution to GDP growth. If local emissions of pollutants grow faster than the local GDP, these local officials face the risk of losing their jobs. Such determination and strict enforcement by the central and local governments provide a good backdrop and are expected to enhance growth opportunities for the Company.

The following tables show the funds invested, or expected to be invested, in the environmental protection industry by the Chinese government.

35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
150
477
1,307
3,448
8,393
13,750
31,000
50,000
1981-1985
1986-1990
1991-1995
1996-2000
2001-2005
2006-2010
2011-2015
2015-2020

Source: China National Environmental Protection Plan in the 13th Five Year Plan (2016-2020).

In recent years, China attached great importance to the problem of environmental pollution, and has invested a lot of manpower and capital cost in air pollution control. It is estimated that in 2021, the total output value of China’s environmental protection industry will reach nearly RMB 11 trillion.

The 14th Five-Year Plan (2021-2025) covers a crucial period in China’s economic and social development. Environmental protection and low-carbon development will be one of the top priority considerations during this period. The government, private enterprises and the public sector are expected to jointly implement the strictest environmental protection system to realize environmental improvement, control carbon emissions, honor climate commitments and deeply participate into global climate governance. China aims to hit the CO2 emissions peak by around 2030 and reduce CO2 emissions per unit of the GDP by 60 percent to 65 percent from the 2005 level on or before 2030.

Waste-to-Energy is a Cost-Effective Means to Meet Rising Energy Needs

It is anticipated that China will need to increase its electricity generating capacity to meet its future needs. This demand may mean price increases for electricity in China. With the need for more energy, in particular energy that does not cause additional emissions, and the relative low price of the waste-to-energy production we provide, we believe that our markets will continue to expand.

Since China has been experiencing a dramatic surge in its energy consumption as well as widespread energy shortages, recycling energy is not only an attractive alternative to other sources of energy as part of a national diversification strategy to avoid dependence on any one energy source or politically sensitive energy supplies, but also a proven solution to make the use of energy more efficient. Under current economic conditions and current tax and regulatory regimes, waste energy recycling projects generally can create price- competitive electricity compared to electricity generated from fossil fuels or other renewable sources. Our customers can reduce energy costs significantly by installing our waste energy recycling projects. Because the waste heat/pressure/power we collect to recycle and generate electricity is provided at no cost and the raw materials we use for power are free, the generating cost from recycling energy is lower compared to electricity cost from the national grid. This means our customers can leverage the waste-to-energy projects to generate low-cost electricity, reducing energy costs for the manufacturing process.

Customers of our energy recycling projects may also qualify for credits from the Clean Development Mechanism (“CDM”). The CDM is an international arrangement under the Kyoto Protocol, allowing industrialized countries with a greenhouse gas reduction commitment to invest in ventures that reduce emissions in developing countries as an alternative to more expensive emission reductions in their own countries. In 2005, China’s government promulgated “Measures for Operation and Management of Clean Development Mechanism Projects in China” (“China CDM Measures”) to facilitate the application and operation of CDM project activities in China. Our energy recycling solutions are of a kind which fall into the beneficial categories accredited by the China CDM Measures. If our customers can get approval from the Chinese government and successfully register their projects in the United Nations’ CDM Executive Board, they can receive additional revenue income through exchanging their Certified Emission Reductions (“CER”) credits with investors in industrialized countries.

Trends in Industries we Principally Service

Iron, Steel and Nonferrous Metal Industry

As the biggest iron and steel producer in the world and one of the highest carbon dioxide emission sectors, China’s iron and steel industry is undergoing a low-carbon transition accompanied by remarkable technological progress and investment adjustment, in response to the macroeconomic climate and policy intervention.

The nonferrous metals industry is an important raw material industry in China because it plays an important role in supporting the domestic economy. In recent years, China ’s nonferrous metals industry has maintained strong momentum of development and made noteworthy achievements. Faced with mounting pressure on resources and the environment, the industry of China ’s nonferrous metals has reached an important transition without delay.

China’s non-ferrous metal sector started well in 2021. The output of 10 types of non-ferrous metals stood at 16.05 million tons, a 11.7% increase from 2020 and resulting in an average first-quarter year-on-year growth of 8.2% over the past two years, according to the National Bureau of Statistics.

Our Strategies

Expand to New Business of Energy Storage with Future High Growth Potentials

We are in the process of transforming into an energy storage integrated solution provider. We plan to pursue disciplined and targeted expansion strategies for market areas that we currently do not serve. We are actively seeking and exploring opportunities to apply energy storage technologies to new industries or segments with high growth potential, including industrial and commercial complexes, large scale photovoltaic (PV) and wind power stations, remote islands without electricity, and smart energy cities with multi-energy supplies. By supporting and motivating all kinds of the electric power market to participant in resource development and utilization of demand response, we plan to provide services including peak shaving with compensation and frequency modulation.

In recent years, electrochemical energy storage technology has maintained a rapid growth trend, the cumulative installed capacity continues to expand. In 2020, the accumulative installed capacity of electrochemical energy storage in China was 3269.2MW. During the 14th Five-Year Plan period, it is an important period for energy storage to explore and realize the “rigid demand” application of the market, to productize the system and to obtain stable commercial interests. It is expected that the electrochemical energy storage market will continue to develop rapidly in 2021, with the accumulative installed capacity reaching 5790.8MW.

In April 2021, the National Development and Reform Commission and the National Energy Administration issued Guiding Opinions on Accelerating the Development of New Type Energy Storage. This is the second national comprehensive policy document on the energy storage industry since the National Energy Administration, together with five ministries and commissions, issued the Guiding Opinions on Promoting the Development of China’s Energy Storage Technology and Industry in 2017 (the “New Energy Storage Guidance”). The New Energy Storage Guidance establishes a “double carbon” goal, providing a development goal and direction for the industry.

The New Energy Storage Guidance, for the first time, explicitly quantified the development “double carbon” goals of the energy storage industry at the national level, and it is estimated that more than 30 million kilowatts (30GW+) of new energy storage projects will be installed by 2025. From 3.28GW at the end of 2020 to 30GW in 2025, the scale of the new energy storage market is expected to expand 10 times the current level in the next five years, with an annual compound annual growth rate of more than 55%, as a consequence of the New Energy Storage Guidance.

Continually Enhance Research and Development Efforts

We plan to devote resources to research and development in order to enhance our waste-to-energy design and engineering capabilities. We anticipate that our in-house design and engineering team will provide additional competitive advantages, including flexibility to quickly design and evaluate new technologies or applications in response to changing market trends.

Our Business Models

We have sold our products to our customers under two models: the BOT model and the operating lease model, although we emphasize the BOT model which we believe is more economically beneficial to us and to our customers.

BOT Model

We primarily engage in the BOT model to provide waste-to-energy solutions to our customers:

“Build”

We work directly with customers for each of our waste-to-energy projects. Our working process starts with a team of engineers that assesses and analyzes the specific needs of the customer to establish the design layout, equipment procurement list and capital expenditure budget for the project. Our sales team works closely with our engineering staff to present and negotiate the model with the customer.

After the signing of a contract, we finance the entire capital expenditure budget ourselves and commence the construction and installation of the project. We do not manufacture the equipment and materials that are used in the construction of the waste-to-energy power generation facility. Rather, we incorporate standard power generating equipment into a fully integrated on-site waste energy recycling project for our customer. The construction and installation period ranges from three to 12 months subject to the project type, size and complexity.

We usually engage an energy, procurement and construction, or EPC, general contractor, who is experienced in power plant and waste energy recycling project construction, to take charge of equipment procurement, project construction and installation. Our team of five engineers participates in and monitors the equipment purchase process; this team also oversees the construction and installation activities to ensure that they are completed on time and meet our rigorous standards and specifications.

“Operate”

After the project has been installed at the customer site and passed a series of stringent tests, we outsource the operation to a third-party vendor. The operation period ranges from five to 20 years, subject to the terms of each contract. Currently, we have one active project under such contract as we transition into an energy storage integrated solution provider.

During the operation period, the customer is able to purchase all the electricity at a below-market price. We collect energy-saving-based lease payments from the customer; the lease term is equivalent to the operation period, ranging from five to 20 years, and the payments are based on the sale by us, as lessor, to our customers, as lessee, of energy generated by the waste energy recycling project at below-market rates. The customer’s payments are based on a minimum operation schedule agreed upon with our customer, and are collateralized by assets of the customer and/or third party guarantees. To reduce risk, we offer leasing services across a wide variety of industries and only target larger manufacturers or state-owned enterprises. Operation in excess of the minimum schedule enables us to receive additional revenues from the excess energy generated and sold to the customer.

“Transfer”

Based on the specific terms for each project, we eventually transfer the waste energy recycling project to the customer at no cost or a nominal cost upon the completion of the operation/lease period. For example, Tongchuan Shengwei Cement Power Generation project signed a 9-year lease starting from the first quarter of 2009 to the end of 2013. After the lease term was up, we transferred the station to the owner at no cost pursuant to the contract terms, which vary based on industries and the type of power generation stations.

Why BOT

Waste-to-energy projects are capital intensive, which requires the manufacturers to invest a considerable amount of cash to purchase equipment during the construction period. As a BOT service provider, we fund all contracted projects on our own or jointly with our customers; such financing arrangements can help our customers by removing or reducing the heavy capital expenditure burden required by specific projects, thereby allowing them to concentrate on their core business. While technologically mature in advanced countries, waste-to-energy projects are still new to most of China’s industrial companies and require intensive technology or know-how with respect to energy recycling and power generation. It is time-consuming or not feasible for industrial manufacturers to equip themselves with adequate expertise and technicians. We believe that our specific sector knowledge and project experience allow us to construct, operate and maintain the power plants efficiently and to respond to operational issues in a timely and cost-efficient manner.

In exchange for upfront capital investment, we require secured power generating capacity during the operation period and guaranteed attractive internal rates of return from each project. Our operation period ranges from five to 20 years, during which we are entitled to sell the recycled electricity to those customers at a predetermined rate. Such electricity sales are secured by long-term electricity production agreements with guarantees, which result in minimum annual payments. We employ a process of systematic internal scrutiny on new customer development, so as to minimize operational and default risk. For some smaller or non-state-owned enterprises, we require property collateral, management or third-party guarantees, and/or prepayment of three months. As such, our cash inflow schedule from each in-operation project is fixed and predictable, providing clear financial visibility. Our payback period is generally two to three years, depending on the project size.

In our experience, this BOT model is well received by our existing and potential customers in China. The insufficient supply of BOT vendors to the market is wholly due to the funding limitations of most of the recycling energy solution providers. Not all of our competitors have the ability to access sufficient capital on a timely basis.

Contractor and Equipment Suppliers

We generally conduct our project construction through an EPC general contractor. We select the EPC general contractor for each project through a bidding process; then we sign a contract with the selected contractor for that project. The general contractor may outsource parts of our project construction to subcontractors according to the complexity and economics of the project. The general contractor is responsible for purchasing equipment to satisfy the requirements of the project we design for our customer. We generally do not purchase equipment directly from the equipment suppliers, but our general contractors obtain our consent before selecting the equipment suppliers. Our engineering department is involved in the equipment supplier selection process together with our general contractors and makes sure our standards and requirements have been appropriately applied in selection of the equipment. We currently have engaged Shaanxi Huaxin Energy Engineering Co., Ltd. for our projects under construction, and we also maintain relationships with several other quality general contractors in China, including Wuxi Guolian, CITIC Heavy Industries Co., Ltd., A-Power Energy Generation Systems, Ltd.

As mentioned above, we do not manufacture the equipment and materials that are used in the construction of our waste energy recycling projects. Rather, we incorporate standard power generating equipment into a fully integrated onsite system. The key equipment used in our projects are the boilers and turbine generators, which represent the majority of equipment cost for each project. Though we do not place the direct procurement orders, we believe we maintain good relationships with those power generation equipment suppliers, and these relationships help provide cost-effective equipment purchasing by the general contractor for our intended projects and ensure the timely completion of these projects. We have well-established business relationships with most of the suppliers from whom our general contractors procure equipment, including Hangzhou Boiler Plant, Beijing Zhongdian Electric Machinery, Chengdu Engine Group, Shanghai Electric Group, China Aviation Gas Turbine Co. Ltd and Xuji Electric. Therefore, we believe that we have a strong position and support in equipment supply and installation, which benefits us, the general contractors and our customers.

Main Customers

Our customers are mainly mid- to large-size enterprises in China involving high energy-consuming businesses. Following our selection process described in the next paragraph, we conduct stringent evaluation procedures to identify and qualify potential customers and projects. To lower our investment and operational risk, we target companies with geographic or industry competitive advantages, with strong reputations and in good financial condition. Generally, our targets include steel and nonferrous metal mills with over 3 million tons of production capacity per year, cement plants with over 2 million tons of production capacity per year that utilize new- suspension-line process, and coking plants with over 600 tons production capacity per year. Our existing customers operate in Shanxi province, Shaan’xi province, Shandong province, Jiangsu province and the Inner Mongolia Autonomic Region in China.

Marketing and Sales

We market and sell our projects nationwide through our direct sales force of two employees based in Xi’an, China. Our marketing programs include industrial conferences, trade fairs, sales training, and trade publication advertising. Our sales and marketing group works closely with our research and development and engineering departments to coordinate our project development activities, project launches and ongoing demand and supply planning. We market our projects directly to the industrial manufacturers who can utilize our energy recovery projects in their manufacturing processes, including steel, cement, nonferrous metal, coal and petrochemical industries.

Our management team has long-standing relationships with our existing customers and those companies that we consider to be potential customers. We also maintain relationships with municipal governments, which often sponsor or subsidize potential customers that can utilize our projects.

Geographic Distribution of Sales

Sales in China accounted for 100% of revenue in 2020 and 2019.

Seasonality

For the most part, the Company’s business and sales are not subject to any seasonality factors.

Intellectual Property Rights

The Company does not currently possess any intellectual property rights.

Research and Development

We believe that research and development (“R&D”) is of the outmost importance in the waste heat, gas and pressure to energy industry, particularly with regards to practical usage and application.

To develop new and practical solutions for our customers, our R&D team, consisting of five employees, also has the support of our on-site and project engineers who provide feedback and numerous ideas to the R&D team from their daily experiences with installation and operation of various waste gas, heat or pressure to energy projects. Our relationship with the Shanghai Electric Distributed Energy Sources Technology Co., Ltd., which was memorialized under a cooperation agreement dated December 19, 2017, gives us access to the latest developments in energy and waste-to-energy technologies as well as technical support of the R&D teams of the R & D team of Distributed Energy Sources of Central Research Institute of Shanghai Electric Group.

Government and Environmental Management System

Since we do not hold the licenses that the various levels of Chinese government require for our operations, we mainly rely on third-party servicers and contractors, who do possess all levels of licenses, to carry out our operations.

Competition

In the past, waste energy recycling projects have been installed mainly by the industrial plants themselves. These plants hire general contractors to purchase waste energy recycling equipment manufactured by third parties and with design support from government design institutes, which usually charge a one-time design fee, construct the projects on-site. Pressure has increased on Chinese producers to become more energy-efficient, but many mid-sized companies do not have the special technical expertise or the capital to install and operate such waste energy recycling projects. Many companies have begun to outsource these functions to third- party providers, creating an opportunity in a growing market.

We use a BOT model to provide energy saving and recovery systems for various energy intensive industries, such as cement, steel and metallurgy industries. We face competition from an array of market participants.

Our main competitors as third-party providers are state owned research institutes or their wholly owned construction companies; however, smaller private companies occasionally employ a BOT model to provide waste-to-energy systems. The state-owned enterprises include Equipment and System Engineer Co., Ltd. of Hangzhou Steam Turbine & Power Group (Hangzhou Turbine) and Energy Saving Development Co., Ltd of China National Material Group, Sinoma Development Co., Ltd. The private companies include China Senyuan Electronic Co., Ltd., Dalian East New Energy Development Co. Ltd., Top Resource Conservation Engineering Co., Ltd. and Nanjing Kaisheng Kaineng Environmental Energy.

We believe that there is a larger market in the waste-to-energy industry in China for systems constructed on the “Engineering Procurement Construction” or “EPC” model in which customers purchase the services of a contractor to construct a system for the customer at the customer’s expense. Service providers include Dalian East New Energy Development, Nanjing Kaisheng Cement Technology and Engineering Co., Ltd., Jiangxi Sifang Energy Co., Ltd., Beijing Century Benefits Co., Ltd., Beijing Shineng Zhongjin Energy Technology Co., Ltd., Kunming Sunwise Co., Ltd. and China Everbright International Ltd. We compete with EPC providers for waste-to-energy projects when potential customers are able to obtain external financing or have the necessary capital.

We believe that we offer advantages over our competitors in several ways:

●	Our management team has over 20 years of industry experience and expertise;

●	We have the capabilities to provide TRT, CHPG and WGPG systems, while our competitors usually concentrate on one type or another;

●	We have the capabilities and experience in undertaking large scale projects; and

●	We provide BOT or capital lease services to the customers, while our competitors usually use an EPC (engineering, procurement and construction) or turnkey contract model.

Employees

As of August 27, 2021 we had 16 employees:

Management: 4 Employees

Administration: 4 Employees

Marketing: 2 Employees

Accounting & Finance: 4 Employees

Project Officer: 2 Employees

All of our personnel are employed full-time and none of them are represented under collective bargaining agreements. We consider our relations with our employees to be good.

We maintain certain insurance policies to safeguard us against risks and unexpected events as required in China and with applicable PRC laws, such as social security insurance, including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees. However, we do not maintain business interruption insurance or product liability insurance, which are not mandatory under PRC laws. In addition, we do not maintain key man insurance, insurance policies covering damages to our network infrastructures or information technology systems nor any insurance policies for our properties. During the fiscal years 2020 and 2019, we did not make any material insurance claims in relation to our business.

Costs and Effects of Compliance with Environmental Laws

There were many new laws, regulations, rules and notices regarding the environment and energy production adopted, promulgated and put into force during past years. The Chinese government is putting more stringent requirements and urgency on reducing pollution and emissions and improving energy efficiency nationwide. Our products are designed and constructed to comply with the environmental laws and regulations of China. As our systems allow our customers to use waste heat and gases to create energy, we help reduce the overall environmental impact of our customers. Since our business focuses on recycling energy, the effect of the strengthening of environmental laws in China may be to increase demand for the products and services we offer and others like them.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not currently a party to any material legal proceedings, and to our knowledge none is threatened. There can be no assurance that future legal proceedings arising in the ordinary course of business or otherwise will not have a material adverse effect on our financial position, results of operations or cash flows.

REGULATIONS

We have been advised by our PRC counsel, that, based on their review of our operations material provided by us and their review of PRC laws and regulations, our operations in the PRC, as presently conducted, based on our approved qualifications, comply in all material respects with applicable PRC laws and regulations.

PRC Regulations

In accordance with PRC regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide statutory reserves, which are appropriated from net profit, as reported in the FIE’s PRC statutory accounts. A FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital (based on the FIE’s PRC statutory accounts). The aforementioned reserves may only be used for specific purposes and may not be distributed as cash dividends. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its stockholders, unless approved by the State Administration of Foreign Exchange. After satisfaction of this requirement, the remaining funds may be appropriated at the discretion of the FIE’s board of directors. Our subsidiary, Shanghai TCH, qualifies as a FIE and is therefore subject to the above-mandated regulations on distributable profits.

Additionally, in accordance with PRC corporate law, a domestic enterprise is required to maintain a surplus reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and may not be distributed as cash dividends. Xi’an TCH, Huahong, Zhonghong and Erdos TCH were established as domestic enterprises; therefore, each is subject to the above-mentioned restrictions on distributable profits.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends, in a general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend or otherwise.

Renewable Energy Law and Other Government Directive

The Renewable Energy Law of PRC, which originally became effective on January 1, 2006 and was amended on December 26, 2009, sets forth policies to encourage the development and on-grid application of renewable energy. Renewable energy under this law refers to non-fossil fuel energy, including wind energy, solar energy, water energy, biomass energy, geothermal energy, ocean energy and other forms of renewable energy. The Renewable Energy Law of PRC also sets forth a national policy to encourage the installation and use of solar energy water heating systems, solar energy heating and cooling systems, photovoltaic systems and other systems that use solar energy. It also provides economic incentives, such as the establishment of national funding, preferential loans provided by financial institutions with financial interest subsidies to certain renewable energy development and utilization projects, and tax preferential treatment for the development of certain renewable energy projects.

The PRC Energy Conservation Law, which was amended on October 28, 2007 and July 2, 2016, encourages utilization of energy-saving building materials like new wall materials and energy-saving equipment, and encourage the installation and application of renewable energy use systems such as solar energy. The PRC Energy Conservation Law also encourages and supports the vigorous development of methane in rural areas, promotes the utilization of renewable energy resources such as biomass energy, solar energy and wind power, develops small-scale hydropower generation based on the principles of scientific planning and orderly development, promotes energy-saving-type rural houses and furnaces, encourages the utilization of non-cultivated lands for energy plants, and energetically develops energy forests such as firewood forests.

On September 4, 2006, the Ministry of Finance, or MOF, and Ministry of Construction jointly promulgated the Interim Measures for Administration of Special Funds for Application of Renewable Energy in Building Construction, pursuant to which the MOF will arrange special funds to support the application of Building Integrated Photovoltaics systems, or BIPV applications, to enhance building energy efficiency, protect the environment and reduce consumption of fossil fuel energy. Under these measures, applications to provide hot water supply, refrigeration, heating and lighting are eligible for such special funds.

On September 26, 2009, the State Council of the PRC approved and circulated the Opinions of National Development and Reform Commission, known as the NDRC, and other Nine Governmental Authorities on Restraining the Production Capacity Surplus and Duplicate Construction in Certain Industries and Guiding the Industries for Healthy Development. These opinions concluded that polysilicon production capacity in China has exceeded demand and the State Council set forth a policy to impose more stringent requirements on the construction of new facilities for manufacturing polysilicon in China. The Opinions of the NRDC also stated that the government should encourage polysilicon manufacturers to enhance cooperation and affiliation with downstream solar power product manufacturers to expand their product lines. However, these opinions do not provide any detailed measures for the implementation of this policy. As we are not a polysilicon manufacturer and do not expect to manufacture polysilicon in the future, we believe the Opinions of the NRDC will not have any material impact on our business.

On October 10, 2010, the State Council of the PRC promulgated a decision to accelerate the development of seven strategic new industries. Pursuant to this decision, the PRC government aspired to promote the popularization and application of solar thermal technologies by increasing tax and financial policy support, encouraging investment and providing other forms of beneficial support.

On March 16, 2011, the National People’s Congress approved the Outline of the Twelfth Five-Year Plan for National Economic and Social Development of the PRC, which includes a national commitment to promoting the development of renewable energy and enhancing the competitiveness of the renewable energy industry. Accordingly, in January 2012, the Ministry of Industry and Information Technology and the Ministry of Science and Technology, respectively, promulgated the Twelfth Five-Year Special Plans Regarding the New Materials Industry and the High-tech Industrialization to support the development of the PRC solar power industry.

On March 8, 2011, the MOF and the Ministry of Housing and Urban-Rural Development jointly promulgated the Circular on Further Application of Renewable Energy in Building Construction to increase the utilization of renewable energy in buildings.

On March 27, 2011, the NDRC promulgated revised Guideline Catalogue for Industrial Restructuring, which categorized the solar power industry as an encouraged item. On February 16, 2013, the NDRC promulgated the 2013 revised Guideline Catalogue for Industrial Restructuring to be effective on May 1, 2013, the solar power industry is still categorized as an encouraged item.

On March 16, 2016, the National People’s Congress approved the Outline of the Thirteenth Five-Year Plan for National Economic and Social Development of the PRC, which mentions a national commitment to continuing to support the development of PV generation industry.

Regulations Relating to Electric Power Industry

The regulatory framework of the PRC power industry consists primarily of the Electric Power Law, which became effective on April 1, 1996, and was most recently amended on December 29, 2018, and the Electric Power Regulatory Ordinance, which became effective on May 1, 2005. One of the stated purposes of the Electric Power Law is to protect the legitimate interests of investors, operators and users and to ensure the safety of power operations. According to the Electric Power Law, the PRC government encourages PRC and foreign investment in the power industry. The Electric Power Regulatory Ordinance sets forth regulatory requirements for many aspects of the power industry, including, among others, the issuance of electric power business permits, the regulatory inspections of power generators and grid companies and the legal liabilities for violations of the regulatory requirements.

Electric Power Business Permit

On January 5, 2006, the NDRC promulgated the Administrative Provisions on Renewable Energy Power Generation which set forth specific measures for setting the price of electricity generated from renewable energy sources, including solar, and for allocating the costs associated with renewable power generation. The Administrative Provisions on Renewable Energy Power Generation also delegate administrative and supervisory authority among government agencies at the national and provincial levels and assign partial responsibility to electricity grid companies and power generation companies for implementing the Renewable Energy Law.

Pursuant to the Provisions on the Administration of the Electric Power Business Permit, which were issued by the State Electricity Regulatory Commission, known as SERC, and became effective on December 1, 2005, unless otherwise provided by the SERC, no company or individual in the PRC may engage in any aspect of electric power business (including power generation, transmission, dispatch and sales) without first obtaining an electric power business permit from the SERC. These provisions also require that if an applicant seeks an electric power business permit to engage in power generation, it must also obtain in advance all relevant government approvals for the project including construction, generation capacity and environmental compliance.

However, there are exceptions pursuant to which certain of our photovoltaic power generation projects may not need to obtain an electric power business permit from the SERC. On July 18, 2013, the NDRC issued the Interim Measures for the Administration of Distributed PV Power Generation, which waived the previous requirement to obtain an Electric Power Business Permit for distributed generation projects. On April 9, 2014, the National Energy Association, or NEA, issued the Circular on Clarifying Issues concerning the Administration of Electric Power Business Permit, which waived requirement to obtain an Electric Power Business Permit for those solar power generation projects with installed capacity less than 6MW and any distributed generation projects approved by or filed with the NDRC or its local branches, and required the local NEA to simplify the Electric Power Business Permit application procedure for the solar power generation companies.

Grid Connection and Dispatchment

All electric power generated in China is distributed through power grids, except for electric power generated by facilities not connected to a grid. The distribution of power to each grid is administered by dispatch centers, which administer and dispatch planned output by power plants connected to the grid. The Regulations on the Administration of Electric Power Dispatch to Networks and Grids, promulgated by the State Council and the former Ministry of Electric Power Industry, effective on November 1, 1993, as amended on January 8, 2011, and its implementation measures, regulate the operation of dispatch centers.

Feed-in Tariff (FIT) Payments

The Renewable Energy Law of the PRC, as amended on December 26, 2009 and effective on April 1, 2010, sets forth policies to encourage the development and utilization of solar power and other renewable energy. The Renewable Energy Law authorizes the relevant pricing authorities to set favorable prices for electricity generated from solar and other renewable energy sources.

The NDRC further issued the Circular on Promoting the Healthy Development of PV Industry by Price Leverage on August 26, 2013, or the 2013 Circular. Under the 2013 Circular, the feed-in tariff (“FIT”) (including VAT) for solar power projects approved or filed after September 1, 2013 or beginning operation after January 1, 2014 would be RMB0.90 per kilowatt hour (“kWh”), RMB0.95 per kWh or RMB1.00 per kWh, depending on the locations of the projects (excluding on-grid solar power projects located in Tibet).

In addition, the 2013 Circular sets forth special rules that entitle distributed generation projects (excluding the projects that have received an investment subsidy from the central budget) to a national subsidy of RMB0.42 per kWh. According to the Circular on Further Implementing Polices Relating to Distributed Generation issued by the NEA on September 2, 2014 and the Circular on Implementation Plans of PV Generation Construction for 2015 issued by the NEA on March 16, 2015, rooftop distributed generation projects that sell electricity directly to consumers or to both consumers and grid enterprises receive a national subsidy of RMB0.42 per kWh plus the local desulphurized coal benchmark electricity price for the electricity sold to the State Grid or a negotiated electricity purchase price for electricity sold directly to consumers. Ground-mounted projects and rooftop distributed generation projects which sell all electricity to grid enterprises are entitled to the FIT of RMB0.90 per kWh, RMB0.95 per kWh or RMB1.00 per kWh, depending on where the project is located (excluding on-grid solar power projects located in Tibet).

On December 22, 2015, the NDRC issued the Circular on Improving the Policies on the On-grid Tariffs of Onshore Wind Power Generation and PV Generation, effective on January 1, 2016, which provides that ground mounted projects, as well as rooftop distributed generation projects that sell all electricity generated to the local grid companies, are entitled to FIT of RMB0.80 per kWh, RMB0.88 per kWh or RMB0.98 per kWh, depending on where the project is located (excluding on grid solar power projects located in Tibet), provided that these projects are filed after January 1, 2016 and fall within the regional scale index of the year, or these projects are filed prior to January 1, 2016 and fall within regional scale index of the year, but do not commence operations prior to June 30, 2016.

The difference between the FIT for solar power projects and the desulphurized coal benchmark electricity price, or the subsidies paid to distributed generation projects, are funded by the renewable energy development funds. The above FIT and subsidy policies are valid for 20 years for each power generation project since its formal operation, in principle.

On December 30, 2016, the Ministry Industry of Information Technology, NDRC, the Ministry of Science and Technology and MOF jointly promulgated the Development Guide Regarding the New Materials Industry to support and provide details for the development of the PRC solar power industry.

On February 10, 2017, the NEA promulgated the Circular on Printing and Distributing the Guidance on Energy Work in 2017, which promotes the construction of PV and thermal power projects. According to this circular, the PRC government planned to add the new construction scale of 20 million kilowatts and the new installed capacity of 18 million kilowatts in 2017. Although it is the PRC government’s policy to encourage such construction, it is not clear what specific targets have been fulfilled.

On May 31, 2018, the NEA, Ministry of Finance and NDRC of the PRC jointly promulgated a Notice regarding the Matters of Photovoltaic Power Generation in 2018 (“2018 PV Power Generation Notice”). The 2018 PV Power Generation Notice set forth new policies on general and distributed PV power stations. For example, based on the industry practice, no scale for the construction of general photovoltaic power station will be arranged in 2018. Before the issuance of any new rules in respect of the construction of general photovoltaic power stations, no national government subsidies were provided to general photovoltaic power station. There will be a scale of 10 gigawatts for the construction of distributed photovoltaic power station. In general, the feed-in tariff for general photovoltaic power stations will be reduced by RMB 0.05 per kWh.

On April 28, 2019, the NDRC issued a Notice Regarding Issues of Improvement on Mechanism for Grid Price of Photovoltaic Power Generation, effective on July 1, 2019. The benchmark solar PV tariff has been changed into guiding solar PV tariff. For utility-scale solar PV projects that fully feed electricity into grids after July 1, 2019, the FIT will be RMB 0.4 per kWh, RMB 0.45 per kWh, or RMB 0.55 per kWh depending on where the project is located. Commercial and industrial distributed PV that deliver 100% of output to the grid will apply utility-scale PV FITs, others can receive a subsidy of RMB 0.1/kWh.

On January 7, 2019, NDRC and the NEA jointly promulgated the Circular on Actively Promoting Subsidy-free Grid Price Parity for Wind Power and PV Power, which set forth several measures regarding project organization, construction, operation and supervision to promote PV power generation power projects with grid price equivalent to or below the benchmark grid price of coal-fired power units.

Subsidy Catalog

On November 29, 2011, the MOF, NDRC and NEA jointly issued the Interim Measures for the Administration of Levy and Use of Renewable Energy Development Fund, which provides that development funds for renewable energy include designated funds arranged by the public budget of national finance, and the renewable energy tariff surcharge established thereunder be collected from electricity consumers. Solar power projects can only receive central government subsidies after completing certain administrative and perfunctory procedures with the relevant authorities of finance, price and energy to be listed in the Subsidy Catalog issued by the MOF, NDRC and NEA. These subsidies represent the difference between the FIT for solar power projects and the desulphurized coal benchmark electricity price. In January 2016, the NEA announced that there would be a nation-wide inspection on all solar power projects in operation and under construction, and that fall within the regional scale index of the year would be included in and managed via the Platform for Renewable Energy Power Generation Projects for the purpose of government subsidies application and payment.

In order to be listed in the Subsidy Catalog, ground-mounted projects submit applications to the relevant provincial authorities; and in accordance with the Circular on Issues Concerning Implementing Electric Quantity-based Subsidy Policy for Distributed Generation Projects issued by the MOF on July 24, 2013, rooftop distributed generation projects submit applications to the grid enterprises in the area where the projects are located. After preliminary review of the applications, the provincial authorities will jointly report to the MOF, NDRC and NEA, and the MOF, NDRC and NEA have final review of such applications to decide whether to list in the Subsidy Catalog.

Development Funds of Renewable Energy

The Renewable Energy Law provides financial incentives, including national funding for the development of renewable energy projects.

Pursuant to the Interim Measures for the Administration of Designated Funds for the Development of Renewable Energy issued by the MOF and effective on April 2, 2015, the MOF sets up designated funds to support the development and utilization of renewable energy in accordance with the national fiscal budget.

According to the Implementing Measures for the Administration of Price of Renewable Energy and Cost Sharing Program and the Interim Measures for Adjustment to Additional On-grid Tariff for Renewable Energy issued by the NDRC, the gap between the FIT for solar power projects and the desulphurized coal benchmark electricity price is subsidized by collecting a tariff surcharge from the electricity consumers within the service coverage area of grid enterprises at or above provincial level.

Mandatory Purchase of Renewable Energy

The Renewable Energy Law imposes mandatory obligations on grid enterprises to purchase the full amount of on-grid electricity generated by approved renewable energy plants whose power generation projects meet the grid connection technical standards in the areas covered by the grid enterprises’ power grids. Grid enterprises must improve the power grid construction in order to better absorb electricity generated from renewable energy.

Pursuant to the Measures for the Supervision and the Administration of Purchase of Full Amount of Renewable Energy by Grid Companies issued by the SERC in July 2007, the SERC and its local branches supervise the purchase of the full amount of renewable energy by the grid enterprises. If the grid enterprises do not purchase the full volume of the electricity generated from the renewable energy due to the circumstances, such as force majeure or any other circumstance endangering the safety and stability of the power grids, the grid enterprises must promptly notify the renewable energy power generation companies of the details in writing and also submit detailed facts to the competent local branches of the SERC.

The Several Opinions on Promoting the Healthy Development of PV Industry also requires the grid enterprises to ensure PV power generation projects’ timely connection to the power grid and purchase the full amount of electricity generated by the PV power generation projects.

On March 20, 2015, the NDRC and NEA issued a directive opinion that emphasized that the competent provincial authorities must strengthen the implementation of the provisions with regard to the purchase of the full amount of electricity generated by renewable energy and avoid any curtailment of solar power projects. In addition, the directive opinion stated that electricity generated by clean energy is encouraged to be sold directly to the consumers in the regions where there is an ample supply of clean energy, and the relevant parities must coordinate the trans-provincial supply of electricity and power transmission capability, in order to maximize the utilization of clean energy. Local governments, such as the Inner Mongolian Autonomous Government, also announced their intentions to efficiently implement the system regarding the purchase of the full amount of renewable energy.

On March 24, 2016, the NDRC issued the Measures for the Administration of Guaranteed Purchase of Full Amount of Renewable Energy, to strengthen the administration of, and provide details for, the implementation of the purchase of the full amount of renewable energy by the grid enterprises.

On May 10, 2019, NDRC and NEA jointly released Notice on Establishing a Mandatory Renewable Electricity Consumption Mechanism, pursuant to which, the government sets renewable electricity consumption quotas in electricity power consumption. The renewable consumption quotas will be determined at the provincial level and the provincial energy administrations will lead the implementation process.

Environmental Protection

The construction processes of the solar power projects may generate noise, waste water, gaseous emissions and other industrial wastes. Therefore, we are subject to a variety of government regulations related to the storage, use and disposal of hazardous materials and to the protection of the environment of the community. The major environmental regulations applicable to our business activities in the PRC include the Environmental Protection Law of the PRC, the Law on the Prevention and Control of Noise Pollution, the Law on the Prevention and Control of Air Pollution, the Law on the Prevention and Control of Water Pollution, the Law on the Prevention and Control of Solid Waste Pollution, the Environmental Impact Evaluation of Law, and the Regulations on the Administration of Environmental Protection in Construction Projects.

Corporate Laws and Industry Catalogue Relating to Foreign Investment

The establishment, operation and management of corporate entities in China are governed by the Company Law of the PRC, or the Company Law, effective in 1994, as amended in 1999, 2004, and 2005, respectively. The Company Law is applicable to our PRC subsidiaries and affiliated PRC entity unless the PRC laws on foreign investment have stipulated otherwise.

The establishment, approval, registered capital requirement and day-to-day operational matters of wholly foreign-owned enterprises (“WFOE”), are regulated by the WFOE Law of the PRC effective in 1986, as amended in 2000, and the Implementation Rules of the WFOE Law of the PRC effective in 1990, as amended in 2001.

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce and the National Development and Reform Commission. The Catalogue divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations.

Establishment of WFOEs is generally permitted in encouraged industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures.

For example, sales and distribution of audio and video products are among the restricted categories, and only contractual joint ventures in which Chinese partners holding majority interests can engage in the distribution of audio and video products in China.

In addition, restricted category projects are also subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

Regulations Relating to Taxation

In January 2008, the PRC Enterprise Income Tax Law (The “EIT” Law) took effect. The EIT applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects. Under the EIT Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the EIT Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Under the implementation regulations to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or residence in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Regulations Relating to Foreign Exchange

Pursuant to the Regulations on the Administration of Foreign Exchange issued by the State Council and effective in 1996, as amended in January 1997 and August 2008, current account transactions, such as sale or purchase of goods, are not subject to PRC governmental control or restrictions. Certain organizations in the PRC, including foreign-invested enterprises, may purchase, sell, and/or remit foreign currencies at certain banks authorized to conduct foreign exchange business upon providing valid commercial documents. Approval of the PRC State Administration of Foreign Exchange (“SAFE”), however, is required for capital account transactions.

In August 2008, SAFE issued a circular on the conversion of foreign currency into Renminbi by a foreign-invested company that regulates how the converted Renminbi may be used. The circular requires that the registered capital of a foreign-invested enterprise converted into Renminbi from foreign currencies may only be utilized for purposes within its business scope. For example, such converted amounts may not be used for investments in or acquisitions of other PRC companies, unless specifically provided otherwise, which can inhibit the ability of companies to consummate such transactions. In addition, SAFE strengthened its oversight of the flow and use of the Renminbi registered capital of foreign-invested enterprises converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized. Violations may result in severe penalties, such as heavy fines.

Regulations Relating to Labor

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of the PRC stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work and reduce occupational hazards.

In the PRC, workers dispatched by an employment agency are normally engaged in temporary, auxiliary or substitute work. Pursuant to the PRC Labor Contract Law, an employment agency is the employer for workers dispatched by it, and it must perform an employer’s obligations toward them. The employment contract between the employment agency and the dispatched workers, and the placement agreement between the employment agency and the company that receives the dispatched workers must be in writing. Also, the company that accepts the dispatched workers must bear joint and several liabilities for any violation of the Labor Contract Law by the employment agencies arising from their contracts with dispatched workers. An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, employees who have served an employer for more than one (1) year and less than ten years are entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer shall be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004 and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance, and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

Regulations on PRC Company Law

Pursuant to the PRC Company Law, promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on December, 29 1993, effective as of July 1, 1994, and as revised on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018, the establishment, operation and management of corporate entities in the PRC are governed by the PRC Company Law. The PRC Company Law defines two types of companies: limited liability companies and companies limited by shares.

Each of our PRC subsidiaries is a limited liability company. Unless otherwise stipulated in the related laws on foreign investment, foreign invested companies are also required to comply with the provisions of the PRC Company Law.

Regulations on PRC Tort Liability Law

Pursuant to the Tort Liability Law of China, which was promulgated by the National People’s Congress Standing Committee on December 30, 2009 and became effective on July 1, 2010, producers are liable for damages caused by defects in their products and sellers are liable for damages attributable to their fault. If the defects are caused by the fault of third parties, such as the transporter or storekeeper, producers and sellers have the right to seek compensation from these third parties after paying the damages. The producers and sellers are obligated to take remedial measures, such as issuing warnings or recalling the products in a timely manner if defects are found in products that are in circulation. If a party knowingly manufactured and sold defective products that cause death or severe personal injuries, the injured person has the right to claim punitive damages.

Regulations on Dividend Distribution

Wholly foreign-owned companies in the PRC may pay dividends only out of their accumulated profits after tax as determined in accordance with PRC accounting standards. Remittance of dividends by a wholly foreign-owned enterprise out of China is subject to examination by the banks designated by SAFE. Wholly foreign-owned companies may not pay dividends unless they set aside at least 10% of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until such time as the accumulative amount of such fund reaches 50% of the wholly foreign-owned company’s registered capital. In addition, these companies also may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds at their discretion. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Safe Regulations on Offshore Special Purpose Companies Held by PRC Residents or Citizens

Pursuant to the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or Circular No. 75, issued in October 2005 by SAFE and its supplemental notices, PRC citizens or residents are required to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment whereby the offshore entity acquires or controls onshore assets or equity interests held by the PRC citizens or residents. In addition, such PRC citizens or residents must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees or other material events that do not involve roundtrip investments. Subsequent regulations further clarified that PRC subsidiaries of an offshore company governed by the SAFE regulations are required to coordinate and supervise the filing of SAFE registrations in a timely manner by the offshore holding company’s shareholders who are PRC citizens or residents. If these shareholders fail to comply, the PRC subsidiaries are required to report to the local SAFE branches. If the shareholders of the offshore holding company who are PRC citizens or residents do not complete their registration with the local SAFE branches, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company may be restricted in its ability to contribute additional capital to its PRC subsidiaries. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC law for evasion of applicable foreign exchange restrictions.

M&A Rules

On August 8, 2006, six PRC regulatory agencies, including China Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“the M&A Rules”) to regulate foreign investment in PRC domestic enterprises. The M&A rules, among other things, requires an overseas special purpose vehicle (“SPV”), formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange. There remains some uncertainty as to how this regulation will be interpreted or implemented in the context of an overseas offering. If the CSRC or another PRC regulatory agency subsequently determines that approval is required for this offering, we may face sanctions by the CSRC or another PRC regulatory agency.

The M&A Rules also establish procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise.

SAFE Regulations on Employee Share Options

On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Holding Plan or Share Option Plan of Overseas Listed Company, or the Share Option Rule. Pursuant to the Share Option Rule, Chinese citizens who are granted share options by an overseas publicly listed company are required to register with SAFE through a Chinese agent or Chinese subsidiary of the overseas publicly listed company and complete certain other procedures. Our PRC employees who have been granted share options will be subject to these regulations. Failure of our PRC share option holders to complete their SAFE registrations may subject these PRC employees to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us.

MANAGEMENT

The following table sets forth certain information regarding our executive officers and director nominees as of the date of this prospectus:

Name	Age	Position
Guohua Ku	59	Chief Executive Officer, Director and Chairman of the Board
Yongjiang (Jackie) Shi	46	Chief Financial Officer and Vice President
Binfeng (Adeline) Gu	43	Secretary
Yan Zhan	47	Director
Xiaoping Guo(1)	68	Independent Director
Zhongli Liu(1)	61	Independent Director
LuLu Sun(1)	42	Independent Director

(1)	Member of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Guohua Ku was appointed as a director and our Chief Executive Officer as of December 10, 2008. He was elected Chairman of the Board as of April 1, 2009. Prior to joining the Company, Mr. Ku served as a Senior Engineer for Yingfeng Technology from 2003 to 2007. From 1979 to 2003, Mr. Ku served in multiple capacities for Shaanxi Blast Air Blower (Group) Co., Ltd., with his last position serving as a Senior Engineer. Mr. Ku’s experience as our Chief Executive Officer, as well as Chairman of the Board, and extensive scientific and operational knowledge and expertise qualifies him to serve as Chairman of the Board and led the Board to conclude that he should be nominated to serve another term as a director. Mr. Ku obtained MBA from Northwest University of China in 1999.

Mr. Yongjiang (Jackie) Shi was appointed as our Chief Financial Officer (“CFO”) and a Vice President, effective on December 20, 2019. Mr. Shi has served as the financial consultant to the Board since September 28, 2016 and was the CFO of the Company from May 16, 2015 to September 27, 2016. Mr. Shi was the Assistant CFO & Vice President in charge of finance for the Company from January 2015 to May 2015. Mr. Shi joined Xi’an TCH Energy Technology Company, Ltd., a wholly owned subsidiary of the Company in 2014 as a VP of Finance and he previously worked as the Director of Investor Relations for Xilan Natural Gas Group from 2005 to 2014. Mr. Shi studied professional accounting at the University of New South Wales, Australia from 2001 to 2003, and was awarded his master’s degree of finance in 2003. He studied public administration at Northwest University of China from 1994 to 1998, and obtained his bachelor’s degree in law in 1998.

Ms. Adeline Gu was appointed as the Company’s Chief Financial Officer and Secretary on September 28, 2016. Ms. Gu resigned as our Chief Financial Officer as of December 13, 2019. Ms. Gu has been serving as secretary for the office of Board of Directors of the Company from August, 2012 to September 27, 2016. She was the Investor Relations Director from December 2007 to August 13, 2012 and Investor Relations Director Assistant from March 2006 to December 2007 of China Natural Gas, Inc. From October 2005 to March 2006, Ms. Gu was the Interpreter of Xi’an Equity Exchange & Shaanxi Watson Biology Gene Technology Co., Ltd. Ms. Gu studied at Northwest University of China from September, 1995 to June, 1999 and received her bachelor degree, majoring in English. Ms. Gu has held a Chinese Accounting Certificate since 2000.

Mr. Yan Zhan was appointed as a director of the company on March 16, 2021. He has worked for Xi’an TCH Energy Technology Co., Ltd., our wholly-owned subsidiary in the PRC, since May 2013 and he has served as the Chief Sales Officer since June 2016. Mr. Zhan obtained his junior college diploma majored in Manufacturing Processes and Equipment from Northwestern Polytechnical University in September 1995. After his graduation, he served as the head of production department of Xi’An Kanghuamen Factory from 1995 to 1996. Mr. Zhan studied and taught at Shanxi Educational College from 1996 to 1998. From 1998 to 2004, he served as the sales manager of Xi’An Equipment Import and Export Company, after which he served as the general manager of Shanxi Wanding Yandong Technology Co., Limited from 2004 to 2013. In nominating Mr. Zhan for election as a director, our Board focused on his past marketing and sales experience and technical knowledge in the energy recycling industry and his knowledge of the operations of the Company as a member of management.

Mr. Xiaoping Guo was appointed as a director on June 1, 2017. Mr. Guo was also appointed as the Chairman of the Compensation Committee and a member of the Audit, Nominating and Corporate Governance Committees. Mr. Guo has served as the assistant to the president of Datang New Energy Co., Ltd., since 2010. Mr. Guo received his bachelor degree from the Xi’an Jiaotong University in 1977, and his master’s degree in systems engineering from the same school in 2000. Mr. Guo’s extensive project engineering and development experience, as well as his management experience, qualifies him to serve on our Board and led the Board to conclude that he should be nominated as a director.

Mr Zhongli Liu was appointed as a director on March 6, 2020. Mr. Liu was also appointed as the Chairman of the Audit Committee and a member of the Compensation, Nominating and Corporate Governance Committees. Mr. Liu served as the inspector to be in charge of securities inspection at Shaanxi Supervision Bureau of China Securities Regulatory Commission from 1999 to September 2019. He worked as the head of department of economics and management, professor, chief of scientific research at Xi’an Finance and Economics University from 1984 to 1998. Since July 2017, he served as the independent director of the Board at China Haiseng Fresh Fruit Juice Co., Ltd. (00359.HK). Mr. Liu studied industrial economy management at Xi’an Jiaotong University from September 1978 to July 1982 and was awarded his bachelor’s degree of finance in 1982. He studied planning economics at Renmin University of China from 1982 to 1984 and was awarded his master’s degree of finance in 1984. Mr. Liu’s significant financial expertise qualifies him to serve on our Board and led the Board to conclude that he should be nominated as a director.

Ms. LuLu Sun was appointed as a director on August 5, 2015. Mr. Sun was also appointed as the Chairman of the Corporate Governance Committee and a member of the Compensation and Nominating Committees. Ms. Sun serves as Marketing Director for Net Engine Power Tech. Ltd. Co. in China from June 2013 to present and she was the New Media Business Development Director for Rayli Magazine in China from June 2009 to May 2013. From July 2002 to May 2009, Ms. Sun was the Business Development Project Manager for Sina Mobile in China. Ms. Sun’s extensive experience in marketing and business development in China qualifies her to serve on our Board and led the Board to conclude that she should be nominated as a director.

CORPORATE GOVERNANCE

Leadership Structure and Role in Risk Oversight

The Company’s current board leadership structure separates the board chair and principal executive officer roles into two positions. Mr. Ku has served as both Chairman of the Board and CEO of the Company since April 1, 2009. Our Board continues to believe there are important advantages to Mr. Ku serving in both roles at this time. Mr. Ku is the director most familiar with our business and industry and is best situated to propose Board agendas and lead Board discussions on important matters. Mr. Ku provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing us to employees, stockholders and other stakeholders. The Board has not named a lead independent director.

Our Board is responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. In the Board’s opinion, this division of responsibilities is the most effective approach for addressing the risks facing the Company. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight of our risk assessment and risk management policies. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board.

Diversity

The Board does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Corporate Governance and Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Corporate Governance and Nominating Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.

Director Independence

Xiaoping Guo, LuLu Sun and Zhongli Liu are our only non-employee directors, and our Board has determined that each of them is independent pursuant to the listing rules of Nasdaq and the rules of the SEC. All of the members of each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent as defined in Nasdaq Rule 5605(a)(2). As required under applicable Nasdaq listing standards, in the 2019 fiscal year, our independent directors met twice in regularly scheduled executive sessions at which only our independent directors were present.

Board Meetings and Committee Meeting; Annual Meeting Attendance

During the year ended December 31, 2020, the Board held one (1) meeting and acted through unanimous consent on 17 different occasions. In addition, the Audit Committee held four (4) meetings; the Corporate Governance and Nominating Committee held one (1) meeting; and the Compensation Committee held one (1) meeting. During the year ended December 31, 2020, each of the directors attended, in person or by telephone, more than 75% of the meetings of the Board and the committees on which he or she served. We encourage our Board members to attend our Annual Meetings, but we do not have a formal policy requiring attendance. Some of our then-sitting Board members attended the 2020 Annual Meeting.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Xiaoping Guo, Zhongli Liu and LuLu Sun. Ms. LuLu Sun is the chairman of our Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees all aspects of the Company’s corporate governance functions on behalf of the Board, including identifying individuals qualified to become directors, recommending to the Board the selection of director nominees for each meeting of the stockholders at which directors are elected and overseeing the monitoring and evaluation of the Company’s corporate governance practices. The Corporate Governance and Nominating Committee reviewed the performance of all of the current members of the Board and determined and recommended to the Board that all of the current directors should be nominated at the annual shareholder meeting each year for re-election. No other candidates were recommended or evaluated. The Corporate Governance and Nominating Committee operates under a written charter, which is available on our website at www.creg-cn.com under the links “Investor Relations – Corporate Governance.”

Selection of Board Nominees

Our Corporate Governance and Nominating Committee is responsible for identifying, selecting and evaluating Board candidates. From a general perspective, candidates are reviewed in the context of the existing Board members, our operating requirements and the long-term interests of our stockholders. In selecting candidates for appointment or re-election to the Board, the Corporate Governance and Nominating Committee of the Board considers the following criteria: (i) personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community; (ii) experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, financial or technological organizations; (iii) financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance; (iv) ability to critically and independently evaluate business issues, contributing diverse perspectives or viewpoints, and making practical and mature judgments; (v) a genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director; and (vi) no conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders. In addition, the Corporate Governance and Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under the Nasdaq rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

Audit Committee

The Audit Committee currently consists of Xiaoping Guo, Zhongli Liu and LuLu Sun, each of whom is independent under Nasdaq listing standards. Zhongli Liu serves as chairman of our Audit Committee.

The Board determined that Mr. Liu qualifies as an “audit committee financial expert,” as defined by Nasdaq Rule 5605(a)(2) and Item 407 of Regulation S-K. In reaching this determination, the Board made a qualitative assessment of Mr. Liu’s level of knowledge and experience based on a number of objective and subjective factors, including formal education, financial and accounting acumen, and business experience. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; (iv) the qualifications and independence of our independent registered public accounting firm; (v) the performance of our internal audit function and the independent registered public accounting firm; and (vi) our auditing, accounting and financial reporting processes generally. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. In connection with its responsibilities, the Board has delegated to the Audit Committee the authority to select and hire our independent registered public accounting firm and determine their fees and retention terms. The Audit Committee’s policy is to pre-approve all audit and non-audit services by category, including audit-related services, tax services, and other permitted non-audit services. In accordance with the policy, the Audit Committee regularly reviews and receives updates on specific services provided by our independent registered public accounting firm. All services rendered by Prager Metis CPAs LLC to the Company are permissible under applicable laws and regulations. During fiscal year 2020, all services requiring pre-approval and performed by the Company’s accounting firm, Prager Metis CPAs LLC, were approved in advance by the Audit Committee in accordance with the pre-approval policy. The Audit Committee operates under a written charter, which is available on our website at www.creg-cn.com under the links “Investor Relations – Corporate Governance.”

Compensation Committee

The Compensation Committee currently consists of Xiaoping Guo, Zhongli Liu and LuLu Sun. Mr. Guo is the chairman of our Compensation Committee. The Compensation Committee’s purpose is (i) to oversee the Company’s efforts to attract, retain and motivate members of the Company’s senior management team, (ii) to carry out the Board’s overall responsibility relating to the determination of compensation for all executive officers, (iii) to oversee all other aspects of the Company’s compensation policies, and to oversee the Company’s management resources, succession planning and management development activities. The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties. During fiscal year 2020, the Compensation Committee did not engage the services of any independent advisors, experts or other third parties. We believe that the functioning of our Compensation Committee complies with any applicable requirements of Nasdaq and SEC rules and regulations. The Compensation Committee operates under a written charter, which is available on our website at www.creg-cn.com under the links “Investor Relations – Corporate Governance.”

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

All members of the Compensation Committee are independent directors. No current member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by writing to the attention of Ms. Adeline Gu, our Secretary, at 4/F, Tower C, Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District, Xi’an City, Shaanxi Province, 710075 China.

Code of Ethics

We have adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer and principal accounting officer. A current copy of our Code of Business Conduct and Ethics is available on our website at www.creg-cn.com under the links “Investor Relations – Corporate Governance.” We intend to disclose any amendments to the Code of Business Conduct and Ethics, as well as any waivers for executive officers or directors, on our website.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of the copies of these reports, we believe that all filing requirements of Section 16(a) of the Exchange Act were timely complied with during the fiscal year ended December 31, 2020.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation earned by our named executive officers for the years ended December 31, 2020 and 2019.

Summary Compensation Table

The following table summarizes the compensation earned during the years ended December 31, 2020 and 2019, by those individuals who served as our Chief Executive Officer, or Chief Financial Officer during any part of fiscal year 2020 and our other most highly compensated executive officer. The individuals listed in the table below are referred to as the “named executive officers.”

Name and Principal Position Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guohua Ku(1)	2020	33,078	--	--	--	--	--	--	33,078
Chief Executive Officer and Chairman of the Board	2019	33,078	--	--		--	--	--	33,078

Yongjiang (Jackie) Shi(2)	2020	26,585	--	--	--	--	--	--	26,585
Chief Financial Officer	2019	2,462	--	--	--	--	--	--	2,462

Binfeng (Adeline) Gu	2020	22,648							22648
Secretary	2019	22,648							22648

1.	Guohua Ku was appointed as Chief Executive Officer of the Company on December 10, 2008.
2.	Yongjiang (Jackie) Shi was appointed as Chief Financial Officer and Vice President of the Company on December 16, 2019.

Narrative to Summary Compensation Table

During the 2020 fiscal year, we used base salary as the exclusive executive compensation to our executive officers. We use base salary to fairly and competitively compensate our executives, including the named executive officers, for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk. We believe that the base salaries of our executives should be targeted at or above the median of base salaries for executives in similar positions with similar responsibilities at comparable companies, consistent with our compensation philosophy. Because of our emphasis on performance-based compensation for executives, base salary adjustments are generally made only when we believe there is a significant deviation from the market or an increase in responsibility. Our Compensation Committee reviews the base salary levels of our executives each year to determine whether an adjustment is warranted or necessary.

Employment Contracts

Mr. Guohua Ku entered into an employment agreement with the Company to serve as its CEO on December 10, 2008. The agreement had a two-year term, starting December 10, 2008, that included a one-month probationary period. In accordance with the terms and conditions of Mr. Ku’s employment agreement, on December 10, 2010, 2012, 2014, 2016, 2018, and, most recently, on December 10, 2020, the Company and Mr. Ku agreed to renew Mr. Ku’s employment agreement for an additional two-year term. Mr. Ku receives a salary of RMB 216,000 ($33,078) annually for his service as CEO. The Company may terminate the employment agreement at any time without any prior notice to the employee if Mr. Ku engages in certain conduct, including, but not limited to (i) violating rules and procedures of the Company or breaching the terms of the employment agreement; (ii) neglecting his duties or engaging in malpractice for personal gain that damages the Company; (iii) entering into an employment relationship with any other employer during his employment with the Company; or (iv) the commission of a crime. The Company also may terminate the employment agreement upon 30 days written notice to Mr. Ku under certain other conditions, including but not limited to (i) inability to continue position due to non-work-related sickness or injury; (ii) incompetence; and (iii) the need for mass layoffs or other restructuring. Mr. Ku has the right to resign at any time upon a 30-day written notice to the Company.

Mr. Yongjiang Shi entered into an employment agreement with the Company to serve as its CFO on May 8, 2020. Pursuant to the terms of Mr. Shi’s employment agreement, he receives a cash compensation in the amount of RMB 16,000 (approximately $2,300) per month for his service as the CFO and Vice President and is also entitled to receive an annual equity award of at least 5,000 shares of common stock of the Company. The term of the employment agreement is for 24 months and may be renewed for an additional term by the Company upon 30-day notice prior to its termination. This employment agreement may be terminated by the Company or Mr. Shi at any time without any prior notice.

In connection with her appointment as Chief Financial Officer and Secretary, the Company entered into an employment agreement with Ms. Gu on September 28, 2016. Pursuant to the terms of the employment agreement, Ms. Gu will receive compensation in the amount of RMB 10,000 (approximately $1,538) per month for her role as Chief Financial Officer, plus stock options for no less than 5,000 shares of common stock of the Company each year to be issued under the China Recycling Energy Corporation Omnibus Equity Plan (the “Plan”) with the specific terms of the options to be determined by the Compensation Committee of the Board in the future. The term of the employment agreement is for two years, starting on September 28, 2016. The Compensation Committee approved the grant of an option to Ms. Gu to purchase 5,000 shares of the Company’s common stock on April 27, 2017. On September 28, 2018, the Company and Ms. Gu agreed to renew Ms. Gu’s employment agreement for an additional two-year term. Ms. Gu receives a salary of RMB 144,000 ($22,052) annually for her service as CFO. Ms. Gu resigned from her position as the Chief Financial Officer of the Company on December 13, 2019.

Potential Payments Upon Termination or Change of Control

Employment Agreements

Certain of our executive officers, including our CEO, have employment agreements with the Company’s operating subsidiaries in China. Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, as defined in the agreement, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty pursuant to each employment agreement.

2015 Plan

In June of 2015, the stockholders of the Company approved the China Recycling Energy Corporation Omnibus Equity Plan (the “2015 Equity Plan”) at its annual meeting. The total aggregate shares of common stock authorized for issuance during the term of the 2015 Equity Plan is 124,6,26 shares of the Company’s authorized shares of common stock, as adjusted for the Reverse Stock Split, effected on April 13, 2020. The 2015 Equity Plan will terminate on the earliest to occur of (i) the 10th anniversary of the Equity Plan’s effective date, or (ii) the date on which all shares available for issuance under the Equity Plan shall have been issued as fully vested shares. We have not granted any options to purchase shares of our common stock under the 2015 Equity Plan during the 2020 fiscal year.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded during the 2020 fiscal year to each of our non-executive directors:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total
Name	($)(1)	($)(1)	($)(1)	($)	Earnings	($)	($)
LuLu Sun(2)	$7692						$7692
Xiaoping Guo(3)	$7692						$7692
Xiaogang Zhu(3)	$1000						$1000
Zhongli Liu(4)	$7692						$7692
Yan Zhan(5)	$14,906						$14,906

1.	In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required to serve as a director and manage the affairs of the Company. Each non-employee director receives an annual Board fee of RMB 50,000. Non–employee directors do not receive additional fees for attendance at Board or Board committee meetings or for serving on Board Committees. There were no stock options granted and exercised by non-employee directors during the 2020 fiscal year. There were no option awards outstanding as of December 31, 2020, for any of the non-employee directors.
2.	Ms. LuLu Sun was appointed to the Board on August 5, 2015.
3.	Messrs. Guo and Zhu were appointed as directors effective June 1, 2017. Mr. Zhu resigned from the Board effective March 5, 2020.
4.	Mr. Liu was appointed to the Board on March 6, 2020 to fill the vacancy resulted from the resignation of Xiaogang Zhu.
5.	Mr. Zhan was appointed to the Board on March 12, 2021 to fill the vacancy resulted from the resignation of Geyun Wang.

Option Grants

We had no outstanding equity awards as of the end of fiscal years ended December 31, 2020 and 2019.

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during fiscal years ended December 31, 2020 and 2019 by the executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal years ended December 31, 2020 and 2019.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2020 and 2019 under any long-term incentive plan.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information provided to us by each of the following as of the date of this prospectus (unless otherwise indicated) regarding their beneficial ownership of our common stock:

●	each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our directors and named executive officers; and

●	all of our directors and named executive officers as a group.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. The address for each director and executive officer is 4/F, Tower C, Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District, Xi’an City, Shaanxi Province, China 710075.

Common Stock Beneficially Owned	Number of Shares		Percent of Class
Directors and Named Executive Officers
Guohua Ku	1,020,000		15.38%
Yongjiang (Jackie) Shi	0	(1)	*
Adeline Gu	0		*
Yan Zhan	0		*
Xiaoping Guo	0		*
Zhongli Liu	0		*
LuLu Sun	0		*
All executive officers and directors as a group (7 persons)	1,020,000		15.38%

Other 5% Stockholders
Eastern Good Investments, Ltd.	440,000		6.68%
Forever Inherit Group (HK) Ltd.	1,000,000		15.19%
Keen Merit Investments, Ltd.	440,000		6.68%
Lead Crest Investments, Ltd.	440,000		6.68%

*	Less than one percent (1%) of outstanding shares.
1.	Excludes at least 5,000 shares issuable to Mr. Shi annually pursuant to the term of his employment agreement with the Company.

EQUITY COMPENSATION PLAN INFORMATION

During the fiscal year ended December 31, 2020, we have not issued any shares of common stock under the 2015 Plan.

RELATED PARTY TRANSACTIONS

The Company has not implemented a written policy concerning the review of related party transactions; however, the Company’s policy is that the Audit Committee must review related party transactions and Board must approve all related party transactions. Further, all material related party transactions will be made or entered into on terms that are no less favorable to us than can be obtained from unaffiliated third parties.

A “related party transaction” is a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

On December 29, 2018, our Chairman of the Board and CEO, Guohua Ku, entered into a Buy-Back Agreement with the following parties: Xi’an TCH, Xi’an Zhonghong, HYREF, Chonggong Bai and Xi’an Hanneng Enterprises Management Consulting Co. Ltd. (“Xi’an Hanneng”). Pursuant to the terms of the Buy Back Agreement, Mr. Ku, together with Xi’an TCH, Xi’an Zhonghong, and Chonggong Bai, as Buyers, jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai, and a CDQ WHPG station in Boxing County which was transferred to HYREF by Xi’an Zhonghong. (See Notes 5 and 10). Pursuant to the terms of the Buy-Back agreement, HYREF may request that the Buyers buy back the equity shares of Xi’an Hanneng and/or the CDQ WHPG station if one of the following conditions is met: (i) HYREF holds the equity shares of Xi’an Hanneng until December 31, 2021; (ii) Xi’an Huaxin New Energy Co., Ltd., is delisted from The National Equities Exchange And Quotations Co., Ltd., a Chinese over-the-counter trading system (the “NEEQ”); (iii) Xi’an Huaxin New Energy, or any of the Buyers or its affiliates has a credit problem, including not being able to issue an auditor report or standard auditor report or any control person or executive of the Buyers is involved in crimes and is under prosecution or has other material credit problems, to HYREF’s reasonable belief; (iv) if Xi’an Zhonghong fails to timely make repayment on principal or interest of the loan agreement, its supplemental agreement or extension agreement; (v) the Buyers or any party to the Debt Repayment Agreement materially breaches the Debt Repayment Agreement or its related transaction documents, including but not limited to the Share Transfer Agreement, the Pledged Assets Transfer Agreement, the Entrusted Loan Agreement and their guarantee agreements and supplemental agreements.

As of December 31, 2020 and 2019, the Company had $28,440 and $41,174, respectively, in advances from the Company’s management, which bear no interest, are unsecured, and are payable upon demand.

As of March 31, 2021 and December 31, 2020, the Company had $28,466 and $28,440, respectively, in advances from the Company’s management, which bear no interest, are unsecured, and are payable upon demand.

On February 23, 2021, the Company entered into certain securities purchase agreements with several non-U.S. investors, pursuant to which the Company agreed to sell to the purchasers, an aggregate of up to 3,320,000 shares of common stock of the Company, at $11.522 per share. One of the purchasers is the Company’s CEO and Chairman of the Board, who purchased 1,000,000 shares of common stock of the Company.

In April 2021, the Company’s CEO amended the number of shares that he would purchase from 1,000,000 shares to 940,000 shares. The Company returned $691,320 in excess purchase price that were received earlier to the Company’s CEO in April 2021.

DESCRIPTION OF SECURITIES

Issuances of Shares of Common Stock

As of the date of this prospectus, there were 6,633,832 shares of our common stock outstanding, and warrants to purchase 30,411 shares of our common stock.

On July 27, 2021, the Company filed a certificate of change to its Articles of Incorporate with the Secretary of State of the State of Nevada to increase its authorized shares to 100,000,000 shares of common stock.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “CREG.”

The holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors (“BOD”) out of legally available funds; however, the current policy of our BOD is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Nevada Law

As a Nevada corporation, we are also subject to certain provisions of the NRS that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our BOD in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

The NRS provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the company, and: (i) the combination or transaction by which such person first became an interested stockholder was approved by the BOD before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

The Control Share Acquisition Statute generally applies only to Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. This statute generally provides that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the disinterested stockholders of the corporation at a special or annual meeting. A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.” In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Transfer Agent and Registrar

The Transfer Agent for our common stock and Warrants is Securities Transfer Corporation, located at 2901 Dallas Pkwy Suite 380, Plano, TX 75093.

MARKET PRICE AND DIVIDENDS ON OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “CREG.” On July 27, 2021, the last reported sales price for our common stock was $7.07 per share.

Shares Issued for Stock Compensation

On October 10, 2019, the Company entered an investment banking engagement agreement with an investment banker firm, engaging that firm as the exclusive lead underwriter for a registered securities offering. Pursuant to the terms of this engagement agreement, the Company issued 10,000 shares of its unregistered and restricted common stock to an investment banker firm within 10 days from the date of the execution of the engagement agreement, and the remaining 5,000 shares to be paid upon completion of the offering. The agreement has expired and the Company has no obligation to pay the remaining 5,000 shares.

On October 11, 2019, the Company entered a consulting agreement with a consulting company to advise the Company on an acquisition project. Pursuant to the terms of this consulting agreement, the Company issued 31,250 shares of the Company’s unregistered and restricted common stock to this consulting company. The agreement has expired and the acquisition project was abandoned.

The issuances of the shares of common stock for stock compensation described above were exempt from registration under Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

Equity Compensation Plan Information

2015 Plan

In June of 2015, the stockholders of the Company approved the China Recycling Energy Corporation Omnibus Equity Plan (the “2015 Equity Plan”) at its annual meeting. The total aggregate shares of common stock authorized for issuance during the term of the 2015 Equity Plan is 124,6,26 shares of the Company’s authorized shares of common stock, as adjusted for the Reverse Stock Split, effected on April 13, 2020. The 2015 Equity Plan will terminate on the earliest to occur of (i) the 10th anniversary of the Equity Plan’s effective date, or (ii) the date on which all shares available for issuance under the Equity Plan shall have been issued as fully-vested shares.

Holders of Capital Stock

As of the date of this prospectus, there were 6,633,832 shares of our common stock outstanding, held by approximately 2,727 shareholders of record, and warrants to purchase 30,411 shares of our common stock, held by 5 warrant holders.

Stock Option Grants

We granted stock options to purchase 500 shares of common stock subject to currently exercisable stock options under the 2015 Equity Plan.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors has the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and any other factors that our Board of Directors deems relevant.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was little to no trading activity in our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Immediately prior to the offering, there are 6,633,832 shares of common stock outstanding. Upon the completion of the offering, we will have an aggregate of shares of common stock outstanding immediately assuming no exercise of the over-allotment option by the Underwriter.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement. The remaining shares of common stock, representing approximately % or % of our outstanding shares, following the firm commitment offering, respectively, will be held by our existing shareholders. Many of these shares are “restricted securities” as that phrase is defined in Rule 144 under the Securities Act. Subject to certain contractual restrictions, including the lock-up agreements described below, holders of restricted shares will be entitled to sell those shares in the public market pursuant to an effective registration statement under the Securities Act or if they qualify for an exemption from registration under Rule 144. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions. As a result of lock-up agreements described below, and the provisions of Rules 144 under the Securities Act, the restricted securities will be available for sale in the public market.

We, all of our directors and officers and certain shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 180-days after the date of this prospectus without the prior written consent of the Underwriter. This consent may be given at any time without public notice. Upon expiration of the lock-up period, these shares will be available for sale in the public market, subject in some cases to applicable volume limitations under Rule 144.

We also agreed to register shares underlying the Underwriter’s Warrants. Once exercised, of which there can be no guarantee, subject to the relative lock up period described elsewhere in this prospectus, those shares shall be freely tradable without restriction or further registration under the Securities Act.

Rule 144

Some of our stockholders will be forced to hold their shares of our common stock for at least a six-month period before they are eligible to sell those shares, and even after that six-month period, sales may not be made under Rule 144 promulgated under the Securities Act unless we and such stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale. To the extent we sell a number of shares of common stock under the firm commitment offering, the below tables will be adjusted proportionately as to numbers of shares available for sale and dates on which such shares may be sold (as to currently outstanding shares).

Outstanding Shares	Date Available for Sale
Currently outstanding shares of common stock not subject to lock-up agreement:	Available for sale and subject to Rule 144 requirement

Currently Outstanding Shares of Common Stock Subject to Lock-up Agreement:	After 180-day from the date of this prospectus.

Shares Offered in this Offering(1):	After the completion of this offering, these shares will be freely tradable.

(1)	Including the shares of common stock upon exercise of the Warrants. The shares of common stock upon exercise of the Underwriter Warrants will become available for sale after 180-day from commencement of sale of this offering.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Univest Securities. LLC is acting as the representative and sole book-running manager, have severally agreed to purchase, and we have agreed to sell to them, the number of securities at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares of Common Stock and Warrants
Univest Securities, LLC

Total

The underwriters are offering the securities subject to their acceptance of the securities rom us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the securities offered by this prospectus if any such securities are taken. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ option to purchase additional securities described below.

We have granted a 45-day option to the representative of the underwriters to purchase up to        additional shares of common stock and/or up to        Warrants at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock and warrants as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock and warrants listed next to the names of all underwriters in the preceding table.

The underwriters will offer the shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.16 per share. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Discounts and Expenses

The underwriting discounts are equal to 8% of the initial public offering price set forth on the cover of this prospectus.

The following table shows the per share and accompanying warrant and total initial public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional shares of common stock and/or up to Warrants.

	Per Share and accompanying Warrant	Total Without Exercise of Over-allotment Option	Total With Full Exercise of Over- allotment Option
Initial public offering price	$	$10,000,000	$11,500,000
Underwriting discounts to be paid by us	$	$800,000	$920,000
Proceeds, before expenses, to us	$	$9,200,000	$10,580,000

We have agreed to pay to the underwriters upon the consummation of the offering, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the offering. We have also agreed to pay the representative reasonable out-of-pocket expenses including but not limited to, (i) reasonable travel and out-of-pocket expenses, including clearing charges; (ii) reasonable fees of legal counsel incurred by the Underwriter in connection with the offering. The total accountable expenses shall not exceed $150,000. Notwithstanding any contained herein to the contrary, the representative shall return to the Company any expenses previously paid, or advanced, but that which were not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

Underwriter Warrants

We have also agreed to grant to the representative a warrant covering a number of shares equal to 5% of the aggregate number of shares of common stock sold in the offering (the “Underwriter Warrants”). The Underwriter Warrants will be exercisable, in whole or in part, during a period commencing after 6 months of the closing of the offering and will expire on the five-year anniversary of the date of commencement of sales of the offering. The Underwriter Warrants will be exercisable at a price equal to 100% of the offering price and shall not be redeemable. We have registered the shares underlying the Underwriter Warrants in the registration statement. The Underwriter Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the date of commencement of sales of the offering (in accordance with FINRA Rule 5110(e)(1) except as may be provided in FINRA Rule 5110(e)(2). The Underwriter Warrants may be exercised as to all or a lesser number of shares, and will provide for cashless exercise. The Underwriter Warrants shall further provide for adjustment in the number and price of such warrants (and the share of the common stock underlying such warrants) in the event of recapitalization, a merger or other structural transactions to prevent dilution.

Right of First Refusal

Pursuant to the underwriting agreement, we will provide the representative of the underwriters the right of first refusal for one year from the date of commencement of sales of this public offering to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of our company, whether undertaken in conjunction with another broker-dealer or on the Company’s own volition.

Price Stabilization

The underwriters will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the underwriters based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Underwriter. In addition, the common stock may be sold by the Underwriter to securities dealers who resell the common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as Underwriter and should not be relied upon by investors.

Lock-up Agreements

We, each of our directors and officers and holders of our common stock on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of 180 days after the date of this prospectus, without the prior written consent of the Underwriter not to directly or indirectly:

●	issue (in the case of the Company), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

●	in the case of the Company, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the Underwriter and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the securities has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the securities under this prospectus may only be made to persons: (i) to whom it is lawful to offer the shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the securities sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The securities may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The securities may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the securities may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore

The securities represented may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

United Kingdom. An offer of the securities may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the securities must be complied with in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the common stock and Warrants offered hereby will be passed upon for us by Ortoli Rosenstadt LLP. Hunter Taubman Fischer & Li LLC is acting as United States securities counsel to the Underwriter.

EXPERT

The consolidated financial statements for each of the years ended December 31, 2020 and 2019, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Prager Metis CPAs LLP (“Prager Metis”), an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Prager Metis is 2381 Rosecrans Avenue, Suite 350, El Segundo, CA 90245.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ccmus.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2021 (UNAUDITED)	DECEMBER 31, 2020

ASSETS

CURRENT ASSETS
Cash	$150,994,159	$107,804,013
Accounts receivable, net	-	308,677
VAT receivable	187,145	-
Prepaid expenses	34,417	55,420
Other receivables	31,536	35,687

Total current assets	151,247,257	108,203,797

NON-CURRENT ASSETS
Long term deposit	16,968	16,799
Operating lease right-of-use assets, net	161,510	-
Fixed assets, net	6,291	6,228
Asset subject to buyback	-	28,910,696

Total non-current assets	184,769	28,933,723

TOTAL ASSETS	$151,432,026	$137,137,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$76,837	$76,074
Taxes payable	2,443,858	3,145,612
Accrued interest on notes	246,190	18,968
Notes payable, net of unamortized OID of $325,605 and $144,355, respectively	8,393,309	3,005,645
Accrued liabilities and other payables	703,645	726,696
Operating lease liability	99,305	-
Due to related parties	28,404	28,440
Interest payable on entrusted loans	-	10,144,228
Entrusted loan payable	-	21,896,744

Total current liabilities	11,991,548	39,042,407

NONCURRENT LIABILITIES
Income tax payable	5,174,625	5,174,625
Operating lease liability	62,206	-
Long term payable	464,389	459,777
Entrusted loan payable	309,593	306,518

Total noncurrent liabilities	6,010,813	5,940,920

Total liabilities	18,002,361	44,983,327

CONTINGENCIES AND COMMITMENTS (NOTE 15 & 16)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 10,000,000 shares authorized, 6,491,398 and 3,177,050 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	6,491	3,177
Additional paid in capital	157,810,125	119,748,999
Statutory reserve	15,171,354	15,155,042
Accumulated other comprehensive income	1,541,125	273,440
Accumulated deficit	(41,099,430)	(43,026,465)

Total Company stockholders’ equity	133,429,665	92,154,193

TOTAL LIABILITIES AND EQUITY	$151,432,026	$137,137,520

The accompanying notes are an integral part of these consolidated financial statements

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	SIX MONTHS ENDED JUNE 30,		THREE MONTHS ENDED JUNE 30,
	2021	2020	2021	2020

Revenue
Contingent rental income	$-	$-	$-	$-

Interest income on sales-type leases	-	-	-	-

Total operating income	-	-	-	-

Operating expenses
Bad debts (reversal)	(34,579)	(1,649,622)	(34,579)	(1,649,622)
General and administrative	418,731	390,864	145,639	236,686

Total operating (income) expenses	384,152	(1,258,758)	111,060	(1,412,936)

Income (loss) from operations	(384,152)	1,258,758	(111,060)	1,412,936

Non-operating income (expenses)
Loss on note conversion	(2,719)	(198,330)	(2,719)	(95,163)
Interest income	193,157	72,617	109,461	45,611
Interest expense	(1,046,615)	(697,028)	(964,529)	(341,784)
Gain on termination of buy-back agreement of Chengli project	3,155,959	-	3,155,959	-
Other expenses, net	(70,236)	(40,628)	(69,619)	(27,660)

Total non-operating income (expenses), net	2,229,546	(863,369)	2,228,553	(418,996)

Income before income tax	1,845,394	395,389	2,117,493	993,940
Income tax benefit	(97,953)	-	(103,078)	-

Net income	1,943,347	395,389	2,220,571	993,940

Other comprehensive items
Foreign currency translation income (loss)	1,267,685	(1,282,589)	2,407,848	58,688

Comprehensive income (loss)	$3,211,032	$(887,200)	$4,628,419	$1,052,628

Basic and diluted weighted average shares outstanding	4,442,928	2,226,282	5,694,895	2,317,223

Basic and diluted net income per share	0.44	$0.18	$0.39	$0.43

The accompanying notes are an integral part of these consolidated financial statements

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	SIX MONTHS ENDED JUNE 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,943,347	$395,389
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of OID and debt issuing costs of notes	68,750	39,583
Stock compensation expense	-	10,999
Operating lease expenses	33,873	32,502
Bad debts expense (reversal)	(34,579)	(1,649,622)
Loss on note conversion	821,633	198,330
Interest expense	818,914	-
Gain on termination of buy-back agreement of Chengli project	(3,155,959)	-
Changes in assets and liabilities:
Collection of principal and interest on sales type leases for Pucheng systems	-	13,879,575
Accounts receivable	345,788	35,552,191
Prepaid expenses	23,571	919
Other receivables	2,380	(3,589)
Taxes payable	(894,430)	(2,121,622)
Payment of lease liability	(33,873)	(31,174)
Interest payable on entrusted loan	-	635,375
Accrued liabilities and other payables	198,034	57,740

Net cash provided by (used in) operating activities	(681,465)	46,996,596

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes payable	5,000,000	-
Issuance of common stock	37,561,721	-

Net cash provided by financing activities	42,561,721	-

EFFECT OF EXCHANGE RATE CHANGE ON CASH	1,309,890	(551,508)

NET INCREASE IN CASH	43,190,146	46,445,088
CASH, BEGINNING OF PERIOD	107,804,013	16,221,297

CASH, END OF PERIOD	$150,994,159	$62,666,385

Supplemental cash flow data:
Income tax paid	$-	$-
Interest paid	$186,129	$-

Supplemental disclosure of non-cash operating activities
Settlement of entrusted loan resulting from termination of buy-back option for Chengli project	$29,147,903	$-
Transfer of Tian’an project from construction in progress to accounts receivable	$-	$23,635,489
Adoption of ASC 842-right-of-use asset	$191,189	$-
Adoption of ASC 842-operating lease liability	$191,189	$-

Supplemental disclosure of non-cash financing activities
Conversion of notes into common shares	$-	$1,104,586

The accompanying notes are an integral part of these consolidated financial statements

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(UNAUDITED)

	Common Stock		Shares to	Paid in	Statutory	Other Comprehensive	Accumulated
	Shares	Amount	be issued	Capital	Reserves	(Loss) / Income	Deficit	Total

Balance at December 31, 2020	3,177,050	$3,177	$-	$119,748,999	$15,155,042	$273,440	$(43,026,465)	$92,154,193

Net loss	-	-	-	-	-	-	(277,224)	(277,224)

Shares to be issued for equity financing	-	-	38,253,041	-	-	-	-	38,253,041

Transfer to Statutory Reserves	-	-	-	-	1,538	-	(1,538)	-

Foreign currency translation loss	-	-	-	-	-	(1,140,163)	-	(1,140,163)

Balance at March 31, 2021	3,177,050	3,177	38,253,041	119,748,999	15,156,580	(866,723)	(43,305,227)	128,989,847

Net income	-	-		-	-	-	2,220,571	2,220,571

Conversion of long-term notes into common shares	54,348	54	-	502,665	-	-	-	502,719

Issuance of common stock for equity financing	3,320,000	3,320	(38,253,041)	38,249,721	-	-	-	-

Return of shares issued to CEO for equity financing	(60,000)	(60)	-	(691,260)	-	-	-	(691,320)

Transfer to Statutory Reserves	-	-	-	-	14,774	-	(14,774)	-

Foreign currency translation gain	-	-	-	-	-	2,407,848	-	2,407,848

Balance at June 30, 2021	6,491,398	$6,491	$-	$157,810,125	$15,171,354	$1,541,125	$(41,099,430)	$133,429,665

	Common Stock		Paid in	Statutory	Other Comprehensive	Accumulated
	Shares	Amount	Capital	Reserves	Loss	Deficit	Total

Balance at December 31, 2019	2,032,721	$2,033	$116,682,374	$14,525,712	$(6,132,614)	$(46,447,959)	$78,629,546

Net loss	-	-	-	-	-	(598,551)	(598,551)
							-
Issuance of common stock for stock compensation	3,333	3	10,996	-	-	-	10,999

Conversion of long-term notes into common shares	143,333	143	533,024	-	-	-	533,167

Foreign currency translation loss	-	-	-	-	(1,341,276)	-	(1,341,276)

Balance at March 31, 2020	2,179,387	$2,179	$117,226,394	$14,525,712	$(7,473,890)	$(47,046,510)	$77,233,885

Conversion of long-term notes into common shares	304,710	305	769,444	-	-	-	769,749

Round-up of fractional shares due to reverse split	9,100	9	(9)	-	-	-	-

Net income	-	-	-	-	-	993,940	993,940

Transfer to statutory reserves	-	-	-	140,494	-	(140,494)	-

Foreign currency translation gain	-	-	-	-	58,688	-	58,688

Balance at June 30, 2020	2,493,197	$2,493	$117,995,829	$14,666,206	$(7,415,202)	$(46,193,064)	$79,056,262

The accompanying notes are an integral part of these consolidated financial statements

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 (UNAUDITED) AND DECEMBER 31, 2020

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Recycling Energy Corporation (the “Company” or “CREG”) is incorporated in Nevada state. The Company, through its subsidiaries, provides energy saving solutions and services, including selling and leasing energy saving systems and equipment to customers, and project investment in the Peoples Republic of China (“PRC”).

The Company’s organizational chart as of June 30, 2021 is as follows:

Erdos TCH – Joint Venture

On April 14, 2009, the Company formed a joint venture (the “JV”) with Erdos Metallurgy Co., Ltd. (“Erdos”) to recycle waste heat from Erdos’ metal refining plants to generate power and steam to be sold back to Erdos. The name of the JV was Inner Mongolia Erdos TCH Energy Saving Development Co., Ltd. (“Erdos TCH”) with a term of 20 years. Erdos contributed 7% of the total investment of the project, and Xi’an TCH Energy Technology Co., Ltd. (“Xi’an TCH”) contributed 93%. On June 15, 2013, Xi’an TCH and Erdos entered into a share transfer agreement, pursuant to which Erdos sold its 7% ownership interest in the JV to Xi’an TCH for $1.29 million (RMB 8 million), plus certain accumulated profits. Xi’an TCH paid the $1.29 million in July 2013 and, as a result, became the sole stockholder of the JV. Erdos TCH currently has two power generation systems in Phase I with a total of 18 MW power capacity, and three power generation systems in Phase II with a total of 27 MW power capacity. On April 28, 2016, Erdos TCH and Erdos entered into a supplemental agreement, effective May 1, 2016, whereby Erdos TCH cancelled monthly minimum lease payments from Erdos, and started to charge Erdos based on actual electricity sold at RMB 0.30 / KWH. The selling price of each KWH is determined annually based on prevailing market conditions. Since May 2019, Erdos TCH has ceased its operations due to renovations and furnace safety upgrades of Erdos, and the Company initially expected the resumption of operations in July 2020, but the resumption of operations was further delayed due to government’s mandate for Erdos to significantly lower its energy consumption per unit of GDP. Erdos and the municipal government are currently under discussion for seeking the solution of achieving the energy saving target. During this period, Erdos will compensate Erdos TCH RMB 1 million ($145,460) per month, until operations resume. The Company has not recognized any income due to the uncertainty of collection.

In addition, Erdos TCH has 30% ownership in DaTangShiDai (BinZhou) Energy Savings Technology Co., Ltd. (“BinZhou Energy Savings”), 30% ownership in DaTangShiDai DaTong Recycling Energy Technology Co., Ltd. (“DaTong Recycling Energy”), and 40% ownership in DaTang ShiDai TianYu XuZhou Recycling Energy Technology Co, Ltd. (“TianYu XuZhou Recycling Energy”). These companies were incorporated in 2012 but there have not been any operations since then nor has any registered capital contribution been made.

Shenqiu Yuneng Biomass Power Generation Projects

On September 28, 2011, Xi’an TCH and Shenqiu entered into a BMPG Project Lease Agreement (the “2011 Shenqiu Lease”). Under the 2011 Shenqiu Lease, Xi’an TCH agreed to lease a set of 12 MW BMPG systems to Shenqiu at a monthly rental of $286,000 (RMB 1,800,000) for 11 years.

On March 30, 2013, Xi’an TCH and Shenqiu entered into a BMPG Project Lease Agreement (the “2013 Shenqiu Lease”). Under the 2013 Shenqiu Lease, Xi’an TCH agreed to lease the second set of 12 MW BMPG systems to Shenqiu for $239,000 (RMB 1.5 million) per month for 9.5 years.

As repayment for a loan made by Xi’an Zhonghong to Beijing Hongyuan Recycling Energy Investment Center, LLP (the “HYREF”) on January 10, 2019 (see further discussion in Note 8); on January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai (or “Mr. Bai”), a resident of China, entered into a Projects Transfer Agreement (the “Agreement”), pursuant to which Xi’an TCH transferred two BMGP in Shenqiu (“Shenqiu Phase I and II Projects”) to Mr. Bai for RMB 127,066,000 ($18.55 million). As consideration for the transfer of the Shenqiu Phase I and II Projects to Mr. Bai (Note 8), Mr. Bai transferred all the equity shares of his wholly owned company, Xi’an Hanneng Enterprises Management Consulting Co. Ltd. (“Xi’an Hanneng”) to Beijing Hongyuan Recycling Energy Investment Center, LLP (the “HYREF”) as repayment for a loan made by Xi’an Zhonghong to HYREF on January 10, 2019. The transfer of the projects was completed on February 15, 2019. The Company recorded $208,359 loss from the transfer during the year ended December 31, 2019. Xi’an Hanneng was expected to own 47,150,000 shares of Xi’an Huaxin New Energy Co., Ltd for the repayment of Shenqiu system and Huayu system. However, Xi’an Hanneng was not able to obtain all the Huaxin shares due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report. On December 20, 2019, Mr. Bai and all the related parties therefore agreed to have Mr. Bai instead make a payment in cash for the transfer price of Shenqiu (see Note 8 for detail).

Chengli Waste Heat Power Generation Projects

On July 19, 2013, Xi’an TCH formed a new company, “Xi’an Zhonghong New Energy Technology Co., Ltd.” (“Zhonghong”), of which it owns 90% of Zhonghong, with HYREF owning the other 10%. Zhonghong is engaged to provide energy saving solution and services, including constructing, selling and leasing energy saving systems and equipment to customers. On December 29, 2018, Shanghai TCH entered into a Share Transfer Agreement with HYREF, pursuant to which HYREF transferred its 10% ownership in Zhonghong to Shanghai TCH for RMB 3 million ($0.44 million). The transfer was completed on January 22, 2019. The Company owns 100% of Xi’an Zhonghong after the transaction.

On July 24, 2013, Zhonghong entered into a Cooperative Agreement of CDQ and CDQ WHPG Project (Coke Dry Quenching Waste Heat Power Generation Project) with Boxing County Chengli Gas Supply Co., Ltd. (“Chengli”). The parties entered into a supplement agreement on July 26, 2013. Pursuant to these agreements, Zhonghong will design, build and maintain a 25 MW CDQ system and a CDQ WHPG system to supply power to Chengli, and Chengli will pay energy saving fees (the “Chengli Project”).

On December 29, 2018, Xi’an Zhonghong, Xi’an TCH, HYREF, Guohua Ku, and Mr. Chonggong Bai entered into a CDQ WHPG Station Fixed Assets Transfer Agreement, pursuant to which Xi’an Zhonghong transferred Chengli CDQ WHPG station (‘the Station”) as the repayment for the loan of RMB 188,639,400 ($27.54 million) to HYREF. Xi’an Zhonghong, Xi’an TCH, Guohua Ku and Chonggong Bai also agreed to a Buy Back Agreement for the Station when certain conditions are met (see Note 8). The transfer of the Station was completed on January 22, 2019, at which time the Company recorded a $624,133 loss from this transfer. However, because the loan was not deemed repaid due to the buyback provision (See Note 8 for detail), the Company kept the loan and the Chengli project recognized in its consolidated financial statements (“CFS”) until April 9, 2021. The Buy Back Agreement was terminated on April 9, 2021, HYREF did not execute the buy-back option and did not ask for any additional payment from the buyers other than keeping the CDQ WHPG station.

Tianyu Waste Heat Power Generation Project

On July 19, 2013, Zhonghong entered into a Cooperative Agreement (the “Tianyu Agreement”) for Energy Management of CDQ and CDQ WHPG Projects with Jiangsu Tianyu Energy and Chemical Group Co., Ltd. (“Tianyu”). Pursuant to the Tianyu Agreement, Zhonghong will design, build, operate and maintain two sets of 25 MW CDQ systems and CDQ WHPG systems for two subsidiaries of Tianyu – Xuzhou Tian’an Chemical Co., Ltd. (“Xuzhou Tian’an”) and Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu”) – to be located at Xuzhou Tian’an and Xuzhou Huayu’s respective locations (the “Tianyu Project”). Upon completion of the Tianyu Project, Zhonghong will charge Tianyu an energy saving fee of RMB 0.534 ($0.087) per kilowatt hour (excluding tax). The term of the Tianyu Agreement is 20 years. The construction of the Xuzhou Tian’an Project is anticipated to be completed by the second quarter of 2020. The Xuzhou Huayu Project has been on hold due to a conflict between Xuzhou Huayu Coking Co., Ltd. and local residents on certain pollution-related issues.

On January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai entered into a Projects Transfer Agreement (the “Agreement”), pursuant to which Xi’an Zhonghong transferred a CDQ WHPG station (under construction) located in Xuzhou City for Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu Project”) to Mr. Bai for RMB 120,000,000 ($17.52 million). Mr. Bai agreed that as consideration for the transfer of the Xuzhou Huayu Project to him, as well as Shenqiu discussed above, he would transfer all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the loan made by Xi’an Zhonghong to HYREF. (Note 8). The transfer of the project was completed on February 15, 2019. The Company recorded $397,033 loss from this transfer during the year ended December 31, 2019. On January 10, 2019, Mr. Chonggong Bai transferred all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the loan. Xi’an Hanneng was expected to own 47,150,000 shares of Xi’an Huaxin New Energy Co., Ltd for the repayment of Huayu system and Shenqiu system. As of September 30, 2019, Xi’an Hanneng already owned 29,948,000 shares of Huaxin, but was not able to obtain the remaining 17,202,000 shares due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report. On December 20, 2019, Mr. Bai and all the related parties agreed to have Mr. Bai instead making a payment in cash for the transfer price of Huayu (see Note 8 for detail).

On January 10, 2020, Zhonghong, Tianyu and Huaxin signed a transfer agreement to transfer all assets under construction and related rights and interests of Xuzhou Tian’an Project to Tianyu for RMB 170 million including VAT ($24.37 million) in three installment payments. The 1st installment payment of RMB 50 million ($7.17 million) to be paid within 20 working days after the contract is signed. The 2nd installment payment of RMB 50 million ($7.34 million) is to be paid within 20 working days after completion of the project construction but no later than July 31, 2020. The final installment payment of RMB 70 million ($10.28 million) is to be paid before December 31, 2020. The Company received the payment in full for Tian’an Project as of December 31, 2020.

Zhongtai Waste Heat Power Generation Energy Management Cooperative Agreement

On December 6, 2013, Xi’an TCH entered into a CDQ and WHPG Energy Management Cooperative Agreement (the “Zhongtai Agreement”) with Xuzhou Zhongtai Energy Technology Co., Ltd. (“Zhongtai”), a limited liability company incorporated in Jiangsu Province, China. Pursuant to the Zhongtai Agreement, Xi’an TCH was to design, build and maintain a 150 ton per hour CDQ system and a 25 MW CDQ WHPG system and sell the power to Zhongtai, and Xi’an TCH is also to build a furnace to generate steam from the smoke pipeline’s waste heat and sell the steam to Zhongtai.

In March 2016, Xi’an TCH entered into a Transfer Agreement of CDQ and a CDQ WHPG system with Zhongtai and Xi’an Huaxin (the “Transfer Agreement”). Under the Transfer Agreement, Xi’an TCH agreed to transfer to Zhongtai all of the assets associated with the CDQ Waste Heat Power Generation Project (the “Project”), which is under construction pursuant to the Zhongtai Agreement. Additionally, Xi’an TCH agreed to transfer to Zhongtai the Engineering, Procurement and Construction (“EPC”) Contract for the CDQ Waste Heat Power Generation Project which Xi’an TCH had entered into with Xi’an Huaxin in connection with the Project. Xi’an Huaxin will continue to construct and complete the Project and Xi’an TCH agreed to transfer all its rights and obligations under the EPC Contract to Zhongtai. As consideration for the transfer of the Project, Zhongtai agreed to pay to Xi’an TCH RMB 167,360,000 ($25.77 million) including (i) RMB 152,360,000 ($23.46 million) for the construction of the Project; and (ii) RMB 15,000,000 ($2.31 million) as payment for partial loan interest accrued during the construction period. Those amounts have been, or will be, paid by Zhongtai to Xi’an TCH according to the following schedule: (a) RMB 50,000,000 ($7.70 million) was to be paid within 20 business days after the Transfer Agreement was signed; (b) RMB 30,000,000 ($4.32 million) was to be paid within 20 business days after the Project was completed, but no later than July 30, 2016; and (c) RMB 87,360,000 ($13.45 million) was to be paid no later than July 30, 2017. Xuzhou Taifa Special Steel Technology Co., Ltd. (“Xuzhou Taifa”) guaranteed the payments from Zhongtai to Xi’an TCH. The ownership of the Project was conditionally transferred to Zhongtai following the initial payment of RMB 50,000,000 ($7.70 million) by Zhongtai to Xi’an TCH and the full ownership of the Project will be officially transferred to Zhongtai after it completes all payments pursuant to the Transfer Agreement. In 2016, Xi’an TCH had received the first payment of $7.70 million and the second payment of $4.32 million. However, the Company received a repayment commitment letter from Zhongtai on February 23, 2018, in which Zhongtai committed to pay the remaining payment of RMB 87,360,000 ($13.45 million) no later than the end of July 2018; in July 2018, Zhongtai and the Company reached a further oral agreement to extend the repayment term of RMB 87,360,000 ($13.45 million) by another two to three months. In January 2020, Zhongtai paid RMB 10 million ($1.41 million); in March 2020, Zhongtai paid RMB 20 million ($2.82 million); in June 2020, Zhongtai paid RMB 10 million ($1.41 million); and in December 2020, Zhongtai paid RMB 30 million ($4.28 million), which was payment in full. Accordingly, the Company reversed the bad debt expense of $5.80 million in 2020 which had been recorded earlier.

Formation of Zhongxun

On March 24, 2014, Xi’an TCH incorporated a subsidiary, Zhongxun Energy Investment (Beijing) Co., Ltd. (“Zhongxun”) with registered capital of $5,695,502 (RMB 35,000,000), which must be contributed before October 1, 2028. Zhongxun is 100% owned by Xi’an TCH and will be mainly engaged in project investment, investment management, economic information consulting, and technical services. Zhongxun has not yet commenced operations nor has any capital contribution been made as of the date of this report.

Formation of Yinghua

On February 11, 2015, the Company incorporated a subsidiary, Shanghai Yinghua Financial Leasing Co., Ltd. (“Yinghua”) with registered capital of $30,000,000, to be paid within 10 years from the date the business license is issued. Yinghua is 100% owned by the Company and will be mainly engaged in financial leasing, purchase of financial leasing assets, disposal and repair of financial leasing assets, consulting and ensuring of financial leasing transactions, and related factoring business. Yinghua has not yet commenced operations nor has any capital contribution been made as of the date of this report.

Reverse Stock Split

On April 13, 2020, the Company filed a certificate of change (“Certificate of Change”) with the Secretary of State of the State of Nevada, pursuant to which, on April 13, 2020, the Company effected a reverse stock split of its Common Stock, at a rate of 1-for-10, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). The accompanying consolidated financial statements and related disclosure in for periods prior to the Reverse Stock Split have been retroactively restated to reflect this reverse stock split.

Other Events

In December 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization has declared the outbreak to constitute a “Public Health Emergency of International Concern.” This pandemic, which continues to spread to additional countries, and is disrupting supply chains and affecting production and sales across a range of industries as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. However, as a result of PRC government’s effort on disease control, most cities in China were reopened, the outbreak in China is under the control. As of this report date, there are some new Covid-19 cases discovered in a few provinces of China, however, the number of new cases is not significant due to PRC government’s strict control.

On December 22, 2020, Shanghai TCH entered into an Equity Acquisition Agreement with Xi’an Taiying Energy Saving Technology Co., Ltd., a PRC company (“Xi’an Taiying”) and its three shareholders to purchase all of the issued and outstanding shares of stock of Xi’an Taiying. The purchase price for said shares shall consist of (i) 619,525 shares of common stock at an issuance price of $4.37 per share, (ii) 60,000,000 shares of Series A convertible stock and (iii) a cash payment of RMB 1,617,867,026 (approximately $247 million at a conversion rate of 1:6.55). The shares shall be issued within 15 business days after approval by the Board of Directors and/or shareholders of the Company and Nasdaq approval and the cash shall be paid in three tranches – RMB 390 million (approximately $59.5 million) within 10 days after the agreement is executed, RMB 300 million (approximately $45.8 million) by March 31, 2021 and RMB 927,867,026 (approximately $141.7 million) within 10 days after the shares of Xi’an Taiying are registered to Buyer. As of the date of this report, the Company has not obtained and there is no assurance that the Company will be able to obtain necessary approval to proceed with the transaction. In addition, the Company is currently renegotiating the payment terms with the sellers for paying less shares and there is great uncertainty about the acquisition.

On July 27, 2021, the Company filed a certificate of change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to increase the total number of the Company’s authorized shares of common stock from 10,000,000 shares to 100,000,000 shares, par value $0.001 per share.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial information as of and for the six and three months ended June 30, 2021 and 2020 has been prepared in accordance with accounting principles generally accepted in the U.S. for interim financial information and with the instructions to Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments, unless otherwise indicated) considered necessary for a fair presentation of our financial position at such date and the operating results and cash flows for such periods. Operating results for the six and three months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the entire year or for any other subsequent interim period. The interim consolidated financial information should be read in conjunction with the Financial Statements and the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, previously filed with the SEC on April 15, 2021.

Basis of Consolidation

The CFS include the accounts of CREG and its subsidiaries, Shanghai Yinghua Financial Leasing Co., Ltd. (“Yinghua”) and Sifang Holdings; Sifang Holdings’ wholly owned subsidiaries, Huahong New Energy Technology Co., Ltd. (“Huahong”) and Shanghai TCH Energy Tech Co., Ltd. (“Shanghai TCH”); Shanghai TCH’s wholly-owned subsidiary, Xi’an TCH Energy Tech Co., Ltd. (“Xi’an TCH”); and Xi’an TCH’s subsidiaries, 1) Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”), 100% owned by Xi’an TCH, 2) Zhonghong, 90% owned by Xi’an TCH and 10% owned by Shanghai TCH, and 3) Zhongxun, 100% owned by Xi’an TCH. Substantially all the Company’s revenues are derived from the operations of Shanghai TCH and its subsidiaries, which represent substantially all the Company’s consolidated assets and liabilities as of June 30, 2021. However, there was no revenue for the Company for the six and three months ended June 30, 2021. All significant inter-company accounts and transactions were eliminated in consolidation.

Uses and Sources of Liquidity

For the six and three months ended June 30, 2021, the Company had a net income of $1.94 million and $2.22 million. For the six and three months ended June 30, 2020, the Company had net income of $0.40 million and 1.0 million. The Company had an accumulated deficit of $41.10 million as of June 30, 2021. The Company disposed all of its systems and currently holds only five power generating systems through Erdos TCH, the five power generating systems are currently not producing any electricity. The Company is in the process of transforming and expanding into an energy storage integrated solution provider. The Company plans to pursue disciplined and targeted expansion strategies for market areas the Company currently does not serve. The Company actively seeks and explores opportunities to apply energy storage technologies to new industries or segments with high growth potential, including industrial and commercial complexes, large scale photovoltaic (PV) and wind power stations, remote islands without electricity, and smart energy cities with multi-energy supplies.  The Company’s cash flow forecast indicate it will have sufficient cash to fund its operations for the next 12 months from the date of issuance of these financial statements.

Use of Estimates

In preparing these CFS in accordance with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets as well as revenues and expenses during the period reported. Actual results may differ from these estimates. On an on-going basis, management evaluates their estimates, including those related to allowances for bad debt and inventory obsolescence, impairment loss on fixed assets and construction in progress, income taxes, and contingencies and litigation. Management bases their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources.

Revenue Recognition

A) Sales-type Leasing and Related Revenue Recognition

On January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842 using the modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC Topic 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under Topic 840. (See Operating lease below as relates to the Company as a lessee). The Company’s sales type lease contracts for revenue recognition fall under ASC 842. During the six and three months ended June 30, 2021 and 2020, the Company did not sell any new power generating projects.

The Company constructs and leases waste energy recycling power generating projects to its customers. The Company typically transfers legal ownership of the waste energy recycling power generating projects to its customers at the end of the lease. Prior to January 1, 2019, the investment in these projects was recorded as investment in sales-type leases in accordance with ASC Topic 840, “Leases,” and its various amendments and interpretations.

The Company finances construction of waste energy recycling power generating projects. The sales and cost of sales are recognized at the inception of the lease, which is when the control is transferred to the lessee. The Company accounts for the transfer of control as a sales type lease in accordance with ASC 842-10-25-2. The underlying asset is derecognized, and revenue is recorded when collection of payments is probable. This is in accordance with the revenue recognition principle in ASC 606 - Revenue from contracts with customers. The investment in sales-type leases consists of the sum of the minimum lease payments receivable less unearned interest income and estimated executory cost. Minimum lease payments are part of the lease agreement between the Company (as the lessor) and the customer (as the lessee). The discount rate implicit in the lease is used to calculate the present value of minimum lease payments. The minimum lease payments consist of the gross lease payments net of executory costs and contingent rentals, if any. Unearned interest is amortized to income over the lease term to produce a constant periodic rate of return on net investment in the lease. While revenue is recognized at the inception of the lease, the cash flow from the sales-type lease occurs over the course of the lease, which results in interest income and reduction of receivables. Revenue is recognized net of value-added tax.

B) Contingent Rental Income

The Company records income from actual electricity generated of each project in the period the income is earned, which is when the electricity is generated. Contingent rent is not part of minimum lease payments.

Operating Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term. The Company elected the package of practical expedients permitted under the transition guidance to combine the lease and non-lease components as a single lease component for operating leases associated with the Company’s office space lease, and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. At June 30, 2021, the ROU was $161,510. The Company recognized no impairment of ROU assets as of June 30, 2021.

Operating leases are included in operating lease right-of-use assets and operating lease liabilities (current and non-current), on the consolidated balance sheets.

Cash

Cash include cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date.

Accounts Receivable

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

As of June 30, 2021 and December 31, 2020, the Company had gross accounts receivable of $0 and $342,974 of Erdos TCH for electricity sold, respectively. As of June 30, 2021 and December 31, 2020, the Company had bad debt allowance of $0 and $34,297 for Erdos TCH due to the customer not making the payments as scheduled, respectively. As of June 30, 2021, all outstanding accounts receivable balance was collected in full.

Concentration of Credit Risk

Cash includes cash on hand and demand deposits in accounts maintained within China. Balances at financial institutions and state-owned banks within the PRC are covered by insurance up to RMB 500,000 (US$76,000) per bank. Any balance over RMB 500,000 (US$76,000) per bank in PRC will not be covered. At June 30, 2021, cash held in the PRC bank of approximately $145,934,700 was not covered by such insurance. The Company has not experienced any losses in such accounts.

Certain other financial instruments, which subject the Company to concentration of credit risk, consist of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over the estimated lives as follows:

Vehicles	2 - 5 years
Office and Other Equipment	2 - 5 years
Software	2 - 3 years

Impairment of Long-lived Assets

In accordance with FASB ASC Topic 360, “Property, Plant, and Equipment,” the Company reviews its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total expected undiscounted future net cash flows are less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. The Company recorded $0 asset impairment loss for the six and three months ended June 30, 2021 and 2020.

Cost of Sales

Cost of sales consists primarily of the direct material of the power generating system and expenses incurred directly for project construction for sales-type leasing and sales tax and additions for contingent rental income.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of FASB ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of income. At June 30, 2021 and December 31, 2020, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, other receivables, accounts payable, accrued liabilities and short-term debts, the carrying amounts approximate their fair values due to their short maturities. Receivables on sales-type leases are based on interest rates implicit in the lease.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the FV of financial instruments held by the Company. FASB ASC Topic 825, “Financial Instruments,” defines FV, and establishes a three-level valuation hierarchy for disclosures of FV measurement that enhances disclosure requirements for FV measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their FV because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to FV measurement.

Effective on January 1, 2020, the Company adopted ASU 2018-13, Fair Value Measurement: Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for Level 1, Level 2 and Level 3 instruments in the FV hierarchy.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815, “Derivatives and Hedging.”

As of June 30, 2021 and December 31, 2020, the Company did not have any long-term debt obligations; and the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at FV.

Stock-Based Compensation

The Company accounts for share-based compensation awards to employees in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires that share-based payment transactions with employees be measured based on the grant-date fair value of the equity instrument issued and recognized as compensation expense over the requisite service period.

The Company accounts for share-based compensation awards to non-employees in accordance with FASB ASC Topic 718 and FASB ASC Subtopic 505-50, “Equity-Based Payments to Non-employees”. Share-based compensation associated with the issuance of equity instruments to non-employees is measured at the fair value of the equity instrument issued or committed to be issued, as this is more reliable than the fair value of the services received. The fair value is measured at the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete.

Effective on January 1, 2020, the Company adopted ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting,” which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. An entity should apply the requirements of ASC 718 to non-employee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specify that ASC 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The adoption of ASU 2018-07 did not have an impact on the Company’s financial statements.

Basic and Diluted Earnings per Share

The Company presents net income (loss) per share (“EPS”) in accordance with FASB ASC Topic 260, “Earning Per Share.” Accordingly, basic income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of shares outstanding, without consideration for common stock equivalents. Diluted EPS is computed by dividing the net income by the weighted-average number of common shares outstanding as well as common share equivalents outstanding for the period determined using the treasury-stock method for stock options and warrants and the if-converted method for convertible notes. The Company made an accounting policy election to use the if-converted method for convertible securities that are eligible to receive common stock dividends, if declared. Diluted EPS reflect the potential dilution that could occur based on the exercise of stock options or warrants or conversion of convertible securities using the if-converted method.

For the six and three months ended June 30, 2021 and 2020, the basic and diluted loss per share were the same due to the anti-dilutive features of the warrants and options. For the six and three months ended June 30, 2021, 30,911 shares purchasable under warrants and options were excluded from the EPS calculation as these were not dilutive due to the exercise price was more than the stock market price. For the six and three months ended June 30, 2020, 31,311 shares purchasable under warrants and options were excluded from the EPS calculation as these were not dilutive due to the exercise price was more than the stock market price.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income.” Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company follows FASB ASC Topic 220, “Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. FASB ASC Topic 280 has no effect on the Company’s CFS as substantially all of the Company’s operations are conducted in one industry segment. All of the Company’s assets are located in the PRC.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its CFS.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis. As a smaller reporting company, the standard will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future CFS.

3. OTHER RECEIVABLES

As of June 30, 2021, other receivables mainly consisted of (i) advances to third parties of $7,739, bearing no interest, payable upon demand, ii) advance to employees of $8,742, iii) advance to suppliers of $2,786 and (iv) others of $12,269 including social insurance receivable of $4,625.

As of December 31, 2020, other receivables mainly consisted of (i) advances to third parties of $7,663, bearing no interest, payable upon demand, ii) advance to employees of $11,011, iii) advance to suppliers of $4,791 and (iv) others of $12,222 including social insurance receivable of $4,579.

4. ASSET SUBJECT TO BUYBACK

As of June 30, 2021 and December 31, 2020, the Company had asset subject to buyback of $0 and $28.92 million, respectively, which was for the Chengli project.

The Chengli project finished construction, and was transferred to the Company’s fixed assets at a cost of $35.24 million (without impairment loss) and ready to be put into operation as of December 31, 2018. On January 22, 2019, Xi’an Zhonghong completed the transfer of Chengli CDQ WHPG project as the partial repayment for the loan and accrued interest of RMB 188,639,400 ($27.54 million) to HYREF (see Note 8).

On April 9, 2021, Xi’an TCH, Xi’an Zhonghong, Guohua Ku, Chonggong Bai and HYREF entered a Termination of Fulfillment Agreement (termination agreement). Under the termination agreement, the original buyback agreement entered on December 19, 2019 was terminated upon signing of the termination agreement. HYREF will not execute the buy-back option and will not ask for any additional payment from the buyers other than keeping the CDQ WHPG station. As a result of the termination of the buy-back agreement, the Company recorded a gain of approximately $3.1 million from transferring the CDP WHPG station to HYREF as partial repayment of the entrusted loan

5. TAXES PAYABLE

Taxes payable consisted of the following as of June 30, 2021 and December 31, 2020:

	2021	2020
Income tax – current	$2,443,750	$2,746,757
Value-added tax	-	322,652
Other taxes	108	76,203
Total – current	2,443,858	3,145,612
Income tax – noncurrent	$5,174,625	$5,174,625

Income tax payable included $7.61 million ($2.44 million included in current above and $5.17 million noncurrent) from recording the estimated one-time transition tax on post-1986 foreign unremitted earnings under the Tax Cut and Jobs Act signed on December 22, 2017. An election is available for the U.S. shareholders of a foreign company to pay the tax liability in installments over a period of eight years with 8% of net tax liability in the first five years, 15% in the sixth year, 20% in the seventh year, and 25% in the eighth year. The Company made such an election.

6. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following as of June 30, 2021 and December 31, 2020:

	2021	2020
Education and union fund and social insurance payable	$377,490	$373,740
Consulting and legal expenses	31,090	31,090
Accrued payroll and welfare	257,665	255,278
Other	37,400	66,588
Total	$703,645	$726,696

7. DEFERRED TAX, NET

Deferred tax assets resulted from asset impairment loss which was temporarily non-tax deductible for tax purposes but expensed in accordance with US GAAP; interest income in sales-type leases which was recognized as income for tax purposes but not for book purpose as it did not meet revenue recognition in accordance with US GAAP; accrued employee social insurance that can be deducted for tax purposes in the future, and the difference between tax and accounting basis of cost of fixed assets which was capitalized for tax purposes and expensed as part of cost of systems in accordance with US GAAP. Deferred tax liability arose from the difference between tax and accounting basis of net investment in sales-type leases.

As of June 30, 2021 and December 31, 2020, deferred tax assets consisted of the following:

	2021	2020
Accrued expenses	$70,721	$70,019
Write-off Erdos TCH net investment in sales-type leases	6,536,960	6,155,300
US NOL	533,834	254,035
PRC NOL	10,642,867	10,849,690
Total deferred tax assets	17,784,382	17,329,044
Less: valuation allowance for deferred tax assets	(17,784,382)	(17,329,044)
Deferred tax assets, net	$-	$-

8. LOAN PAYABLE

Entrusted Loan Payable (HYREF Loan)

The HYREF Fund was established in July 2013 with a total fund size of RMB 460 million ($77 million) invested in Xi’an Zhonghong for Zhonghong’s three new CDQ WHPG projects. The HYREF Fund invested RMB 3 million ($0.5 million) as an equity investment and RMB 457 million ($74.5 million) as a debt investment in Xi’an Zhonghong; in return for such investments, the HYREF Fund was to receive interest from Zhonghong for the HYREF Fund’s debt investment. The loan was collateralized by the accounts receivable and the fixed assets of Shenqiu Phase I and II power generation systems; the accounts receivable and fixed assets of Zhonghong’s three CDQ WHPG systems; and a 27 million RMB ($4.39 million) capital contribution made by Xi’an TCH in Zhonghong. Repayment of the loan (principal and interest) was also jointly and severally guaranteed by Xi’an TCH and the Chairman and CEO of the Company. In the fourth quarter of 2015, three power stations of Erdos TCH were pledged to Industrial Bank as an additional guarantee for the loan to Zhonghong’s three CDQ WHPG systems. In 2016, two additional power stations of Erdos TCH and Pucheng Phase I and II systems were pledged to Industrial Bank as an additional guarantee along with Xi’an TCH’s equity in Zhonghong.

The term of this loan was for 60 months from July 31, 2013 to July 30, 2018, with an interest rate of 12.5%. On August 6, 2016, Zhonghong was required to repay principal of RMB 280 million ($42.22 million), of which the Company paid RMB 50 million ($7.54 million); while on August 6, 2017, Zhonghong was initially supposed to repay principal of RMB 100 million ($16.27 million) and on July 30, 2018, Zhonghong was initially supposed to repay the remainder of RMB 77 million ($12.52 million). During the term, Zhonghong was to maintain a minimal funding level and capital level in its designated account with the Supervising Bank to make sure it has sufficient funds to make principal payments when they are due. Notwithstanding the requirements, the HYREF Fund and Supervising Bank verbally notified Zhonghong from the beginning that it was unlikely that they would enforce these requirements for the purpose of the efficient utilization of working capital. The Company had paid RMB 50 million ($7.54 million) of the RMB 280 million ($42.22 million), and on August 5, 2016, the Company entered into a supplemental agreement with the lender to extend the due date of the remaining RMB 230 million ($34.68 million) of the original RMB 280 million ($45.54 million) to August 6, 2017. During the year ended December 31, 2017, the Company negotiated with the lender again to further extend the remaining loan balance of RMB 230 million ($34.68 million), RMB 100 million ($16.27 million), and RMB 77 million ($12.52 million) (which included investment from Xi’an TCH of RMB 75 million and was netted off with the entrusted loan payable of the HYREF Fund in the balance sheet). The lender had tentatively agreed to extend the remaining loan balance until August 2019 with an adjusted annual interest rate of 9%, subject to the final approval from its headquarters. The headquarters did not approve the extension proposal with an adjusted annual interest rate of 9%; however, on December 29, 2018, the Company worked out with the lender an alternative repayment proposal as described below. As of December 31, 2018, the entrusted loan payable had an outstanding balance of $59.29 million, of which, $10.92 million was from the investment of Xi’an TCH; accordingly, the Company netted the loan payable of $10.92 million with the long-term investment to the HYREF Fund made by Xi’an TCH. As of June 30, 2021, the interest payable for this loan was $0 and the outstanding balance for this loan (non-current) was $0.31 million. As of December 31, 2020, the interest payable for this loan was $10.14 million and the outstanding balance for this loan was $22.20 million including a non-current portion of $0.30 million.

Repayment of HYREF loan

1. Transfer of Chengli project as partial repayment

On December 29, 2018, Xi’an Zhonghong, Xi’an TCH, HYREF, Guohua Ku, and Chonggong Bai entered into a CDQ WHPG Station Fixed Assets Transfer Agreement, pursuant to which Xi’an Zhonghong transferred Chengli CDQ WHPG station as the repayment for the loan of RMB 188,639,400 ($27.54 million) to HYREF, the transfer of which was completed on January 22, 2019.

Xi’an TCH is a secondary limited partner of HYREF. The fair value of the CDQ WHPG station applied in the transfer was determined by the parties based upon the appraisal report issued by Zhonglian Assets Appraisal Group (Shaanxi) Co., Ltd. as of August 15, 2018. However, per the discussion below, Xi’an Zhonghong, Xi’an TCH, Guohua Ku and Chonggong Bai (the “Buyers”) entered into a Buy Back Agreement, also agreed to buy back the Station when conditions under the Buy Back Agreement are met. Due to the Buy Back agreement, the loan was not deemed repaid, and therefore the Company recognized Chengli project as assets subject to buyback and kept the loan payable remained recognized under ASC 405-20-40-1 as of December 31, 2020. The Buy Back agreement was terminated in April 2021 (see 2 below for detail).

2. Buy Back Agreement

On December 29, 2018, Xi’an TCH, Xi’an Zhonghong, HYREF, Guohua Ku, Chonggong Bai and Xi’an Hanneng Enterprises Management Consulting Co. Ltd. (“Xi’an Hanneng”) entered into a Buy Back Agreement.

Pursuant to the Buy Back Agreement, the Buyers jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai (see 3 below), and a CDQ WHPG station in Boxing County which was transferred to HYREF by Xi’an Zhonghong. The buy-back price for the Xi’an Hanneng’s equity was based on the higher of (i) the market price of the equity shares at the time of buy-back; or (ii) the original transfer price of the equity shares plus bank interest. The buy-back price for the Station was based on the higher of (i) the fair value of the Station on the date transferred; or (ii) the loan balance at the date of the transfer plus interest accrued through that date. HYREF could request that the Buyers buy back the equity shares of Xi’an Hanneng and/or the CDQ WHPG station if one of the following conditions is met: (i) HYREF holds the equity shares of Xi’an Hanneng until December 31, 2021; (ii) Xi’an Huaxin New Energy Co., Ltd., is delisted from The National Equities Exchange And Quotations Co., Ltd., a Chinese over-the-counter trading system (the “NEEQ”); (iii) Xi’an Huaxin New Energy, or any of the Buyers or its affiliates has a credit problem, including not being able to issue an auditor report or standard auditor report or any control person or executive of the Buyers is involved in crimes and is under prosecution or has other material credit problems, to HYREF’s reasonable belief; (iv) if Xi’an Zhonghong fails to timely make repayment on principal or interest of the loan agreement, its supplemental agreement or extension agreement; (v) the Buyers or any party to the Debt Repayment Agreement materially breaches the Debt Repayment Agreement or its related transaction documents, including but not limited to the Share Transfer Agreement, the Pledged Assets Transfer Agreement, the Entrusted Loan Agreement and their guarantee agreements and supplemental agreements. Due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report, on December 19, 2019, Xi’an TCH, Xi’an Zhonghong, Guohua Ku and Chonggong Bai jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai earlier. The total buy back price was RMB 261,727,506 ($37.52 million) including accrued interest of RMB 14,661,506 ($2.10 million), and was paid in full by Xi’an TCH on December 20, 2019.

On April 9, 2021, Xi’an TCH, Xi’an Zhonghong, Guohua Ku, Chonggong Bai and HYREF entered a Termination of Fulfillment Agreement (termination agreement). Under the termination agreement, the original buyback agreement entered on December 19, 2019 was terminated upon signing of the termination agreement. HYREF will not execute the buy-back option and will not ask for any additional payment from the buyers other than keeping the CDQ WHPG station. The Company recorded a gain of approximately $3.1 million from transferring the CDP WHPG station to HYREF as partial repayment of the entrusted loan resulting from the termination of the buy-back agreement.

3.Transfer of Xuzhou Huayu Project and Shenqiu Phase I & II project to Mr. Bai for partial repayment of HYREF loan

On January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai entered into a Projects Transfer Agreement, pursuant to which Xi’an Zhonghong transferred a CDQ WHPG station (under construction) located in Xuzhou City for Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu Project”) to Mr. Bai for RMB 120,000,000 ($17.52 million) and Xi’an TCH transferred two Biomass Power Generation Projects in Shenqiu (“Shenqiu Phase I and II Projects”) to Mr. Bai for RMB 127,066,000 ($18.55 million). Mr. Bai agreed to transfer all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the RMB 247,066,000 ($36.07 million) loan made by Xi’an Zhonghong to HYREF as consideration for the transfer of the Xuzhou Huayu Project and Shenqiu Phase I and II Projects.

On February 15, 2019, Xi’an Zhonghong completed the transfer of the Xuzhou Huayu Project and Xi’an TCH completed the transfer of Shenqiu Phase I and II Projects to Mr. Bai, and on January 10, 2019, Mr. Bai transferred all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment of Xi’an Zhonghong’s loan to HYREF as consideration for the transfer of the Xuzhou Huayu Project and Shenqiu Phase I and II Projects.

Xi’an Hanneng is a holding company and was supposed to own 47,150,000 shares of Xi’an Huaxin New Energy Co., Ltd. (“Huaxin”), so that HYREF will indirectly receive and own such shares of Xi’an Huaxin as the repayment for the loan of Zhonghong. Xi’an Hanneng already owned 29,948,000 shares of Huaxin; however, Xi’an Hanneng was not able to obtain the remaining 17,202,000 shares due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report.

On December 19, 2019, Xi’an TCH, Xi’an Zhonghong, Guohua Ku and Chonggong Bai jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai earlier. The total buy back price was RMB 261,727,506 ($37.52 million) including accrued interest of RMB 14,661,506 ($2.10 million), and was paid in full by Xi’an TCH on December 20, 2019. On December 20, 2019, Mr. Bai, Xi’an TCH and Xi’an Zhonghong agreed to have Mr. Bai repay the Company in cash for the transfer price of Xuzhou Huayu and Shenqiu in five installment payments. The 1st payment of RMB 50 million ($7.17 million) is due on January 5, 2020, the 2nd payment of RMB 50 million ($7.17 million) was due on February 5, 2020, the 3rd payment of RMB 50 million ($7.17 million) was due on April 5, 2020, the 4th payment of RMB 50 million ($7.17 million) is due on June 30, 2020, and the final payment of RMB 47,066,000 ($6.75 million) is due on September 30, 2020. As of June 30, 2021, the Company has received the full payment of RMB 247 million ($36.28 million) from Mr. Bai.

On April 9, 2021, Xi’an TCH, Xi’an Zhonghong, Guohua Ku, Chonggong Bai and HYREF entered a Termination of Fulfillment Agreement (termination agreement). Under the termination agreement, the original buyback agreement entered on December 19, 2019 was terminated upon signing of the termination agreement. HYREF will not execute the buy-back option and will not ask for any additional payment from the buyers other than keeping the CDQ WHPG station. The Company recorded a gain of approximately $3.1 million from transferring the CDP WHPG station to HYREF as partial repayment of the entrusted loan resulting from the termination of the buy-back agreement.

4. The lender agreed to extend the repayment of RMB 77.00 million ($11.04 million) to July 8, 2023; of which, RMB 75.00 million ($10.81 million) was Xi’an TCH’s investment into the HYREF fund as a secondary limited partner, and the Company netted off the investment of RMB 75 million ($10.81 million) by Xi’an TCH with the entrusted loan payable of the HYREF Fund.

9. RELATED PARTY TRANSACTIONS

As of June 30, 2021 and December 31, 2020, the Company had $28,404 and $28,440, respectively, in advances from the Company’s management, which bear no interest, are unsecured, and are payable upon demand.

On February 23, 2021, the Company entered into certain securities purchase agreements with several non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, an aggregate of up to 3,320,000 shares of common stock of the Company, at $11.522 per share. One of the purchasers is the Company’s CEO (who is also the Company’s Chairman), who purchased 1,000,000 common shares of the Company. In April 2021, the Company’s CEO amended the number of shares that he would purchase from 1,000,000 shares to 940,000 shares. In April 2021 the Company returned to the Company’s CEO the $691,320 in extra proceeds that had been received earlier .

10. NOTE PAYABLE, NET

Promissory Notes in December 2020

On December 4, 2020, the Company entered into a Note Purchase Agreement with an institutional investor, pursuant to which the Company sold and issued to the Purchaser a Promissory Note of $3,150,000. The Purchaser purchased the Note with an original issue discount of $150,000, which was recognized as a debt discount and will be amortized using the interest method over the life of the note. The Note bears interest at 8% per annum and has a term of 24 months. All outstanding principal and accrued interest on the Note will become due and payable on December 3, 2022. The Company’s obligations under the Note may be prepaid at any time, provided that in such circumstance the Company would pay 125% of any amounts outstanding under the Note and being prepaid. Beginning on the date that is six months from the issue date of the Note, Purchaser shall have the right to redeem any amount of this Note up to $500,000 per calendar month by providing written notice to the Company. Upon receipt of the redemption notice from the lender, the Company shall pay the applicable redemption amount in cash to lender within three trading days of receipt of such redemption notice; if the Company fails to pay, then the outstanding balance will automatically be increased by 25%. During the six months ended June 30, 2021, the Company amortized OID of $37,500 and recorded $127,222 interest expense on this Note. During the three months ended June 30, 2021, the Company amortized OID of $18,750 and recorded $64,222 interest expense on this Note.

On June 14, 2021, Company entered into an Exchange Agreement with the lender. Pursuant to the Agreement, the Company and Lender partitioned a new Promissory Note in the original principal amount of $500,000 from the original Promissory Note. The Company and Lender exchanged this Partitioned Note for the delivery of 54,348 shares of the Company’s Common Stock. The Company recorded $2,719 loss on conversion of this note. In addition, the investor also made adjustments of $818,914 to increase the principle of the notes during the second quarter of 2021 as a result of the Company’s failure to pay the redemption amount in cash to lender within three trading days from receipt of the redemption notice, the Company recorded $818,914 principal adjustment as interest expense. The Note has been classified as a current liability in accordance with ASC 470-10-45 Other Presentation Matters – General Due on Demand Loan Arrangements.

Promissory Notes in April 2021

On April 2, 2021, the Company entered into a Note Purchase Agreement with an institutional investor, pursuant to which the Company sold and issued to the Purchaser a Promissory Note of $5,250,000. The Purchaser purchased the Note with an original issue discount of $250,000, which was recognized as a debt discount and will be amortized using the interest method over the life of the note. The Note bears interest at 8% per annum and has a term of 24 months. All outstanding principal and accrued interest on the Note will become due and payable on April 1, 2023. The Company’s obligations under the Note may be prepaid at any time, provided that in such circumstance the Company would pay 125% of any amounts outstanding under the Note and being prepaid. Beginning on the date that is six months from the issue date of the Note, Purchaser shall have the right to redeem any amount of this Note up to $825,000 per calendar month by providing written notice to the Company. Upon receipt of the redemption notice from the lender, the Company shall pay the applicable redemption amount in cash to lender within three trading days of receipt of such redemption notice; if the Company fails to pay, then the outstanding balance will automatically be increased by 25%. During the six and three months ended June 30, 2021, the Company amortized OID of $31,250 and recorded $100,000 interest expense on this Note. The Note has been classified as a current liability in accordance with ASC 470-10-45 Other Presentation Matters – General Due on Demand Loan Arrangements.

11. SHARES ISSUED FOR EQUITY FINANCING AND STOCK COMPENSATION

Shares Issued for Equity Financing in 2021

On February 23, 2021, the Company entered into certain securities purchase agreements with several non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, an aggregate of up to 3,320,000 shares of common stock of the Company, at $11.522 per share, which is the five-day average closing price immediately prior to signing the Purchase Agreements. One of the purchaser is the Company’s CEO (also is the Company’s Chairman), he purchased 1,000,000 common shares of the Company. On March 11, 2021, the Company received approximately $38.25 million proceeds from the issuance of 3,320,000 shares under the securities purchase agreements, there anywhere no fees paid in connection with this financing. In April 2021, the Company’s CEO amended the number of shares that he would purchase from 1,000,000 shares to 940,000 shares; accordingly, total number of shares sold in this offering became 3,260,000 shares. The Company returned $691,320 extra proceeds that were received earlier to the Company’s CEO in April 2021. The stock certificates for these shares were issued in April 2021.

Warrants

Following is a summary of the activities of warrants that were issued from equity financing (post-reverse stock split) for the six months ended June 30, 2021

	Number of Warrants	Average Exercise Price (post-reverse stock split price)	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2021	30,411	$14.0	3.21
Exercisable at January 1, 2021	30,411	$14.0	3.21
Granted	-	-	-
Exchanged	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding at June 30, 2021	30,411	$14.0	2.71
Exercisable at June 30, 2021	30,411	$14.0	2.71

12. INCOME TAX

The Company’s Chinese subsidiaries are governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments. Under Chinese tax law, the tax treatment of finance and sales-type leases is similar to US GAAP. However, the local tax bureau continues to treat the Company’s sales-type leases as operating leases. Accordingly, the Company recorded deferred income taxes.

The Company’s subsidiaries generate all of their income from their PRC operations. All of the Company’s Chinese subsidiaries’ effective income tax rate for 2021 and 2020 was 25%. Yinghua, Shanghai TCH, Xi’an TCH, Huahong, Zhonghong and Erdos TCH file separate income tax returns.

There is no income tax for companies domiciled in the Cayman Islands. Accordingly, the Company’s CFS do not present any income tax provisions related to Cayman Islands tax jurisdiction, where Sifang Holding is domiciled.

The US parent company, CREG is taxed in the US and, as of June 30, 2021, had net operating loss (“NOL”) carry forwards for income taxes of $2.54 million; for federal income tax purposes, the NOL arising in tax years beginning after 2017 may only reduce 80% of a taxpayer’s taxable income, and may be carried forward indefinitely. However, the coronavirus Aid, Relief and Economic Security Act (“the CARES Act”) issued in March 2020, provides tax relief to both corporate and noncorporate taxpayers by adding a five-year carryback period and temporarily repealing the 80% limitation for NOLs arising in 2018, 2019 and 2020. The management believes the realization of benefits from these losses may be uncertain due to the US parent company’s continuing operating losses. Accordingly, a 100% deferred tax asset valuation allowance was provided.

As of June 30, 2021, the Company’s PRC subsidiaries had $42.57 million NOL that can be carried forward to offset future taxable income for five years from the year the loss is incurred. The NOL was mostly from Xi’an TCH, Erdos TCH and Zhonghong. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets due to the recurring losses from operations of these entities, accordingly, the Company recorded a 100% deferred tax valuation allowance for PRC NOL.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2021 and 2020, respectively:

	2021	2020
U.S. statutory rates	21.0%	21.0%
Tax rate difference – current provision	7.0%	10.1%
Permanent differences	(5.3)%	12.6%
Change in valuation allowance	(28.0)%	(43.7)%
Tax benefit per financial statements	(5.3)%	-%

The provision for income tax expense for the six months ended June 30, 2021 and 2020 consisted of the following:

	2021	2020
Income tax benefit – current	$97,953	$-
Income tax benefit – deferred	-	-
Total income tax benefit	$97,953	$-

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the three months ended June 30, 2021 and 2020, respectively:

	2021	2020
U.S. statutory rates	21.0%	21.0%
Tax rate difference – current provision	6.1%	5.4%
Permanent differences	(4.9)%	2.6%
Change in valuation allowance	(27.1)%	(29.0)%
Tax expense per financial statements	(4.9)%	-%

The provision for income tax expense for the three months ended June 30, 2021 and 2020 consisted of the following:

	2021	2020
Income tax benefit – current	$103,078	$-
Income tax benefit – deferred	-	-
Total income tax benefit	$103,078	$-

13. STOCK-BASED COMPENSATION PLAN

Options to Employees and Directors

On June 19, 2015, the stockholders of the Company approved the China Recycling Energy Corporation Omnibus Equity Plan (the “Plan”) at its annual meeting. The total shares of Common Stock authorized for issuance during the term of the Plan is 124,626 (post-reverse stock split). The Plan was effective immediately upon its adoption by the Board of Directors on April 24, 2015, subject to stockholder approval, and will terminate on the earliest to occur of (i) the 10th anniversary of the Plan’s effective date, or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares. The stockholders approved the Plan at their annual meeting on June 19, 2015.

The following table summarizes option activity with respect to employees and independent directors for the six months ended June 30, 2021, and the number of options reflects the Reverse Stock Split effective April 13, 2020:

	Number of Shares	Average Exercise Price per Share (post-reverse stock split price)	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2021	500	$16.1	6.32
Exercisable at January 1, 2021	500	$16.1	6.32
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at June 30, 2021	500	$16.1	5.82
Exercisable at June 30, 2021	500	$16.1	5.82

14. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company’s Chinese subsidiaries are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

During the six months ended June 30, 2021, the Company transferred $16,312, which is 10% of Xi’an TCH’s net income to the statutory reverse. During the three months ended June 30, 2021, the Company transferred $14,774, which is 10% of Xi’an TCH’s net income to the statutory reverse. The maximum statutory reserve amount has not been reached for any subsidiary. The table below discloses the statutory reserve amount in the currency type registered for each Chinese subsidiary as of June 30, 2021 and December 31, 2020:

Name of Chinese Subsidiaries	Registered Capital	Maximum Statutory Reserve Amount	Statutory reserve at June 30, 2021	Statutory reserve at December 31, 2020
Shanghai TCH	$29,800,000	$14,900,000	¥6,564,303 ($1,003,859)	¥6,564,303 ($1,003,859)

Xi’an TCH	¥202,000,000	¥101,000,000	¥73,806,273 ($11,252,626)	¥73,700,706 ($11,236,314)

Erdos TCH	¥120,000,000	¥60,000,000	¥19,035,814 ($2,914,869)	¥19,035,814 ($2,914,869)

Xi’an Zhonghong	¥30,000,000	¥15,000,000	Did not accrue yet due to accumulated deficit	Did not accrue yet due to accumulated deficit

Shaanxi Huahong	$2,500,300	$1,250,150	Did not accrue yet due to accumulated deficit	Did not accrue yet due to accumulated deficit

Zhongxun	¥35,000,000	¥17,500,000	Did not accrue yet due to accumulated deficit	Did not accrue yet due to accumulated deficit

Common Welfare Fund

The common welfare fund is a voluntary fund to which the Company can transfer 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The Company does not participate in this fund.

15. CONTINGENCIES

China maintains a “closed” capital account, meaning companies, banks, and individuals cannot move money in or out of the country except in accordance with strict rules. The People’s Bank of China (PBOC) and State Administration of Foreign Exchange (SAFE) regulate the flow of foreign exchange in and out of the country. For inward or outward foreign currency transactions, the Company needs to make a timely declaration to the bank with sufficient supporting documents to declare the nature of the business transaction. The Company’s sales, purchases and expense transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. Remittances in currencies other than RMB may require certain supporting documentation in order to make the remittance.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

16. COMMITMENTS

Lease Commitment

On November 20, 2017, Xi’an TCH entered into a lease for its office with a term from December 1, 2017 through November 30, 2020. The monthly rent is RMB 36,536 ($5,600) with quarterly payment in advance. This lease was expired in November 2020. The Company entered a new lease contract for the same location for a period from January 1, 2021 through December 31, 2023 with monthly rent of RMB 36,536 ($5,600), to be paid every half year in advance.

The components of lease costs, lease term and discount rate with respect of the office lease with an initial term of more than 12 months are as follows:

Six Months Ended
June 30, 2021
Operating lease cost – amortization of ROU	$29,970
Operating lease cost – interest expense on lease liability	$3,903
Weighted Average Remaining Lease Term - Operating leases	2.50 years
Weighted Average Discount Rate - Operating leases	5%

Six Months Ended
June 30, 2020
Operating lease cost– amortization of ROU	$31,848
Operating lease cost – interest expense on lease liability	$654
Weighted Average Remaining Lease Term - Operating leases	0.42 years
Weighted Average Discount Rate - Operating leases	3%

Three Months Ended
June 30, 2021
Operating lease cost – amortization of ROU	$14,981
Operating lease cost – interest expense on lease liability	$1,989

Three Months Ended
June 30, 2020
Operating lease cost– amortization of ROU	$15,861
Operating lease cost – interest expense on lease liability	$267

The following is a schedule, by years, of maturities of the office lease liabilities as of June 30, 2021:

Operating Leases
For the years ended June 30, 2022,	$67,869
For the years ended June 30, 2023	67,869
For the years ended June 30, 2024	33,934
Total undiscounted cash flows	169,672
Less: imputed interest	(8,161)
Present value of lease liabilities	$161,511

Employment Agreement

On May 8, 2020, the Company entered an employment agreement with Yongjiang Shi, the Company’s CFO for a term of 24 months. The monthly salary is RMB 16,000 ($2,300). The Company will grant the CFO no less than 5,000 shares of the Company’s Common Stock annually.

Investment Banking Engagement Agreement

On October 10, 2019, the Company entered an investment banking engagement agreement with an investment banker firm to engage them as the exclusive lead underwriter for a registered securities offering of up to $20 million. The Company shall pay to the investment banker an equity retainer fee of 15,000 shares (post-reverse stock split) of the restricted Common Stock of the Company (10,000 shares was issued within 10 business days of signing the agreement, and remaining 5,000 shares will be paid upon completion of the offering). The agreement expired in March 2021.

On May 2, 2021, the Company entered an agreement with an investment banker (who will serve as the exclusive placement agent or exclusive lead underwriter of the Company) with the intension to raise approximately $10,000,000 from either a public offering or a private placement. Under the agreement, upon the closing of the financing, the Company will pay Univest Securities, LLC (the “Underwriter” or “Univest”) a discount equal to eight percent (8%) of the gross proceeds raised in the offering, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the offering, as well as underwriter warrants to purchase that number of shares of common stock and accompanying Warrants equal to five percent (5%) of the shares of common stock and Warrants sold in the offering, including upon exercise by the Underwriter of its over-allotment option (“Underwriter Warrants”). The Underwriter Warrants shall be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the date of commencement of sales of the offering, which period shall not extend further than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(A). After an initial period of six months from the agreement entering date, this engagement may be terminated at any time by either party upon 10 days written notice to the other party, effective upon receipt of written notice to that effect by the other party. The Company filed S-1 with the SEC on July 28, 2021.

17. SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company has the following material subsequent events:

On July 14, 2021, Company entered into an Exchange Agreement with the lender. Pursuant to the Agreement, the Company and Lender partitioned a new Promissory Notes in the original principal amount of $500,000 from the original Promissory Note entered on December 4, 2020. The Company and Lender exchanged this Partitioned Note for the delivery of 60,679 shares of the Company’s Common Stock. The Board of directors approved to increase the authorized shares on May 12, 2021.

On July 27, 2021, the Company filed a certificate of change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to increase the total number of the Company’s authorized shares of common stock from 10,000,000 shares to 100,000,000 shares, par value $0.001 per share. July 27, 2021 is the effective date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders’, Audit Committee, Board of Directors and Management
China Recycling Energy Corp.

Opinion on the Consolidated Financial Statements

We audited the accompanying consolidated balance sheets of China Recycling Energy Corp. (“the Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for years then ended and the related notes (collectively referred to as “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our auditss also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical Audit Matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

An affiliate of Prager Metis International	NORTH AMERICA	EUROPE	ASIA

China Recycling Energy Corp April 15, 2021 Page 2 of 2

Asset subject to buyback and entrusted loan payable

As described in Notes 5, 9 and 19, on December 29, 2018, the Company worked out with the lender an alternative repayment proposal as a settlement of the entrusted loan, whereby the Company transferred an asset as the partial repayment for the loan and accrued interest of approximately $28 million. Per the agreement, the lender has an option to request the Company buyback the asset when certain conditions under the buy back agreement are met, at the higher of the fair value of the asset or the loan and related accrued interest at the date of exercise of the buyback option. The transferred asset and related portion of the entrusted loan was not derecognized on the accompanying consolidated financial statements as of December 31, 2020 as the Company has not yet been fully relieved of its obligation due to the buyback option. As of December 31, 2020, the lender has not exercised it buyback option. However, because of the buyback option, the Company was contingently liable for the excess of fair value of the transferred asset over the balance of the loan and related interest. It is also noted that as of April 9, 2021, the lender entered into a termination agreement of the buyback agreement, under which terms they will not execute the buy-back option and will not ask for any additional payment from the Company other than the lender keeping the transferred asset.

We identified the determination of fair value of the transferred asset as a critical audit matter. The evaluation of the fair value requires management judgement, and is based on their engagement of an expert appraiser. This therefore involves auditing management’s judgement, as well as the formal appraisal of the estimated fair value of the transferred asset, which involved a high degree of subjectivity.

The primary procedures we performed to address this critical audit matter included:

●	We read the terms of the original buyback agreement,

●	We utilized our internal valuation expert to assist in testing the appraisal of the fair value on the transferred asset as of December 31, 2020, that the Company had received,

●	We obtained confirmation from the lender that it had not exercised its buyback right at the balance sheet date.

●	For the subsequent event, we obtained and evaluated the April 9 termination agreement

We have served as the Company’s auditor since 2019.

El Segundo, California

April 15, 2021

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2020	DECEMBER 31, 2019
ASSETS
CURRENT ASSETS
Cash	$107,804,013	$16,221,297
Accounts receivable, net	308,677	42,068,760
Interest receivable on sales type leases	-	5,245,244
Prepaid expenses	55,420	52,760
Other receivables	35,687	1,031,143

Total current assets	108,203,797	64,619,204

NON-CURRENT ASSETS
Investment in sales-type leases, net	-	8,287,560
Long term deposit	16,799	15,712
Operating lease right-of-use assets, net	-	54,078
Asset subject to buyback	28,916,924	27,044,385
Construction in progress	-	23,824,202

Total non-current assets	28,933,723	59,225,937

TOTAL ASSETS	$137,137,520	$123,845,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$76,074	$2,200,220
Taxes payable	3,145,612	4,087,642
Accrued interest on notes	18,968	-
Notes payable, net of unamortized OID of $144,355	3,005,645	-
Accrued liabilities and other payables	726,696	1,184,751
Operating lease liability	-	56,755
Due to related parties	28,440	41,174
Interest payable on entrusted loans	10,144,228	8,200,044
Entrusted loan payable	21,896,744	20,480,214

Total current liabilities	39,042,407	36,250,800

NONCURRENT LIABILITIES
Accrued interest on notes	-	368,362
Income tax payable	5,174,625	5,782,625
Notes payable, net of unamortized OID	-	1,552,376
Long term payable	459,777	430,034
Entrusted loan payable	306,518	286,689
Refundable deposit from customers for systems leasing	-	544,709

Total noncurrent liabilities	5,940,920	8,964,795

Total liabilities	44,983,327	45,215,595

CONTINGENCIES AND COMMITMENTS (NOTE 17 & 18)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 10,000,000 shares authorized, 3,177,050 shares and 2,032,721 shares issued and outstanding as of December 31, 2020 and 2019, respectively	3,177	2,033
Additional paid in capital	119,748,999	116,682,374
Statutory reserve	15,155,042	14,525,712
Accumulated other comprehensive income (loss)	273,440	(6,132,614)
Accumulated deficit	(43,026,465)	(46,447,959)

Total Company stockholders’ equity	92,154,193	78,629,546

TOTAL LIABILITIES AND EQUITY	$137,137,520	$123,845,141

The accompanying notes are an integral part of these consolidated financial statements.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	YEARS ENDED DECEMBER 31,
	2020	2019

Revenue
Contingent rental income	$-	$697,028

Interest income on sales-type leases	-	170,403

Total operating income	-	867,431

Operating expenses
Bad debt allowance (reversal)	(6,031,058)	5,386,003
Impairment loss on fixed assets and construction in progress	-	876,660
Loss on disposal of systems	-	1,242,694
General and administrative	204,039	2,469,162

Total operating (income) expenses	(5,827,019)	9,974,519

Income (loss) from operations	5,827,019	(9,107,088)

Non-operating income (expenses)
Loss on note conversion	(502,393)	(173,886)
Interest expense - inducement on note conversion	-	(893,958)
Interest income	185,527	159,183
Interest expense	(1,463,721)	(2,101,440)
Other income, net	4,392	319,625

Total non-operating expenses, net	(1,776,195)	(2,690,476)

Income (loss) before income tax	4,050,824	(11,797,564)
Income tax benefit	-	(3,024,807)

Net income (loss)	4,050,824	(8,772,757)

Other comprehensive items
Foreign currency translation gain (loss)	6,406,054	(1,511,684)

Comprehensive income (loss)	$10,456,878	$(10,284,441)

Basic and diluted weighted average shares outstanding	2,564,373	1,564,940

Basic and diluted income (loss) per share	$1.58	$(5.61)

The accompanying notes are an integral part of these consolidated financial statements.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,050,824	$(8,772,757)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of OID and debt issuing costs of notes	61,895	97,161
Stock compensation expense	10,999	148,625
Operating lease expenses	55,519	66,262
Asset impairment loss		876,660
Bad debt allowance (reversal)	(6,031,058)	5,386,003
Loss on disposal of 40% ownership of Fund Management Co	-	46,461
Loss on transfer of Chengli Boxing system	-	624,133
Loss on transfer of Xuzhou Huayu system	-	397,033
Loss on transfer of Shenqiu Phase I & II systems	-	208,359
Loss on disposal of fixed assets	-	289
Loss on note conversion	502,393	173,886
Interest expense-inducement on note conversion	-	893,958
Changes in deferred tax	-	(3,024,807)
Changes in assets and liabilities:
Interest receivable on sales type leases	-	(170,403)
Collection of principal and interest on sales type leases for Pucheng systems	14,149,790	-
Accounts receivable	72,933,179	2,383,251
Prepaid expenses	(3,596)	(21,126)
Other receivables	(3,549)	(135,938)
Accounts payable	(2,153,320)	(2,837,609)
Taxes payable	(2,164,906)	(1,317,882)
Payment of lease liability	(58,226)	(63,555)
Interest payable on entrusted loan	1,302,610	(9,091,732)
Accrued liabilities and other payables	(404,087)	(36,932)
Refundable deposit for systems leasing	-	(478,368)

Net cash provided by (used in) operating activities	82,248,467	(14,649,028)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property & equipment	(1,885)	-
Proceeds from disposal of property & equipment	-	5,074

Net cash provided by (used in) investing activities	(1,885)	5,074

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of entrusted loan	-	(27,125,768)
Issuance of notes payable	3,000,000	2,000,000
Issuance of common stock	497,187	3,309,475

Net cash provided by financing activities	3,497,187	(21,816,293)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	5,838,947	(541,598)

NET INCREASE (DECREASE) IN CASH	91,582,716	(37,001,845)
CASH, BEGINNING OF PERIOD	16,221,297	53,223,142

CASH, END OF PERIOD	$107,804,013	$16,221,297

Supplemental cash flow data:
Income tax paid	$-	$221,934
Interest paid	$-	$-

Supplemental disclosure of non-cash operating activities
Transfer of Tian’an project from construction in progress to accounts receivable	$24,095,685	$-
Transfer of Xuzhou Huayu Project and Shenqiu Phase I & II projects to Mr. Bai	$-	$35,415,556
Adoption of ASC 842-right-of-use asset	$-	$(118,234)
Adoption of ASC 842-operating lease liability	$-	$118,234

Supplemental disclosure of non-cash financing activities
Conversion of notes into common shares	$2,057,191	$1,612,392

The accompanying notes are an integral part of these consolidated financial statements.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2020 AND 2019

	Common Stock		Paid in	Statutory	Other Comprehensive	Accumulated		Non controlling
	Shares	Amount	Capital	Reserves	(Loss)/Income	Deficit	Total	Interest
Balance at January 1, 2019	1,029,528	$1,030	$114,493,283	$14,525,712	$(4,620,930)	$(37,675,202)	$86,723,893	$(3,544,624)
Net loss for the year	-	-	-	-	-	(8,772,757)	(8,772,757)	-
Purchase of noncontrolling interest	-	-	(3,948,242)	-	-	-	(3,948,242)	3,544,624
Issuance of common stock for equity financing	395,927	396	3,309,079	-	-	-	3,309,475	-
Issuance of common stock for stock compensation	41,250	41	148,584	-	-	-	148,625	-
Conversion of convertible notes including accrued interest into common shares	185,195	185	2,014,791	-	-	-	2,014,976	-
Conversion of long-term notes into common shares	175,400	176	665,084	-	-	-	665,260	-
Warrants exchanged into shares	205,421	205	(205)	-	-	-	-	-
Foreign currency translation loss	-	-	-	-	(1,511,684)	-	(1,511,684)	-
Balance at December 31, 2019	2,032,721	2,033	116,682,374	14,525,712	(6,132,614)	(46,447,959)	78,629,546	-
Net income for the year	-	-	-	-	-	4,050,824	4,050,824	-
Issuance of common stock for stock compensation	3,333	3	10,996	-	-	-	10,999	-
Conversion of long-term notes into common shares	866,646	867	2,558,716	-	-	-	2,559,583	-
Shares issued for equity financing	265,250	265	496,922	-	-	-	497,187	-
Round-up of fractional shares due to reverse split	9,100	9	(9)	-	-	-	-	-
Transfer to statutory reserves	-	-	-	629,330	-	(629,330)	-	-
Foreign currency translation gain	-	-	-	-	6,406,054	-	6,406,054	-
Balance at December 31, 2020	3,177,050	$3,177	119,748,999	$15,155,042	$273,440	$(43,026,465)	$92,154,193	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Recycling Energy Corporation (the “Company” or “CREG”) is incorporated in Nevada state. The Company, through its subsidiaries, provides energy saving solutions and services, including selling and leasing energy saving systems and equipment to customers, and project investment in the Peoples Republic of China (“PRC”).

The Company’s organizational chart as of December 31, 2020 is as follows:

Erdos TCH – Joint Venture

On April 14, 2009, the Company formed a joint venture (the “JV”) with Erdos Metallurgy Co., Ltd. (“Erdos”) to recycle waste heat from Erdos’ metal refining plants to generate power and steam to be sold back to Erdos. The name of the JV was Inner Mongolia Erdos TCH Energy Saving Development Co., Ltd. (“Erdos TCH”) with a term of 20 years. Erdos contributed 7% of the total investment of the project, and Xi’an TCH Energy Technology Co., Ltd. (“Xi’an TCH”) contributed 93%. On June 15, 2013, Xi’an TCH and Erdos entered into a share transfer agreement, pursuant to which Erdos sold its 7% ownership interest in the JV to Xi’an TCH for $1.29 million (RMB 8 million), plus certain accumulated profits as described below. Xi’an TCH paid the $1.29 million in July 2013 and, as a result, became the sole stockholder of the JV. Erdos TCH currently has two power generation systems in Phase I with a total of 18 MW power capacity, and three power generation systems in Phase II with a total of 27 MW power capacity. On April 28, 2016, Erdos TCH and Erdos entered into a supplemental agreement, effective May 1, 2016, whereby Erdos TCH cancelled monthly minimum lease payments from Erdos, and started to charge Erdos based on actual electricity sold at RMB 0.30 / KWH. The selling price of each KWH is determined annually based on prevailing market conditions. Since May 2019, Erdos TCH has ceased its operations due to renovations and furnace safety upgrades of Erdos, and the Company initially expected the resumption of operations in July 2020, but the resumption of operations was further delayed due to government’s request for Erdos’ production line rectification for lowering its energy consumption per unit of GDP, the Company expects to resume the production in July 2021. During this period, Erdos will compensate Erdos TCH RMB 1 million ($145,460) per month, until operations resume.

In addition, Erdos TCH has 30% ownership in DaTangShiDai (BinZhou) Energy Savings Technology Co., Ltd. (“BinZhou Energy Savings”), 30% ownership in DaTangShiDai DaTong Recycling Energy Technology Co., Ltd. (“DaTong Recycling Energy”), and 40% ownership in DaTang ShiDai TianYu XuZhou Recycling Energy Technology Co, Ltd. (“TianYu XuZhou Recycling Energy”). These companies were incorporated in 2012 but there have not been any operations since then nor has any registered capital contribution been made.

Pucheng Biomass Power Generation Projects

On June 29, 2010, Xi’an TCH entered into a Biomass Power Generation (“BMPG”) Project Lease Agreement with Pucheng XinHengYuan Biomass Power Generation Co., Ltd. (“Pucheng”), a limited liability company incorporated in China. Under this lease agreement, Xi’an TCH leased a set of 12 MW BMPG systems to Pucheng at a minimum of $279,400 (RMB 1,900,000) per month for 15 years (“Pucheng Phase I”).

On September 11, 2013, Xi’an TCH entered into a BMPG Asset Transfer Agreement (the “Pucheng Transfer Agreement”) with Pucheng. The Pucheng Transfer Agreement provided for the sale by Pucheng to Xi’an TCH of a set of 12 MW BMPG systems with completion of system transformation for RMB 100 million ($16.48 million) in the form of 87,666 shares (post-reverse stock split) of common stock, par value $0.001 per share (the “Common Stock”) of the Company at $187.0 per share (post-reverse stock price). Also on September 11, 2013, Xi’an TCH entered into a BMPG Project Lease Agreement with Pucheng (the “Pucheng Lease”). Under the Pucheng Lease, Xi’an TCH leases this same set of 12 MW BMPG systems to Pucheng, and combined this lease with the lease for the 12 MW BMPG station of Pucheng Phase I project, under a single lease to Pucheng for RMB 3.8 million ($0.63 million) per month (the “Pucheng Phase II Project”). The term for the combined lease is from September 2013 to June 2025. The lease agreement for the 12 MW station from the Pucheng Phase I project terminated upon the effective date of the Pucheng Lease. The ownership of the two 12 MW BMPG systems will transfer to Pucheng at no additional charge when the Pucheng Lease expires.

On September 29, 2019, Xi’an TCH entered into a Termination Agreement of the Lease Agreement of the Biomass Power Generation Project (the “Termination Agreement”) with Pucheng. Pursuant to the Termination Agreement, the parties agreed that: (i) Pucheng shall pay outstanding lease fees of RMB 97.6 million ($14 million) owed as of December 31, 2018 to Xi’an TCH before January 15, 2020; (ii) Xi’an TCH will waive the lease fees owed after January 1, 2019; (iii) Xi’an TCH will not return RMB 3.8 million ($542,857) in cash deposits paid by Pucheng; (iv) Xi’an TCH will transfer the Project to Pucheng at no additional cost after receiving RMB 97.6 million ($14 million) from Pucheng, and the original lease agreement between the parties will be formally terminated; and (v) if Pucheng fails to pay off RMB 97.6 million ($14 million) to Xi’an TCH before January 15, 2020, Xi’an TCH will still hold ownership of the Project and the original lease agreement shall still be valid. The Company recorded $2.67 million bad debt expense for Pucheng during the year ended December 31, 2019. Xi’an TCH received RMB 97.6 million ($14 million) in full on January 14, 2020 and the ownership of the system was transferred.

Shenqiu Yuneng Biomass Power Generation Projects

On September 28, 2011, Xi’an TCH and Shenqiu entered into a BMPG Project Lease Agreement (the “2011 Shenqiu Lease”). Under the 2011 Shenqiu Lease, Xi’an TCH agreed to lease a set of 12 MW BMPG systems to Shenqiu at a monthly rental of $286,000 (RMB 1,800,000) for 11 years.

On March 30, 2013, Xi’an TCH and Shenqiu entered into a BMPG Project Lease Agreement (the “2013 Shenqiu Lease”). Under the 2013 Shenqiu Lease, Xi’an TCH agreed to lease the second set of 12 MW BMPG systems to Shenqiu for $239,000 (RMB 1.5 million) per month for 9.5 years.

As repayment for a loan made by Xi’an Zhonghong to Beijing Hongyuan Recycling Energy Investment Center, LLP (the “HYREF”) on January 10, 2019 (see further discussion in Note 9); on January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai (or “Mr. Bai”), a resident of China, entered into a Projects Transfer Agreement (the “Agreement”), pursuant to which Xi’an TCH transferred two BMGP in Shenqiu (“Shenqiu Phase I and II Projects”) to Mr. Bai for RMB 127,066,000 ($18.55 million). As consideration for the transfer of the Shenqiu Phase I and II Projects to Mr. Bai (Note 9), Mr. Bai transferred all the equity shares of his wholly owned company, Xi’an Hanneng Enterprises Management Consulting Co. Ltd. (“Xi’an Hanneng”) to Beijing Hongyuan Recycling Energy Investment Center, LLP (the “HYREF”) as repayment for a loan made by Xi’an Zhonghong to HYREF on January 10, 2019. The transfer of the projects was completed on February 15, 2019. The Company recorded $208,359 loss from the transfer during the year ended December 31, 2019. Xi’an Hanneng was expected to own 47,150,000 shares of Xi’an Huaxin New Energy Co., Ltd for the repayment of Shenqiu system and Huayu system. However, Xi’an Hanneng was not able to obtain all the Huaxin shares due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report. On December 20, 2019, Mr. Bai and all the related parties therefore agreed to have Mr. Bai instead make a payment in cash for the transfer price of Shenqiu (see Note 9 for detail).

Chengli Waste Heat Power Generation Projects

On July 19, 2013, Xi’an TCH formed a new company, “Xi’an Zhonghong New Energy Technology Co., Ltd.” (“Zhonghong”), of which it owns 90% of Zhonghong, with HYREF owning the other 10%. Zhonghong is engaged to provide energy saving solution and services, including constructing, selling and leasing energy saving systems and equipment to customers. On December 29, 2018, Shanghai TCH entered into a Share Transfer Agreement with HYREF, pursuant to which HYREF transferred its 10% ownership in Zhonghong to Shanghai TCH for RMB 3 million ($0.44 million). The transfer was completed on January 22, 2019. The Company owns 100% of Xi’an Zhonghong after the transaction.

On July 24, 2013, Zhonghong entered into a Cooperative Agreement of CDQ and CDQ WHPG Project (Coke Dry Quenching Waste Heat Power Generation Project) with Boxing County Chengli Gas Supply Co., Ltd. (“Chengli”). The parties entered into a supplement agreement on July 26, 2013. Pursuant to these agreements, Zhonghong will design, build and maintain a 25 MW CDQ system and a CDQ WHPG system to supply power to Chengli, and Chengli will pay energy saving fees (the “Chengli Project”).

On December 29, 2018, Xi’an Zhonghong, Xi’an TCH, HYREF, Guohua Ku, and Mr. Chonggong Bai entered into a CDQ WHPG Station Fixed Assets Transfer Agreement, pursuant to which Xi’an Zhonghong transferred Chengli CDQ WHPG station (“the Station”) as the repayment for the loan of RMB 188,639,400 ($27.54 million) to HYREF. Xi’an Zhonghong, Xi’an TCH, Guohua Ku and Chonggong Bai also agreed to a Buy Back Agreement for the Station when certain conditions are met (see Note 9). The transfer of the Station was completed January 22, 2019, at which time the Company recorded a $624,133 loss from this transfer. Since the original terms of the Buy Back Agreement are still valid, and the Buy Back possibility could occur; therefore, the loan principal and interest and the corresponding asset of the Station cannot be derecognized due to the existence of Buy Back clauses (see Note 9 for detail).

Tianyu Waste Heat Power Generation Project

On July 19, 2013, Zhonghong entered into a Cooperative Agreement (the “Tianyu Agreement”) for Energy Management of CDQ and CDQ WHPG Projects with Jiangsu Tianyu Energy and Chemical Group Co., Ltd. (“Tianyu”). Pursuant to the Tianyu Agreement, Zhonghong will design, build, operate and maintain two sets of 25 MW CDQ systems and CDQ WHPG systems for two subsidiaries of Tianyu – Xuzhou Tian’an Chemical Co., Ltd. (“Xuzhou Tian’an”) and Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu”) – to be located at Xuzhou Tian’an and Xuzhou Huayu’s respective locations (the “Tianyu Project”). Upon completion of the Tianyu Project, Zhonghong will charge Tianyu an energy saving fee of RMB 0.534 ($0.087) per kilowatt hour (excluding tax). The term of the Tianyu Agreement is 20 years. The construction of the Xuzhou Tian’an Project is anticipated to be completed by the second quarter of 2020. The Xuzhou Huayu Project has been on hold due to a conflict between Xuzhou Huayu Coking Co., Ltd. and local residents on certain pollution-related issues.

On January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai entered into a Projects Transfer Agreement (the “Agreement”), pursuant to which Xi’an Zhonghong transferred a CDQ WHPG station (under construction) located in Xuzhou City for Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu Project”) to Mr. Bai for RMB 120,000,000 ($17.52 million). Mr. Bai agreed that as consideration for the transfer of the Xuzhou Huayu Project to him, as well as Shenqiu discussed above, he would transfer all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the loan made by Xi’an Zhonghong to HYREF. (Note 9). The transfer of the project was completed on February 15, 2019. The Company recorded $397,033 loss from this transfer during the year ended December 31, 2019. On January 10, 2019, Mr. Chonggong Bai transferred all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the loan. Xi’an Hanneng was expected to own 47,150,000 shares of Xi’an Huaxin New Energy Co., Ltd for the repayment of Huayu system and Shenqiu system. As of September 30, 2019, Xi’an Hanneng already owned 29,948,000 shares of Huaxin, but was not able to obtain the remaining 17,202,000 shares due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report. On December 20, 2019, Mr. Bai and all the related parties agreed to have Mr. Bai instead making a payment in cash for the transfer price of Huayu (see Note 9 for detail).

On January 10, 2020, Zhonghong, Tianyu and Huaxin signed a transfer agreement to transfer all assets under construction and related rights and interests of Xuzhou Tian’an Project to Tianyu for RMB 170 million including VAT ($24.37 million) in three installment payments. The 1st installment payment of RMB 50 million ($7.17 million) to be paid within 20 working days after the contract is signed. The 2nd installment payment of RMB 50 million ($7.34 million) is to be paid within 20 working days after completion of the project construction but no later than July 31, 2020. The final installment payment of RMB 70 million ($10.28 million) is to be paid before December 31, 2020. The Company received the payment in full for Tian’an Project as of December 31, 2020.

Zhongtai Waste Heat Power Generation Energy Management Cooperative Agreement

On December 6, 2013, Xi’an TCH entered into a CDQ and WHPG Energy Management Cooperative Agreement (the “Zhongtai Agreement”) with Xuzhou Zhongtai Energy Technology Co., Ltd. (“Zhongtai”), a limited liability company incorporated in Jiangsu Province, China.

Pursuant to the Zhongtai Agreement, Xi’an TCH was to design, build and maintain a 150 ton per hour CDQ system and a 25 MW CDQ WHPG system and sell the power to Zhongtai, and Xi’an TCH is also to build a furnace to generate steam from the smoke pipeline’s waste heat and sell the steam to Zhongtai.

In March 2016, Xi’an TCH entered into a Transfer Agreement of CDQ and a CDQ WHPG system with Zhongtai and Xi’an Huaxin (the “Transfer Agreement”). Under the Transfer Agreement, Xi’an TCH agreed to transfer to Zhongtai all of the assets associated with the CDQ Waste Heat Power Generation Project (the “Project”), which is under construction pursuant to the Zhongtai Agreement. Additionally, Xi’an TCH agreed to transfer to Zhongtai the Engineering, Procurement and Construction (“EPC”) Contract for the CDQ Waste Heat Power Generation Project which Xi’an TCH had entered into with Xi’an Huaxin in connection with the Project. Xi’an Huaxin will continue to construct and complete the Project and Xi’an TCH agreed to transfer all its rights and obligations under the EPC Contract to Zhongtai. As consideration for the transfer of the Project, Zhongtai agreed to pay to Xi’an TCH RMB 167,360,000 ($25.77 million) including (i) RMB 152,360,000 ($23.46 million) for the construction of the Project; and (ii) RMB 15,000,000 ($2.31 million) as payment for partial loan interest accrued during the construction period. Those amounts have been, or will be, paid by Zhongtai to Xi’an TCH according to the following schedule: (a) RMB 50,000,000 ($7.70 million) was to be paid within 20 business days after the Transfer Agreement was signed; (b) RMB 30,000,000 ($4.32 million) was to be paid within 20 business days after the Project was completed, but no later than July 30, 2016; and (c) RMB 87,360,000 ($13.45 million) was to be paid no later than July 30, 2017. Xuzhou Taifa Special Steel Technology Co., Ltd. (“Xuzhou Taifa”) guaranteed the payments from Zhongtai to Xi’an TCH. The ownership of the Project was conditionally transferred to Zhongtai following the initial payment of RMB 50,000,000 ($7.70 million) by Zhongtai to Xi’an TCH and the full ownership of the Project will be officially transferred to Zhongtai after it completes all payments pursuant to the Transfer Agreement. The Company recorded a $2.82 million loss from this transaction in 2016. In 2016, Xi’an TCH had received the first payment of $7.70 million and the second payment of $4.32 million. However, the Company received a repayment commitment letter from Zhongtai on February 23, 2018, in which Zhongtai committed to pay the remaining payment of RMB 87,360,000 ($13.45 million) no later than the end of July 2018; in July 2018, Zhongtai and the Company reached a further oral agreement to extend the repayment term of RMB 87,360,000 ($13.45 million) by another two to three months. In January 2020, Zhongtai paid RMB 10 million ($1.41 million); in March 2020, Zhongtai paid RMB 20 million ($2.82 million); in June 2020, Zhongtai paid RMB 10 million ($1.41 million); and in December 2020, Zhongtai paid RMB 30 million ($4.28 million), which was payment in full. Accordingly, the Company reversed the bad debt expense of $5.80 million which had been recorded earlier.

Formation of Zhongxun

On March 24, 2014, Xi’an TCH incorporated a subsidiary, Zhongxun Energy Investment (Beijing) Co., Ltd. (“Zhongxun”) with registered capital of $5,695,502 (RMB 35,000,000), which must be contributed before October 1, 2028. Zhongxun is 100% owned by Xi’an TCH and will be mainly engaged in project investment, investment management, economic information consulting, and technical services. Zhongxun has not yet commenced operations nor has any capital contribution been made as of the date of this report.

Formation of Yinghua

On February 11, 2015, the Company incorporated a subsidiary, Shanghai Yinghua Financial Leasing Co., Ltd. (“Yinghua”) with registered capital of $30,000,000, to be paid within 10 years from the date the business license is issued. Yinghua is 100% owned by the Company and will be mainly engaged in financial leasing, purchase of financial leasing assets, disposal and repair of financial leasing assets, consulting and ensuring of financial leasing transactions, and related factoring business. Yinghua has not yet commenced operations nor has any capital contribution been made as of the date of this report.

Reverse Stock Split

On April 13, 2020, the Company filed a certificate of change (“Certificate of Change”) with the Secretary of State of the State of Nevada, pursuant to which, on April 13, 2020, the Company effected a reverse stock split of its Common Stock, at a rate of 1-for-10, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). The accompanying consolidated financial statements and related disclosure in for periods prior to the Reverse Stock Split have been retroactively restated to reflect this reverse stock split.

Other Events

In December 2019, a novel strain of coronavirus (COVID-19) was reported in and the World Health Organization has declared the outbreak to constitute a “Public Health Emergency of International Concern.” This pandemic, which continues to spread to additional countries, and is disrupting supply chains and affecting production and sales across a range of industries as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. However, as a result of PRC government’s effort on disease control, most cities in China were reopened, the outbreak in China is under the control. The Company disposed all of its systems and currently holds only five power generating systems through Erdos TCH, the Company initially expected to resume production of these five power generating systems in July 2020 from the renovation and furnace safety upgrade, but the resumption of operations was further delayed due to government’s request for Erdos’ production line rectification for lowering its energy consumption per unit of GDP; the Company expects the resumption date to be July 2021. As of this report date, there are some new Covid-19 cases discovered in a few provinces of China, however, the number of new cases is not significant due to PRC government’s strict control.

On December 22, 2020, Shanghai TCH entered into an Equity Acquisition Agreement with Xi’an Taiying Energy Saving Technology Co., Ltd., a PRC company (“Xi’an Taiying”) and its three shareholders to purchase all of the issued and outstanding shares of stock of Xi’an Taiying. The purchase price for said shares shall consist of (i) 619,525 shares of common stock at an issuance price of $4.37 per share, (ii) 60,000,000 shares of Series A convertible stock and (iii) a cash payment of RMB 1,617,867,026 (approximately $247 million at a conversion rate of 1:6.55). The shares shall be issued within 15 business days after approval by the Board of Directors and/or shareholders of the Company and Nasdaq approval and the cash shall be paid in three tranches – RMB 390 million (approximately $59.5 million) within 10 days after the agreement is executed, RMB 300 million (approximately $45.8 million) by March 31, 2021 and RMB 927,867,026 (approximately $141.7 million) within 10 days after the shares of Xi’an Taiying are registered to Buyer. As of the date of this report, the Company has not obtained and there is no assurance that the Company will be able to obtain necessary approval to proceed with the transaction. In addition, the Company is currently renegotiating the payment terms with the sellers for paying less shares but does not know when the renegotiation will be completed.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements (“CFS”) were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of Consolidation

The CFS include the accounts of CREG and its subsidiaries, Shanghai Yinghua Financial Leasing Co., Ltd. (“Yinghua”) and Sifang Holdings; Sifang Holdings’ wholly owned subsidiaries, Huahong New Energy Technology Co., Ltd. (“Huahong”) and Shanghai TCH Energy Tech Co., Ltd. (“Shanghai TCH”); Shanghai TCH’s wholly-owned subsidiary, Xi’an TCH Energy Tech Co., Ltd. (“Xi’an TCH”); and Xi’an TCH’s subsidiaries, 1) Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”), 100% owned by Xi’an TCH (See note 1), 2) Zhonghong, 90% owned by Xi’an TCH and 10% owned by Shanghai TCH, and 3) Zhongxun, 100% owned by Xi’an TCH. Substantially all the Company’s revenues are derived from the operations of Shanghai TCH and its subsidiaries, which represent substantially all the Company’s consolidated assets and liabilities as of December 31, 2020. However, there was no revenue for the Company for the year ended December 31, 2020. All significant inter-company accounts and transactions were eliminated in consolidation.

Uses and Sources of Liquidity

For the year ended December 31, 2020, the Company had a net income of $4.05 million based on receipts of accounts receivable which had previously been reserved as bad debt allowance and was reversed in 2020. For the year ended December 31, 2019, the Company had net loss of $8.77 million. The Company had an accumulated deficit of $43.03 million as of December 31, 2020. The Company disposed all of its systems and currently holds only five power generating systems through Erdos TCH, which is expected to resume production in July 2021. The Company is in the process of transforming and expanding into an energy storage integrated solution provider. The Company plans to pursue disciplined and targeted expansion strategies for market areas the Company currently does not serve. The Company actively seeks and explores opportunities to apply energy storage technologies to new industries or segments with high growth potential, including industrial and commercial complexes, large scale photovoltaic (PV) and wind power stations, remote islands without electricity, and smart energy cities with multi-energy supplies. The Company had cash of $107.80 million as of December 31, 2020, and has raised additional $38.25 million in a private offering in March 2021. The Company’s cash flow forecast indicate it will have sufficient cash to funds its operations for the next 12 months from the date of issuance of these financial statements.

The historical operating results indicate the Company has recurring losses from operations which rise the question related to the Company’s ability to continue as a going concern. However, the Company had $107.80 million cash on hand at December 31, 2020 as a result of collection the full payment from all the projects that had been disposed earlier.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering, or debt financing including bank loans. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of Estimates

In preparing these CFS in accordance with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets as well as revenues and expenses during the period reported. Actual results may differ from these estimates. On an on-going basis, management evaluates their estimates, including those related to allowances for bad debt and inventory obsolescence, impairment loss on fixed assets and construction in progress, income taxes, and contingencies and litigation. Management bases their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources.

Revenue Recognition

A) Sales-type Leasing and Related Revenue Recognition

On January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842 using the modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC Topic 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under Topic 840. (See Operating lease below as relates to the Company as a lessee). The Company’s sales type lease contracts for revenue recognition fall under ASC 842. During the years ended December 31, 2020 and 2019, the Company did not sell any new power generating projects.

The Company constructs and leases waste energy recycling power generating projects to its customers. The Company typically transfers legal ownership of the waste energy recycling power generating projects to its customers at the end of the lease. Prior to January 1, 2019, the investment in these projects was recorded as investment in sales-type leases in accordance with ASC Topic 840, “Leases,” and its various amendments and interpretations.

The Company finances construction of waste energy recycling power generating projects. The sales and cost of sales are recognized at the inception of the lease, which is when the control is transferred to the lessee. The Company accounts for the transfer of control as a sales type lease in accordance with ASC 842-10-25-2. The underlying asset is derecognized, and revenue is recorded when collection of payments is probable. This is in accordance with the revenue recognition principle in ASC 606 - Revenue from contracts with customers. The investment in sales-type leases consists of the sum of the minimum lease payments receivable less unearned interest income and estimated executory cost. Minimum lease payments are part of the lease agreement between the Company (as the lessor) and the customer (as the lessee). The discount rate implicit in the lease is used to calculate the present value of minimum lease payments. The minimum lease payments consist of the gross lease payments net of executory costs and contingent rentals, if any. Unearned interest is amortized to income over the lease term to produce a constant periodic rate of return on net investment in the lease. While revenue is recognized at the inception of the lease, the cash flow from the sales-type lease occurs over the course of the lease, which results in interest income and reduction of receivables. Revenue is recognized net of value-added tax.

B) Contingent Rental Income

The Company records income from actual electricity generated of each project in the period the income is earned, which is when the electricity is generated. Contingent rent is not part of minimum lease payments.

Operating Leases

On January 1, 2019, the Company adopted Topic 842 using the modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under Topic 842, while prior period amounts have not been adjusted and continue to be reported in accordance with its historical accounting under Topic 840. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

The Company elected the package of practical expedients permitted under the transition guidance, which allowed it to carry forward its historical lease classification, its assessment on whether a contract was or contains a lease, and its initial direct costs for any leases that existed prior to January 1, 2019. The Company also elected to combine its lease and non-lease components and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term.

The Company leased an office in Xi’an, China as the Company’s headquarter; upon adoption, the Company recognized total Right of Use Asset (“ROU”) of $116,917, with corresponding liabilities of $116,917 on the consolidated balance sheets. The ROU assets include adjustments for prepayments and accrued lease payments. The adoption did not impact its beginning retained earnings, or its prior year consolidated statements of income and statements of cash flows. At December 31, 2020, the ROU was $0 as the lease was expired in November 2020.

Under Topic 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of its leases do not provide an implicit rate, it uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise such options.

Operating leases are included in operating lease right-of-use assets and operating lease liabilities (current and non-current), on the consolidated balance sheets.

Cash

Cash include cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date.

Accounts Receivable

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

As of December 31, 2020, the Company had gross accounts receivable of $342,974 of Erdos TCH for electricity sold. As of December 31, 2019, the Company had gross accounts receivable of $48.06 million; of which, $35.42 million was for transferring the ownership of Huayu and Shenqiu Phase I and II systems to Mr. Bai; $10.03 million was from the sales of CDQ and a CDQ WHPG system to Zhongtai, and $2.61 million accounts receivable of Erdos TCH for electricity sold. As of December 31, 2020, the Company had bad debt allowance of $34,297 for Erdos TCH due to the customer not making the payments as scheduled. As of December 31, 2019, the Company had bad debt allowance of $5,733,781 for Zhongtai and $261,430 for Erdos TCH due to the customer not making the payments as scheduled. During the year ended December 31, 2020, the Company recognized a reversal of the bad debt allowance of $6,031,058, of which $5,799,094 was for Zhongtai and $231,964 was for Erdos TCH as a result of payment collection from Zhongtai and Erdos TCH. As of December 31, 2020, the Company received the payment in full from all the projects which had been disposed earlier.

	2020	2019
Xuzhou Zhongtai project	$-	$10,034,116
Bai Chonggong (for Shenqiu and Huayu projects)	-	35,415,556
Xuzhou Tian’an project	-	-
Receivable of electricity sales of Erdos	342,974	2,614,299
Total accounts receivable	342,974	48,063,971
Bad debt allowance	(34,297)	(5,995,210)
Accounts receivable, net	308,677	$42,068,761

Interest Receivable on Sales Type Leases

As of December 31, 2020, the interest receivable on sales type leases was $0. As of December 31, 2019, the interest receivable on sales type leases was $5,245,244, mainly from recognized but not yet collected interest income for the Pucheng systems. The ownership of Pucheng systems was transferred to Pucheng as a result of full payment received by Xi’an TCH in January 2020.

Investment in sales-type leases, net

As of December 31, 2020, the Company had net investment in sales-type leases of $0. As of December 31, 2019, the Company had net investment in sales-type leases of $8,287,560 (after bad debt allowance for investment in sales-type leases of $24,416,441 for the Pucheng system). The Company maintains reserves for potential credit losses on receivables. Management reviews the composition of receivables and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Concentration of Credit Risk

Cash includes cash on hand and demand deposits in accounts maintained within China. Balances at financial institutions and state-owned banks within the PRC are covered by insurance up to RMB 500,000 (US$77,000) per bank. Any balance over RMB 500,000 (US$77,000) per bank in PRC will not be covered. At December 31, 2020, cash held in the PRC bank of $107,510,548 was not covered by such insurance. The Company has not experienced any losses in such accounts.

Certain other financial instruments, which subject the Company to concentration of credit risk, consist of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over the estimated lives as follows:

Vehicles	2 - 5 years
Office and Other Equipment	2 - 5 years
Software	2 - 3 years

Impairment of Long-lived Assets

In accordance with FASB ASC Topic 360, “Property, Plant, and Equipment,” the Company reviews its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total expected undiscounted future net cash flows are less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. The Company recorded $0 asset impairment loss for the years ended December 31, 2020 and 2019.

Cost of Sales

Cost of sales consists primarily of the direct material of the power generating system and expenses incurred directly for project construction for sales-type leasing and sales tax and additions for contingent rental income.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of FASB ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of income. At December 31, 2020 and 2019, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, other receivables, accounts payable, accrued liabilities and short-term debts, the carrying amounts approximate their fair values due to their short maturities. Receivables on sales-type leases are based on interest rates implicit in the lease.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the FV of financial instruments held by the Company. FASB ASC Topic 825, “Financial Instruments,” defines FV, and establishes a three-level valuation hierarchy for disclosures of FV measurement that enhances disclosure requirements for FV measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their FV because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to FV measurement.

Effective on January 1, 2020, the Company adopted ASU 2018-13, Fair Value Measurement: Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for Level 1, Level 2 and Level 3 instruments in the FV hierarchy.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815, “Derivatives and Hedging.”

As of December 31, 2020 and 2019, the Company did not have any long-term debt obligations; and the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at FV.

Stock-Based Compensation

The Company accounts for share-based compensation awards to employees in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires that share-based payment transactions with employees be measured based on the grant-date fair value of the equity instrument issued and recognized as compensation expense over the requisite service period.

The Company accounts for share-based compensation awards to non-employees in accordance with FASB ASC Topic 718 and FASB ASC Subtopic 505-50, “Equity-Based Payments to Non-employees”. Share-based compensation associated with the issuance of equity instruments to non-employees is measured at the fair value of the equity instrument issued or committed to be issued, as this is more reliable than the fair value of the services received. The fair value is measured at the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete.

Effective on January 1, 2020, the Company adopted ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting,” which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. An entity should apply the requirements of ASC 718 to non-employee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specify that ASC 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The adoption of ASU 2018-07 did not have an impact on the Company’s financial statements.

Basic and Diluted Earnings per Share

The Company presents net income (loss) per share (“EPS”) in accordance with FASB ASC Topic 260, “Earning Per Share.” Accordingly, basic income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of shares outstanding, without consideration for common stock equivalents. Diluted EPS is computed by dividing the net income by the weighted-average number of common shares outstanding as well as common share equivalents outstanding for the period determined using the treasury-stock method for stock options and warrants and the if-converted method for convertible notes. The Company made an accounting policy election to use the if-converted method for convertible securities that are eligible to receive common stock dividends, if declared. Diluted EPS reflect the potential dilution that could occur based on the exercise of stock options or warrants or conversion of convertible securities using the if-converted method.

For the years ended December 31, 2020 and 2019, the basic and diluted loss per share were the same due to the anti-dilutive features of the warrants and options. For the years ended December 31, 2020 and 2019, 31,311 shares and 406,764 shares (post-reverse stock split), respectively; purchasable under warrants and options were excluded from the EPS calculation as these were not dilutive due to the exercise price was more than the stock market price.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income.” Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company follows FASB ASC Topic 220, “Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. FASB ASC Topic 280 has no effect on the Company’s CFS as substantially all of the Company’s operations are conducted in one industry segment. All of the Company’s assets are located in the PRC.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its CFS.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is evaluating the impact this update will have on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future CFS.

3. INVESTMENT IN SALES-TYPE LEASES, NET

Under sales-type leases, as of December 31, 2019, Xi’an TCH leases BMPG systems to Pucheng (Phase I and II, 15 and 11 year terms, respectively); The components of the net investment in sales-type leases as of December 31, 2020 and 2019 are as follows:

	2020	2019
Total future minimum lease payments receivable	$-	$56,477,739
Less: executory cost	-	(3,623,100)
Less: unearned interest	-	(14,905,393)
Less: realized interest income but not yet received	-	(5,245,244)
Less: allowance for net investment receivable	-	(24,416,442)
Investment in sales-type leases, net	-	8,287,560
Current portion	-	-
Noncurrent portion	$-	$8,287,560

The ownership of Pucheng systems was transferred to Pucheng in January 2020 as a result of receiving full payment from Pucheng to Xi’an TCH.

4. OTHER RECEIVABLES

As of December 31, 2020, other receivables mainly consisted of (i) advances to third parties of $7,663, bearing no interest, payable upon demand, ii) advance to employees of $11,011, iii) advance to suppliers of $4,791 and (iv) others of $12,222 including social insurance receivable of $4,579. As of December 31, 2019, other receivables mainly consisted of (i) advances to third parties of $7,167, bearing no interest, payable upon demand, (ii) tax and maintenance cost receivable of $1,001,527 for Xi’an TCH, and iii) others of $22,449.

5. ASSET SUBJECT TO BUYBACK AND CONSTRUCTION IN PROGRESS

Asset subject to buyback

As of December 31, 2020 and 2019, the Company had asset subject to buyback of $28.92 million and $27.04 million, respectively, which was for the Chengli project.

The Chengli project finished construction, and was transferred to the Company’s fixed assets at a cost of $35.24 million (without impairment loss) and ready to be put into operation as of December 31, 2018. On January 22, 2019, Xi’an Zhonghong completed the transfer of Chengli CDQ WHPG project as the partial repayment for the loan and accrued interest of RMB 188,639,400 ($27.54 million) to HYREF (see Note 9). However, because the loan was not deemed repaid due to the buyback right (See Note 9 for detail), the Company kept the loan and the Chengli project in its books as fixed assets for accounting purposes.

Construction in Progress

As of December 31, 2020 and 2019, the Company’s construction in progress included:

	2020	2019
Xuzhou Tian’an	$-	$37,759,277
Less: assets impairment allowance	-	(13,935,075)
Total	$-	$23,824,202

On January 10, 2020, Zhonghong, Tianyu and Huaxin signed a transfer agreement to transfer all assets under construction and related rights and interests of Xuzhou Tian’an Project to Tianyu for RMB 170 million including $0.6 million VAT (total of $24.37 million) in three installment payments. The Company recorded impairment loss of $13.9 million as of December 31, 2019. The 1st installment payment of RMB 50 million ($7.17 million) was to be paid within 20 working days after the contract was signed. The 2nd installment payment of RMB 50 million ($7.17 million) was to be paid within 20 working days after completion of the project construction but no later than July 31, 2020. The final installment payment of RMB 70 million ($10.03 million) was to be paid before December 31, 2020. As of December 31, 2020, the Company received the payment in full for Tian’an Project.

6. TAXES PAYABLE

Taxes payable consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Income tax – current	$2,746,757	$2,118,432
Value-added tax	322,652	1,708,298
Other taxes	76,203	260,912
Total – current	3,145,612	4,087,642
Income tax – noncurrent	$5,174,625	$5,782,625

Income tax payable included $7.61 million ($2.44 million included in current above and $5.17 million noncurrent) from recording the estimated one-time transition tax on post-1986 foreign unremitted earnings under the Tax Cut and Jobs Act signed on December 22, 2017. An election is available for the U.S. shareholders of a foreign company to pay the tax liability in installments over a period of eight years with 8% of net tax liability in the first five years, 15% in the sixth year, 20% in the seventh year, and 25% in the eighth year. The Company made such an election.

7. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Education and union fund and social insurance payable	$373,740	$843,807
Consulting and legal expenses	31,090	40,602
Accrued payroll and welfare	255,278	254,882
Other	66,588	45,460
Total	$726,696	$1,184,751

8. DEFERRED TAX, NET

Deferred tax assets resulted from asset impairment loss which was temporarily non-tax deductible for tax purposes but expensed in accordance with US GAAP, interest income in sales-type leases which was recognized as income for tax purposes but not for book purpose as it did not meet revenue recognition in accordance with US GAAP, accrued employee social insurance that can be deducted for tax purposes in the future, and the difference between tax and accounting basis of cost of fixed assets which was capitalized for tax purposes and expensed as part of cost of systems in accordance with US GAAP. Deferred tax liability arose from the difference between tax and accounting basis of net investment in sales-type leases.

As of December 31, 2020 and 2019, net deferred tax assets consisted of the following:

	2020	2019
Non-current deferred tax assets
Accrued expenses	$70,019	$189,050
Interest income in sales-type leases on cash basis	-	853,265
Depreciation of fixed assets	-	2,938,605
Assets impairment loss	-	7,537,556
Write-off Erdos TCH net investment in sales-type leases	6,155,300	6,349,604
US NOL	254,035	3,246,655
PRC NOL	10,849,690	10,424,558

Non-current deferred tax liabilities
Net investment in sales-type leases	-	(6,685,021)

Net non-current deferred tax assets	17,329,044	24,854,272
Less: valuation allowance for deferred tax assets	(17,329,044)	(24,854,272)
Non-current deferred tax assets, net	$-	$-

9. LOANS PAYABLE

Entrusted Loan Payable (HYREF Loan)

The HYREF Fund was established in July 2013 with a total fund size of RMB 460 million ($77 million) invested in Xi’an Zhonghong for Zhonghong’s three new CDQ WHPG projects. The HYREF Fund invested RMB 3 million ($0.5 million) as an equity investment and RMB 457 million ($74.5 million) as a debt investment in Xi’an Zhonghong; in return for such investments, the HYREF Fund was to receive interest from Zhonghong for the HYREF Fund’s debt investment. The loan was collateralized by the accounts receivable and the fixed assets of Shenqiu Phase I and II power generation systems; the accounts receivable and fixed assets of Zhonghong’s three CDQ WHPG systems; and a 27 million RMB ($4.39 million) capital contribution made by Xi’an TCH in Zhonghong. Repayment of the loan (principal and interest) was also jointly and severally guaranteed by Xi’an TCH and the Chairman and CEO of the Company. In the fourth quarter of 2015, three power stations of Erdos TCH were pledged to Industrial Bank as an additional guarantee for the loan to Zhonghong’s three CDQ WHPG systems. In 2016, two additional power stations of Erdos TCH and Pucheng Phase I and II systems were pledged to Industrial Bank as an additional guarantee along with Xi’an TCH’s equity in Zhonghong.

The term of this loan was for 60 months from July 31, 2013 to July 30, 2018, with an interest rate of 12.5%. On August 6, 2016, Zhonghong was required to repay principal of RMB 280 million ($42.22 million), of which the Company paid RMB 50 million ($7.54 million); while on August 6, 2017, Zhonghong was initially supposed to repay principal of RMB 100 million ($16.27 million) and on July 30, 2018, Zhonghong was initially supposed to repay the remainder of RMB 77 million ($12.52 million). During the term, Zhonghong was to maintain a minimal funding level and capital level in its designated account with the Supervising Bank to make sure it has sufficient funds to make principal payments when they are due. Notwithstanding the requirements, the HYREF Fund and Supervising Bank verbally notified Zhonghong from the beginning that it was unlikely that they would enforce these requirements for the purpose of the efficient utilization of working capital. The Company had paid RMB 50 million ($7.54 million) of the RMB 280 million ($42.22 million), and on August 5, 2016, the Company entered into a supplemental agreement with the lender to extend the due date of the remaining RMB 230 million ($34.68 million) of the original RMB 280 million ($45.54 million) to August 6, 2017. During the year ended December 31, 2017, the Company negotiated with the lender again to further extend the remaining loan balance of RMB 230 million ($34.68 million), RMB 100 million ($16.27 million), and RMB 77 million ($12.52 million) (which included investment from Xi’an TCH of RMB 75 million and was netted off with the entrusted loan payable of the HYREF Fund in the balance sheet). The lender had tentatively agreed to extend the remaining loan balance until August 2019 with an adjusted annual interest rate of 9%, subject to the final approval from its headquarters. The headquarters did not approve the extension proposal with an adjusted annual interest rate of 9%; however, on December 29, 2018, the Company worked out with the lender an alternative repayment proposal as described below. As of December 31, 2018, the entrusted loan payable had an outstanding balance of $59.29 million, of which, $10.92 million was from the investment of Xi’an TCH; accordingly, the Company netted the loan payable of $10.92 million with the long-term investment to the HYREF Fund made by Xi’an TCH. As of December 31, 2019, the interest payable for this loan was $8.20 million and the outstanding balance for this loan was $20.77 million including a non-current portion of $0.29 million. As of December 31, 2020, the interest payable for this loan was $10.14 million and the outstanding balance for this loan was $22.20 million including a non-current portion of $0.30 million. The Company recorded interest expense of $1.30 million and $1.72 million for the years ended December 31, 2020 and 2019.

Repayment of HYREF loan

1. Transfer of Chengli project as partial repayment

On December 29, 2018, Xi’an Zhonghong, Xi’an TCH, HYREF, Guohua Ku, and Chonggong Bai entered into a CDQ WHPG Station Fixed Assets Transfer Agreement, pursuant to which Xi’an Zhonghong transferred Chengli CDQ WHPG station as the repayment for the loan of RMB 188,639,400 ($27.54 million) to HYREF, the transfer of which was completed on January 22, 2019.

Xi’an TCH is a secondary limited partner of HYREF. The fair value of the CDQ WHPG station applied in the transfer was determined by the parties based upon the appraisal report issued by Zhonglian Assets Appraisal Group (Shaanxi) Co., Ltd. as of August 15, 2018. However, per the discussion below, Xi’an Zhonghong, Xi’an TCH, Guohua Ku and Chonggong Bai (the “Buyers”) entered into a Buy Back Agreement, also agreed to buy back the Station when conditions under the Buy Back Agreement are met. Due to the Buy Back agreement, the loan was not deemed repaid, the Company kept the Chengli project in its books as assets subject to buyback and kept the loan payable in its book under ASC 405-20-40-1 as of December 31, 2020 and 2019.

2. Buy Back Agreement

On December 29, 2018, Xi’an TCH, Xi’an Zhonghong, HYREF, Guohua Ku, Chonggong Bai and Xi’an Hanneng Enterprises Management Consulting Co. Ltd. (“Xi’an Hanneng”) entered into a Buy Back Agreement.

Pursuant to the Buy Back Agreement, the Buyers jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai (see 5 below), and a CDQ WHPG station in Boxing County which was transferred to HYREF by Xi’an Zhonghong. The buy-back price for the Xi’an Hanneng’s equity was based on the higher of (i) the market price of the equity shares at the time of buy-back; or (ii) the original transfer price of the equity shares plus bank interest. The buy-back price for the Station was based on the higher of (i) the fair value of the Station on the date transferred; or (ii) the loan balance at the date of the transfer plus interest accrued through that date. HYREF could request that the Buyers buy back the equity shares of Xi’an Hanneng and/or the CDQ WHPG station if one of the following conditions is met: (i) HYREF holds the equity shares of Xi’an Hanneng until December 31, 2021; (ii) Xi’an Huaxin New Energy Co., Ltd., is delisted from The National Equities Exchange And Quotations Co., Ltd., a Chinese over-the-counter trading system (the “NEEQ”); (iii) Xi’an Huaxin New Energy, or any of the Buyers or its affiliates has a credit problem, including not being able to issue an auditor report or standard auditor report or any control person or executive of the Buyers is involved in crimes and is under prosecution or has other material credit problems, to HYREF’s reasonable belief; (iv) if Xi’an Zhonghong fails to timely make repayment on principal or interest of the loan agreement, its supplemental agreement or extension agreement; (v) the Buyers or any party to the Debt Repayment Agreement materially breaches the Debt Repayment Agreement or its related transaction documents, including but not limited to the Share Transfer Agreement, the Pledged Assets Transfer Agreement, the Entrusted Loan Agreement and their guarantee agreements and supplemental agreements. Due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report, on December 19, 2019, Xi’an TCH, Xi’an Zhonghong, Guohua Ku and Chonggong Bai jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai earlier. The total buy back price was RMB 261,727,506 ($37.52 million) including accrued interest of RMB 14,661,506 ($2.10 million), and was paid in full by Xi’an TCH on December 20, 2019.

The Company might be contingently liable for the difference between the fair value of the transferred asset and the loan and related interest if the fair value of the transferred asset at the time of the exercise of the buyback option is higher than the loan and related accrued interest. Based on an appraisal, as of December 31, 2020, the asset was valued at $27.97 million while the loan and related interest was $32.35 million.

On April 9, 2021, the buyers and HYREF entered a Termination of Fulfillment Agreement (termination agreement). Under the termination agreement, the original buyback agreement was terminated upon signing of the termination agreement. HYREF will not execute the buy-back option and will not ask for any additional payment from the buyers other than keeping the CDQ WHPG station (also see Note 19).

Due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report, on December 19, 2019, Xi’an TCH, Xi’an Zhonghong, Guohua Ku and Chonggong Bai jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai earlier. The total buy back price was RMB 261,727,506 ($37.52 million) including accrued interest of RMB 14,661,506 ($2.10 million), and was paid in full by Xi’an TCH.

3. Xi’an TCH transferred 40% ownership in the Fund Management Company to Hongyuan Huifu for partial payment of financial advisory fee

On December 29, 2018, Xi’an TCH entered into a Share Transfer Agreement with Hongyuan Huifu Venture Capital Co. Ltd (“Hongyuan Huifu”), pursuant to which Xi’an TCH transferred its 40% ownership in Hongyuan Recycling Energy Investment Management Beijing Co., Ltd. (the “Fund Management Company”) to Hongyuan Huifu for consideration of RMB 3,453,867 ($504,000) (the “Fund Management Company Transfer Price”). On January 22, 2019, Xi’an TCH completed the 40% ownership transfer transaction. The Company had $46,461 loss from the sale of a 40% equity interest in Fund Management Company during the year ended December 31, 2019.

On December 29, 2018, Xi’an TCH, Hongyuan Huifu and Fund Management Company entered into a supplemental agreement to the Share Transfer Agreement. Xi’an TCH owes the Fund Management Company RMB 18,306,667 ($2,672,000) in financial advisory fees, and the parties agreed that the Fund Management Company Transfer Price could be used to offset the outstanding financial advisory fees. Upon the completion of this transaction, the Fund Management Company owed RMB 3,453,867 ($502,400) to Hongyuan Huifu, and Xi’an TCH owed RMB 14,852,800 ($2,168,000) to the Fund Management Company. As of December 31, 2020, Xi’an TCH paid in full of $2,168,000 to the Fund Management Company.

4. HYREF Fund transferred 10% ownership in Xi’an Zhonghong to Shanghai TCH (Long-Term Payable)

On December 29, 2018, Shanghai TCH entered into a Share Transfer Agreement with HYREF, pursuant to which HYREF agreed to transfer its 10% ownership in Xi’an Zhonghong to Shanghai TCH for RMB 3 million ($460,000), and was recorded as long-term payable in the Company’s balance sheet. On January 22, 2019, Hongyuan Huifu completed the transfer of its 10% ownership in Xi’an Zhonghong to Shanghai TCH, Xi’an Zhonghong then became a 100% subsidiary of the Company. The Company did not record any gain or loss for this purchase as the controlling interest did not change.

5. Transfer of Xuzhou Huayu Project and Shenqiu Phase I & II project to Mr. Bai for partial repayment of HYREF loan

On January 4, 2019, Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai entered into a Projects Transfer Agreement, pursuant to which Xi’an Zhonghong transferred a CDQ WHPG station (under construction) located in Xuzhou City for Xuzhou Huayu Coking Co., Ltd. (“Xuzhou Huayu Project”) to Mr. Bai for RMB 120,000,000 ($17.52 million) and Xi’an TCH transferred two Biomass Power Generation Projects in Shenqiu (“Shenqiu Phase I and II Projects”) to Mr. Bai for RMB 127,066,000 ($18.55 million). Mr. Bai agreed to transfer all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment for the RMB 247,066,000 ($36.07 million) loan made by Xi’an Zhonghong to HYREF as consideration for the transfer of the Xuzhou Huayu Project and Shenqiu Phase I and II Projects.

On February 15, 2019, Xi’an Zhonghong completed the transfer of the Xuzhou Huayu Project and Xi’an TCH completed the transfer of Shenqiu Phase I and II Projects to Mr. Bai, and on January 10, 2019, Mr. Bai transferred all the equity shares of his wholly owned company, Xi’an Hanneng, to HYREF as repayment of Xi’an Zhonghong’s loan to HYREF as consideration for the transfer of the Xuzhou Huayu Project and Shenqiu Phase I and II Projects.

Xi’an Hanneng is a holding company and was supposed to own 47,150,000 shares of Xi’an Huaxin New Energy Co., Ltd. (“Huaxin”), so that HYREF will indirectly receive and own such shares of Xi’an Huaxin as the repayment for the loan of Zhonghong. Xi’an Hanneng already owned 29,948,000 shares of Huaxin; however, Xi’an Hanneng was not able to obtain the remaining 17,202,000 shares due to halted trading of Huaxin stock by NEEQ for not filing its 2018 annual report.

On December 19, 2019, Xi’an TCH, Xi’an Zhonghong, Guohua Ku and Chonggong Bai jointly and severally agreed to buy back all outstanding capital equity of Xi’an Hanneng which was transferred to HYREF by Chonggong Bai earlier. The total buy back price was RMB 261,727,506 ($37.52 million) including accrued interest of RMB 14,661,506 ($2.10 million), and was paid in full by Xi’an TCH on December 20, 2019. On December 20, 2019, Mr. Bai, Xi’an TCH and Xi’an Zhonghong agreed to have Mr. Bai repay the Company in cash for the transfer price of Xuzhou Huayu and Shenqiu in five installment payments. The 1st payment of RMB 50 million ($7.17 million) is due on January 5, 2020, the 2nd payment of RMB 50 million ($7.17 million) was due on February 5, 2020, the 3rd payment of RMB 50 million ($7.17 million) was due on April 5, 2020, the 4th payment of RMB 50 million ($7.17 million) is due on June 30, 2020, and the final payment of RMB 47,066,000 ($6.75 million) is due on September 30, 2020. As of December 31, 2020, the Company has received the full payment of RMB 247 million ($36.28 million) from Mr. Bai.

6. The lender agreed to extend the repayment of RMB 77.00 million ($11.04 million) to July 8, 2023; of which, RMB 75.00 million ($10.81 million) was Xi’an TCH’s investment into the HYREF fund as a secondary limited partner, and the Company netted off the investment of RMB 75 million ($10.81 million) by Xi’an TCH with the entrusted loan payable of the HYREF Fund.

A reconciliation of repayment of HYREF loan (entrusted loan) by three Projects at December 31, 2020 was as follows:

Transfer price for Chengli Project	$28,910,696	Entrusted loan payable at December 31, 2020, net with Xi’an TCH investment in entrusted loan (current and noncurrent)	$22,203,262
Transfer price for Xuzhou Huayu Project	18,391,086	Interest payable on entrusted loan at December 31, 2020	10,144,228
Transfer price for Shenqiu Phase I and II Projects	19,474,015	Add back: Xi’an TCH investment in entrusted loan	11,494,429
		Less: interest accrued from September 20, 2018 to December 31, 2020 (cut-off date for interest calculation for repayment was September 20, 2018)	(3,130,276)
		Less: portion of loan with repayment due date extended to year 2023	(11,800,947)

		Add back: interest & penalty repaid by Xi’an TCH	9,186,358
		Add back: loan principle repaid by Xi’an TCH	28,678,743
	$66,775,797		$66,775,797

10. REFUNDABLE DEPOSITS FROM CUSTOMERS FOR SYSTEMS LEASING

As of December 31, 2020 and 2019, the balance of refundable deposits from customers for systems leasing was $0 and $544,709 (for Pucheng systems), respectively.

11. RELATED PARTY TRANSACTIONS

As of December 31, 2020 and 2019, the Company had $28,440 and $41,174, respectively, in advances from the Company’s management, which bear no interest, are unsecured, and are payable upon demand.

12. NOTE PAYABLES, NET

Convertible Notes / Promissory Notes in January and February 2019

On January 31, 2019, the Company entered into a Securities Purchase Agreement with Iliad Research and Trading, L.P., a Utah limited partnership (the “Purchaser”), pursuant to which the Company sold and issued to the Purchaser a Convertible Promissory Note of $1,050,000. The Purchaser purchased the Note with an original issue discount of $50,000. The Note bears interest at 8%. All outstanding principal and accrued interest on the Note will become due and payable on January 30, 2021, subject to a potential one-year extension period during which interest would not accrue. The Company’s obligations under the Note may be prepaid at any time, provided that in such circumstance the Company would pay 125% of any amounts outstanding under the Note and being prepaid. Amounts outstanding under the Note may be converted at any time, at the Lender’s option, into shares of the Company’s Common Stock at a conversion price of $3.00 per share, subject to certain adjustments as discussed in the July 2018 Note above. The conversion feature did not require bifurcation and derivative accounting as the conversion price was greater than the market price of the Company common shares, there was no beneficial conversion feature to recognize.

On February 27, 2019, the Company entered into a Securities Purchase Agreement with Iliad Research and Trading, L.P., a Utah limited partnership (the “Purchaser”), pursuant to which the Company sold and issued to the Purchaser a Convertible Promissory Note of $1,050,000. The Purchaser purchased the Note with an original issue discount of $50,000. The Note bears interest at 8%. All outstanding principal and accrued interest on the Note will become due and payable on February 26, 2021, subject to a potential one-year extension period during which interest would not accrue. The Company’s obligations under the Note may be prepaid at any time, provided that in such circumstance the Company would pay 125% of any amounts outstanding under the Note and being prepaid. Amounts outstanding under the Note may be converted at any time, at the Lender’s option, into shares of the Company’s Common Stock at a conversion price of $3.00 per share, subject to certain adjustments as discussed above in the July 2018 Note. The conversion feature did not require bifurcation and derivative accounting and as the conversion price was greater than the market value of the Company common shares, there was no beneficial conversion feature to recognize.

Pursuant to an Exchange Agreement dated April 14, 2019 (the “Exchange Agreement”), the Company and Iliad Research and Trading, L.P. agreed to exchange the above two notes (the “Original Notes”) with two new promissory notes (the “Exchange Notes”). Upon execution of the agreement, the notes holder surrendered the Convertible Notes to the Company and the Company issued to the holder the Exchange Notes. Upon surrender, the two Convertible Notes were cancelled and the remaining amount owed to Holder hereafter be evidenced solely by the Exchange Notes ($1,173,480 and $ 1,165,379 for the January and February 2019 notes, respectively). All outstanding principal and accrued interest on the Exchange Notes will become due and payable on January 31, 2021 and February 27, 2021, respectively. The Exchange Notes bore interest at 8% and did not grant conversion options to the Purchaser. The Company’s obligations under the Exchange Notes could be prepaid at any time, provided that in such circumstance the Company would have paid 125% of any amounts outstanding under the Exchange Notes. Beginning on the date that is six months from the issue date of the respective Original Notes (the “Issue Dates”) and at any time thereafter until the Exchange Notes are paid in full, Purchaser shall have the right to redeem up to $750,000 of the outstanding balance during months six to eight following the respective Issue Date and any amount thereafter. The exchange of the Convertible Notes with Promissory Notes did not cause substantially different terms, and did not meet the conditions described in ASC 405-20-40-1, and therefore was accounted for as a modification and not an extinguishment; accordingly, the Company did not recognize any gain or loss for the exchange of the notes under ASC 470-50-40-8. During the year ended December 31, 2020, the Company amortized OID of $56,250 and recorded $80,204 interest expense. During the year ended December 31, 2019, the Company amortized OID of $43,750 and recorded $368,362 interest expense (including $106,680 and $105,944 in exchange fees, respectively) for these two notes.

As a result of default in the redemption request by the lender made on August 1, 2019, the Company and the lender entered into a forbearance agreement in which the lender agreed not to enforce its rights under the agreement and agreed not to make any Redemptions pursuant to the Section 4 of the Note before October 1, 2019. Under the term of the forbearance agreement, in the event Lender delivers after October 1, 2019 a Redemption Notice to Borrower and the Redemption Amount set forth therein is not paid in cash to Lender within three Trading Days, then the applicable Redemption Amount shall be increased by 25% (the “First Adjustment,” and such increase to the Redemption Amount, the “First Adjusted Redemption Amount”). In the event the First Adjusted Redemption Amount is not paid within three Trading Days after the date of First Adjustment, then the First Adjusted Redemption Amount shall be increased in accordance with the following formula: $0.50 divided by the lowest Closing Trade Price of the Common Stock during the 20 Trading Days prior to the date of the Second Adjustment and the resulting quotient multiplied by the First Adjusted Redemption Amount (the “Second Adjustment,” and such increase to the First Adjusted Redemption Amount, the “Second Adjusted Redemption Amount”), provided, however, that such formula shall only be applied if the resulting quotient is greater than one and such formula shall in no event be used to reduce the First Adjusted Redemption Amount.

In 2019, the Company entered into a series of Exchange Agreements with Iliad Research and Trading, L.P. Pursuant to the Agreement, the Company and Lender partitioned five Promissory Notes in the original total principal amount of $797,000 from a Promissory Note issued by the Company on April 14, 2019. The Company and Lender exchanged the Partitioned Note for the delivery of total 175,400 shares (post-reverse stock split) of the Company’s Common Stock. The Company recorded $131,740 gain on conversion of these portion of the note. However, on December 16, 2019, the Company and the lender amended the September 11, 2019 forbearance agreement to increase the adjustment ratio described above from $0.50 to $0.30 (pre-reverse stock split price). The outstanding balance of the Note shall be reduced by an amount equal to the total outstanding balance of the Partitioned Note. The investor made adjustments of $305,626 to increase the principle of the notes during the year ended December 31, 2019 under the term of the September 11th forbearance agreement and the amendment to forbearance agreement dated on December 16, 2019.

During the first quarter of 2020, Company entered into three Exchange Agreements with Iliad Research and Trading, L.P. Pursuant to the Agreement, the Company and Lender partitioned three new Promissory Notes in the original total principal amount of $430,000 from a Promissory Note issued by the Company on April 14, 2019. The Company and Lender exchanged the Partitioned Note for the delivery of total 143,333 shares (post-reverse stock split) of the Company’s Common Stock. The Company recorded $103,167 loss on conversion of these portion of the note.

During the second quarter of 2020, Company entered into four Exchange Agreements with Iliad Research and Trading, L.P. Pursuant to the Agreement, the Company and Lender partitioned four new Promissory Notes in the original total principal amount of $819,586 from a Promissory Note issued by the Company on April 14, 2019. The Company and Lender exchanged the Partitioned Note for the delivery of total 304,710 shares (post-reverse stock split) of the Company’s Common Stock. The Company recorded $49,837 gain on conversion of these portion of the note. In addition, the investor also made adjustments of $145,000 to increase the principle of the notes during the second quarter of 2020 under the term of the September 11th forbearance agreement and the amendment to forbearance agreement dated on December 16, 2019. These transactions were recorded as credit to additional paid in capital of $769,749, which was the difference between Note conversion of $819,586 and gain on conversion of $49,837. The $49,837 gain on conversion and $145,000 principal adjustment discussed above resulted in a net loss on note redemption / conversion of $95,163 in the statement of operations.

On May 15, 2020, the Company entered into a Forbearance Agreement with the Lender. The Lender had delivered a redemption notice to the Company on November 4, 2019 pursuant to the terms of the Exchange Agreement dated April 14, 2019 and the Company failed to pay the amount provided therein. Accordingly, the Lender has the right to accelerate the maturity date of the Note and cause the outstanding balance to be increased by 25%. The Lender agreed with the Company to withdraw the November 4, 2019 redemption notice as if it was never made and agreed that as of May 15, 2020 there is no default under the Note. The Company did not pay any consideration to the Lender for this forbearance. The outstanding balance of the Note as of May 15, 2020 is $1,271,720, and under the new Forbearance Agreement, if the Lender delivers a redemption notice and the amount set forth in such notice is not paid in cash to Lender within three trading days, the applicable redemption amount shall be increased to 25%.

During the third quarter of 2020, Company entered into three Exchange Agreements with Iliad Research and Trading, L.P. Pursuant to the Agreements, the Company and Lender partitioned three new Promissory Notes in the original total principal amount of $600,000 from a Promissory Note issued by the Company on April 14, 2019. The Company and Lender exchanged the Partitioned Note for the delivery of total 242,699 shares (post-reverse stock split) of the Company’s Common Stock. The Company recorded $36,023 loss on conversion of these portion of the note. In addition, under the term of the forbearance agreement, as the investor delivered redemption notices totaling $1,050,000 which were not paid within 5 days, per the forbearance agreement, adjustments of $262,500 were made to increase the principle of the notes during the third quarter of 2020. These transactions were recorded as credit to additional paid in capital of $636,023, which was the fair value of the shares issued based on the stock price on the date of the exchange. The $36,023 loss on conversion and $262,500 principle adjustment discussed above resulted in a loss on note redemption/ conversion of $298,523 in the statement of operations for the three months ended September 30,2020.

During the fourth quarter of 2020, Company entered into three Exchange Agreements with Iliad Research and Trading, L.P. Pursuant to the Agreements, the Company and Lender partitioned three new Promissory Notes in the original total principal amount of $600,000 from a Promissory Note issued by the Company on April 14, 2019. The Company and Lender exchanged the Partitioned Note for the delivery of total 175,904 shares (post-reverse stock split) of the Company’s Common Stock. The Company recorded $5,540 loss on conversion of these portion of the note. As of December 31, 2020, two Notes that were issued in January and February 2019 were repaid in full by the Company’s shares.

Promissory Notes in December 2020

On December 4, 2020, the Company entered into a Note Purchase Agreement with an institutional investor, pursuant to which the Company sold and issued to the Purchaser a Promissory Note of $3,150,000. The Purchaser purchased the Note with an original issue discount of $150,000, which was recognized as a debt discount and will be amortized using the interest method over the life of the note. The Note bears interest at 8% per annum and has a term of 24 months. All outstanding principal and accrued interest on the Note will become due and payable on December 3, 2022. The Company’s obligations under the Note may be prepaid at any time, provided that in such circumstance the Company would pay 125% of any amounts outstanding under the Note and being prepaid. Beginning on the date that is six months from the issue date of the Note, Purchaser shall have the right to redeem any amount of this Note up to $500,000 per calendar month by providing written notice to the Company. During the year ended December 31, 2020, the Company amortized OID of $5,645 and recorded $18,968 interest expense on this Note.

13. SHARES ISSUED FOR EQUITY FINANCING AND STOCK COMPENSATION

Private Placement in February 2019

On February 13, 2019, CREG entered into a Securities Purchase Agreement (the “Agreement”) with Great Essential Investment, Ltd. a company incorporated in the British Virgin Islands (the “Purchaser”), pursuant to which the Company sold to the Purchaser in a private placement 1,600,000 shares (pre-reverse stock split) of the Company’s common stock, par value $0.001 per share, at $10.13 per share, for $1,620,800. The Company was required to file a registration statement for the registration of the Shares for their resale by the Purchaser within 100 days from the effective date of this Agreement. The Private Placement was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The Company filed the registration statement on May 24, 2019, and was declared effective on June 4, 2019.

Registered Direct Offering and Private Placement in April 2019

On April 15, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company offered to the Purchasers, in a registered direct offering, 2,359,272 shares (pre-reverse stock split) of common stock. The Shares were sold to the Purchasers at a negotiated purchase price of $0.80 per share, for gross proceeds to the Company of $1,887,417, before deducting $200,000 in placement agent fees and other estimated offering expenses payable by the Company.

In a concurrent private placement, the Company also issued to the each of the Purchasers a warrant to purchase 0.75 of a share of the Company’s Common Stock for each share purchased under the Purchase Agreement, or 1,769,454 warrants (pre-reverse stock split). The Warrants are exercisable beginning on the six month anniversary of the date of issuance at an exercise price of $0.9365 per share, and expire on the five and one-half year anniversary of the date of issuance.

H.C. Wainwright & Co., LLC acted as the Company’s exclusive placement agent in connection with the offerings under the Purchase Agreement and received cash fee of 7% of the gross proceeds received by the Company from the offerings (or $132,119), up to $75,000 for certain expenses, $10,000 for clearing expenses and warrants to purchase the Company’s Common Stock in an amount equal to 7% of our Shares sold to the Purchasers in the offerings, or 165,149 shares of Common Stock, on substantially the same terms as the Warrants, except that the Placement Agent Warrants have an initial exercise price of $1.00 per share, are exercisable commencing on the later of (i) six months of the issuance date or (ii) the date on which the Company increases the number of its authorized shares, and expire on April 15, 2024.

The warrants issued in this private placement were classified as equity instruments. The Company accounted for the warrants issued in the private placement based on the fair value method under ASC Topic 505, and the FV of the warrants was calculated using the Black-Scholes model under the following assumptions: estimated life of 5.5 years for Investor Warrants and 5 years for Placement Agent Warrants, volatility of 100%, risk-free interest rate of 2.41% and dividend yield of 0%. The FV of the warrants issued to investors at grant date was $855,246, and the FV of the warrants issued to the placement agent at grant date was $75,901.

On November 22, 2019, the Company entered into an Exchange Agreement (the “First Exchange Agreement”) with certain investors who had been party to that certain Securities Purchase Agreement dated October 29, 2018. Pursuant to the First Exchange Agreement, the Company and the October Investors agreed to exchange the outstanding warrant issued by the Company to the October Investors pursuant to the October Securities Purchase Agreement into shares of common stock of the Company, with an exchange ratio of 1 share of October Warrant Stock for 0.5 shares of common stock, according to the terms and conditions of the First Exchange Agreement.

On November 22, 2019, the Company entered into a Second Exchange Agreement (the “Second Exchange Agreement”) with certain investors who had been party to that certain Securities Purchase Agreement dated April 15, 2019 by and among the Company and such investors. Pursuant to the Second Exchange Agreement, the Company and the April Investors agreed to exchange the outstanding warrant issued by the Company to the April Investors pursuant to the April Securities Purchase Agreement into shares of common stock of the Company, with an exchange ratio of 1 share of April Warrant Stock for 0.6 shares of common stock, according to the terms and conditions of the Second Exchange Agreement.

The Company let the warrant holders exercised the 375,454 warrants (post-reverse stock split) into 205,421 common shares (post-reverse stock split) of the Company at a cashless exercise method. The fair value of these shares was the additional cost to the Company for the issuance of the shares under securities purchase agreements previously entered (described above). However, since the warrants were initially equity classified as they met the qualifications for equity classification under ASC 815-40, accordingly, the modification upon exercise of these warrants had no impact to the Company’s financial statements.

Following is a summary of the activities of warrants that were issued from equity financing (post-reverse stock split) for the years ended December 31, 2020 and 2019:

	Number of Warrants	Average Exercise Price (post-reverse stock split price)	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2019	212,404	$14.1	5.29
Exercisable at January 1, 2019	212,404	$14.1	5.29
Granted	193,460	9.5	5.25
Exchanged	(375,454)	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding at December 31, 2019	30,411	14.0	4.21
Exercisable at December 31, 2019	30,411	14.0	4.21
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding at December 31, 2020	30,411	$14.0	3.21
Exercisable at December 31, 2020	30,411	$14.0	3.21

Shares Issued for Stock Compensation

On March 16, 2020, the Company’s Board of Director agreed to issue 3,333 shares of the Company’s Common Stock (post-reverse stock split) to the Company’s law firm. The shares are earned in full and non-refundable as of March 9, 2020. The FV of these shares are $10,999 on March 9, 2020.

Shares Issued for Equity Financing

On August 24, 2020 and September 28, 2020, the Company entered into Securities Purchase Agreements with the purchaser and offered and sold to such purchaser 265,250 shares of Common Stock at negotiated purchase prices (132,000 shares at $2.15 per share and 133,250 shares at $2.34 per share) without reference to the market price and received the net proceeds was $497,187 after deducting the placement agent commission and certain expenses.  These 265,250 shares were offered and sold in a registered public offering pursuant to the prospectus supplement dated August 24, 2020, and the original prospectus contained in an effective shelf registration statement on Form S-3 (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission on December 1, 2017, and was declared effective on December 8, 2017 (File No. 333-221868).

14. INCOME TAX

The Company’s Chinese subsidiaries are governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments. Under Chinese tax law, the tax treatment of finance and sales-type leases is similar to US GAAP. However, the local tax bureau continues to treat the Company’s sales-type leases as operating leases. Accordingly, the Company recorded deferred income taxes.

The Company’s subsidiaries generate all of their income from their PRC operations. All of the Company’s Chinese subsidiaries’ effective income tax rate for 2020 and 2019 was 25%. Yinghua, Shanghai TCH, Xi’an TCH, Huahong, Zhonghong and Erdos TCH file separate income tax returns.

There is no income tax for companies domiciled in the Cayman Islands. Accordingly, the Company’s CFS do not present any income tax provisions related to Cayman Islands tax jurisdiction, where Sifang Holding is domiciled.

The US parent company, CREG is taxed in the US and, as of December 31, 2020, had net operating loss (“NOL”) carry forwards for income taxes of $1.21 million; for federal income tax purposes, the NOL arising in tax years beginning after 2017 may only reduce 80% of a taxpayer’s taxable income, and may be carried forward indefinitely. However, the coronavirus Aid, Relief and Economic Security Act (“the CARES Act”) issued in March 2020, provides tax relief to both corporate and noncorporate taxpayers by adding a five-year carryback period and temporarily repealing the 80% limitation for NOLs arising in 2018, 2019 and 2020. The management believes the realization of benefits from these losses may be uncertain due to the US parent company’s continuing operating losses. Accordingly, a 100% deferred tax asset valuation allowance was provided.

As of December 31, 2020, the Company’s PRC subsidiaries had $43.40 million NOL that can be carried forward to offset future taxable income for five years from the year the loss is incurred. The NOL was mostly from Xi’an TCH, Erdos TCH and Zhonghong. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets due to the recurring losses from operations of these entities, accordingly, the Company recorded a 100% deferred tax valuation allowance for PRC NOL.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2020 and 2019, respectively:

	2020	2019
U.S. statutory rates	21.0%	(21.0)%
Tax rate difference – current provision	5.1%	(3.4)%
Reversal of temporary difference due to disposal of Shenqiu	-%	(18.8)%
Permanent differences	2.9%	2.0%
Change in valuation allowance	(29.0)%	15.6%
Tax (benefit) per financial statements	-%	(25.6)%

The provision for income tax expense for the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Income tax expense – current	$-	$-
Income tax benefit – deferred	-	(3,024,807)
Total income tax benefit	$-	$(3,024,807)

15. STOCK-BASED COMPENSATION PLAN

Options to Employees and Directors

On June 19, 2015, the stockholders of the Company approved the China Recycling Energy Corporation Omnibus Equity Plan (the “Plan”) at its annual meeting. The total shares of Common Stock authorized for issuance during the term of the Plan is 124,626 (post-reverse stock split). The Plan was effective immediately upon its adoption by the Board of Directors on April 24, 2015, subject to stockholder approval, and will terminate on the earliest to occur of (i) the 10th anniversary of the Plan’s effective date, or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares. The stockholders approved the Plan at their annual meeting on June 19, 2015.

The following table summarizes option activity with respect to employees and independent directors, and the number of options reflects the Reverse Stock Split effective April 13, 2020:

	Number of Shares	Average Exercise Price per Share (post-reverse stock split price)	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2019	900	$54.3	5.41
Exercisable at January 1, 2019	900	$54.3	5.41
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2019	900	54.3	4.41
Exercisable at December 31, 2019	900	54.3	4.41
Granted	-	-	-
Exercised	-	-	-
Expired	(400)	102.0	-
Outstanding at December 31, 2020	500	$16.1	6.32
Exercisable at December 31, 2020	500	$54.3	6.32

16. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company’s Chinese subsidiaries are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

During the year ended December 31, 2020, the Company transferred $629,330, which is 10% of Xi’an TCH’s net income to the statutory reverse. The maximum statutory reserve amount has not been reached for any subsidiary. The table below discloses the statutory reserve amount in the currency type registered for each Chinese subsidiary as of December 31, 2020 and 2019:

Name of Chinese Subsidiaries	Registered Capital	Maximum Statutory Reserve Amount	Statutory reserve at December 31, 2020	Statutory reserve at December 31, 2019

Shanghai TCH	$29,800,000	$14,900,000	¥6,564,303 ($1,003,859)	¥6,564,303 ($1,003,859)

Xi’an TCH	¥202,000,000	¥101,000,000	¥73,700,706 ($11,236,314)	¥69,359,820 ($10,606,984)

Erdos TCH	¥120,000,000	¥60,000,000	¥19,035,814 ($2,914,869)	¥19,035,814 ($2,914,869)

Xi’an Zhonghong	¥30,000,000	¥15,000,000	Did not accrue yet due to accumulated deficit	Did not accrue yet due to accumulated deficit

Shaanxi Huahong	$2,500,300	$1,250,150	Did not accrue yet due to accumulated deficit	Did not accrue yet due to accumulated deficit

Zhongxun	¥35,000,000	¥17,500,000	Did not accrue yet due to accumulated deficit	Did not accrue yet due to accumulated deficit

Common Welfare Fund

The common welfare fund is a voluntary fund to which the Company can transfer 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The Company does not participate in this fund.

17. CONTINGENCIES

China maintains a “closed” capital account, meaning companies, banks, and individuals cannot move money in or out of the country except in accordance with strict rules. The People’s Bank of China (PBOC) and State Administration of Foreign Exchange (SAFE) regulate the flow of foreign exchange in and out of the country. For inward or outward foreign currency transactions, the Company needs to make a timely declaration to the bank with sufficient supporting documents to declare the nature of the business transaction. The Company’s sales, purchases and expense transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. Remittances in currencies other than RMB may require certain supporting documentation in order to make the remittance.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

18. COMMITMENTS

Lease Commitment

On November 20, 2017, Xi’an TCH entered into a lease for its office with a term from December 1, 2017 through November 30, 2020. The monthly rent is RMB 36,536 ($5,600) with quarterly payment in advance. This lease was expired in November 2020. The Company entered a new lease contract for the same location for a period from January 1, 2021 through December 31, 2023 with monthly rent of RMB 36,536 ($5,600), to be paid every half year in advance.

For the years ended December 31, 2020 and 2019, the rental expense of the Company was $61,508 and $86,874 (including Beijing office rent of $19,674), respectively.

The Company adopted ASC 842 on CFS on January 1, 2019. The components of lease costs, lease term and discount rate with respect of the office lease with an initial term of more than 12 months are as follows:

Year Ended
December 31, 2020
Operating lease cost – amortization of ROU	$54,694
Operating lease cost – interest expense on lease liability	$825
Weighted Average Remaining Lease Term - Operating leases	-
Weighted Average Discount Rate - Operating leases	3%

Employment Agreement

On May 8, 2020, the Company entered an employment agreement with Yongjiang Shi, the Company’s CFO for a term of 24 months. The monthly salary is RMB 16,000 ($2,300). The Company will grant the CFO no less than 5,000 shares of the Company’s Common Stock annually.

Investment Banking Engagement Agreement

On October 10, 2019, the Company entered an investment banking engagement agreement with an investment banker firm to engage them as the exclusive lead underwriter for a registered securities offering of up to $20 million. The Company shall pay to the investment banker an equity retainer fee of 15,000 shares (post-reverse stock split) of the restricted Common Stock of the Company (10,000 shares was issued within 10 business days of signing the agreement, and remaining 5,000 shares will be paid upon completion of the offering). The agreement expired in March 2021.

19. SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company has the following material subsequent events:

On February 23, 2021, the Company entered into certain securities purchase agreements with several non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, an aggregate of up to 3,320,000 shares of common stock of the Company, at $11.522 per share, which is the five-day average closing price immediately prior to signing the Purchase Agreements. One of the purchaser is the Company’s CEO (also is the Company’s Chairman), he purchased 1,000,000 common shares of the Company. On March 11, 2021, the Company received approximately $38.25 million proceeds from the issuance of 3,320,000 shares under the securities purchase agreements, there was no any fees paid in connection with this financing.

On April 2, 2021, the Company entered into a Note Purchase Agreement with an institutional investor, pursuant to which the Company sold and issued to the Purchaser a Promissory Note of $5,250,000. The Purchaser purchased the Note with an original issue discount of $250,000, which was recognized as a debt discount and will be amortized using the interest method over the life of the note. The Note bears interest at 8% per annum and has a term of 24 months. All outstanding principal and accrued interest on the Note will become due and payable on April 1, 2023. The Company’s obligations under the Note may be prepaid at any time, provided that in such circumstance the Company would pay 125% of any amounts outstanding under the Note and being prepaid. Beginning on the date that is six months from the issue date of the Note, Purchaser shall have the right to redeem any amount of this Note up to $825,000 per calendar month by providing written notice to the Company.

On April 9, 20201, Xi’an TCH, Xi’an Zhonghong, Guohua Ku, Chonggong Bai and HYREF entered a Termination of Fulfillment Agreement (termination agreement). Under the termination agreement, the original buyback agreement entered on December 19, 2019 shall be terminated upon the effective date of the termination agreement. HYREF will not execute the buy-back option and will not ask for any additional payment from the buyers other than keeping the CDQ WHPG station. The Company will record a gain of approximately $4.8 million from transferring the CDP WHPG station to HYREF as partial repayment of the entrusted loan resulting from the termination of the buy-back agreement.

CHINA RECYCLING ENERGY CORPORATION

Shares of Common Stock

Warrants to Purchase          Shares of Common Stock

PROSPECTUS

           , 2021

Through and including                  , 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an itemization of the total expenses, excluding underwriter’ discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
Nasdaq Listing Fee	$
FINRA	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Printing and Engraving Expenses	$
Miscellaneous Expenses	$
Total	$

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold or issued by us in the three years preceding the date of this registration statement. In each of the transactions described below the recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On July 11, 2018, China Recycling Energy Corporation, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Purchaser”), pursuant to which the Company sold and issued to the Purchaser a Convertible Promissory Note (the “Note”) in the amount of $1,070,000. The Purchaser purchased the Note with an original issue discount of $50,000, and the Company agreed to pay to the Purchaser $20,000 for fees and costs incurred by Purchaser in connection with the consummation of the Purchase Agreement. The Note was sold to the Purchaser pursuant to an exemption from registration under Regulation D, promulgated under the Securities Act of 1933, as amended.

The Note bears interest at the rate of 8% per annum. All outstanding principal and accrued interest on the Note will become due and payable on July 11, 2020, subject to a potential one-year extension period during which interest would not accrue. The Company’s obligations under the Note may be prepaid at any time, provided that in such circumstance the Company would pay 125% of any amounts outstanding under the Note. Amounts outstanding under the Note may be converted at any time, at the Lender’s option, into shares of the Company’s common stock at a conversion price of $3.00 per share, subject to certain adjustments. During the term of the Note, the Company shall not, without the prior written consent of the Purchaser, enter into or effect certain fundamental business transactions. The Purchaser has the option to redeem the Note at any time after the six month anniversary of the date when the purchase price is delivered to the Company (“Purchase Price Date”) in the amounts of up to 50% of the amount outstanding during the nine month period after Purchase Price Date or any percentage of the amount outstanding under the Note at any time after the nine month anniversary of Purchase Price Date, with such redemption amounts paid in cash or shares of the Company’s common stock, or a combination thereof, at the Company’s election.

On October 29, 2018, China Recycling Energy Corporation (the “Company”) entered into a Securities Purchase Agreement with certain purchasers (the “Purchasers”), pursuant to which the Company issued to the Purchasers 1,985,082 warrants in the aggregate (each, a “October Warrant”, and collectively, the “October Warrants”), for a purchase price of $0.125 per October Warrant and aggregate gross proceeds to the Company of approximately $250,000, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The October Warrants are exercisable on the date of issuance at an initial exercise price of $1.3725 per share and expire on the five and a half year anniversary of the date of issuance.

The October Warrants and the shares of the Company’s common stock issuable upon the exercise of the October Warrants (the “October Warrant Shares”) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement, and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Each Purchaser is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Each Purchaser, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the October Warrants or the October Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

H.C. Wainwright & Co., LLC acted as the Company’s exclusive placement agent in connection with the offerings under the Purchase Agreement and received warrants to purchase our common stock in an amount equal to 138,956 shares, on substantially the same terms as the October Warrants, with an initial exercise price of $1.875 per share and expiration date of October 29, 2023 (the “October Placement Agent Warrants”).

On February 13, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Great Essential Investment, Ltd., a company incorporated in the British Virgin Islands (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser in a private placement 1,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $1.013 per share for an aggregate offering price of $1,620,800 (the “Private Placement”).

On each of January 31, 2019 and February 27, 2019, the Company entered into a Securities Purchase Agreement (together, the “Purchase Agreements”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Purchaser”), pursuant to which the Company sold and issued to the Purchaser an aggregate of two Convertible Promissory Notes (the “Original Notes”), each in the principal amount of $1,050,000. The Purchaser purchased each of the Original Notes with an original issue discount of $50,000. The Original Notes were sold to the Purchaser pursuant to an exemption from registration under Regulation D, promulgated under the Securities Act of 1933, as amended.

The Original Notes bore interest at the rate of 8% per annum. All outstanding principal and accrued interest on the Original Notes would have become due and payable on January 31, 2021 and February 27, 2021, respectively, in each case subject to a potential one-year extension period during which interest would not accrue. The Company’s obligations under the Original Notes could be prepaid at any time, provided that in such circumstance the Company would have paid 125% of any amounts outstanding under the Original Notes. Amounts outstanding under the Original Notes could have been converted at any time, at the Lender’s option, into shares of the Company’s common stock at a conversion price of $3.00 per share, subject to certain adjustments. During the terms of the Original Notes, the Company could not, without the prior written consent of the Purchaser, enter into or effect certain fundamental business transactions. The Purchaser had the option to redeem the Original Notes at any time after the six month anniversary of the date when the purchase price for an Original Note is delivered to the Company (each, a “Purchase Price Date”) in the amounts of up to 50% of the amount outstanding during the nine month period after the applicable Purchase Price Date or any percentage of the amount outstanding under such Original Note at any time after the nine month anniversary of the applicable Purchase Price Date, with such redemption amounts paid in cash or shares of the Company’s common stock, or a combination thereof, at the Company’s election.

Pursuant to an Exchange Agreement dated April 14, 2019 (the “Exchange Agreement”), the Company and the Purchaser agreed to exchange the Original Notes with two new promissory notes with a principal amount of $1,173,480 and $1,165,379.18, respectively (the “Exchange Notes”). All outstanding principal and accrued interest on the Exchange Notes will become due and payable on January 31, 2021 and February 27, 2021, respectively. The Exchange Notes bear interest at the rate of 8% per annum and do not have conversion options in favor of the Purchaser. The Company’s obligations under the Exchange Notes may be prepaid at any time, provided that in such circumstance the Company must pay 125% of any amounts outstanding under the Exchange Notes. Beginning on the date that is six (6) months from the issue date of the respective Original Notes (the “Issue Dates”) and at any time thereafter until the Exchange Notes are paid in full, Purchaser shall have the right to redeem up to $750,000 of the outstanding balance during months six to eight following the respective Issue Date and any amount thereafter.

On April 15, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company issued 1,769,454 warrants in the aggregate (each, a “April Warrant”, and collectively, the “April Warrants”) to the Purchaser. The April Warrants are exercisable beginning on the six month anniversary of the date of issuance at an initial exercise price of $0.9365 per share and expire on the five and one-half year anniversary of the date of issuance.

The April Warrants and the shares of the Company’s common stock issuable upon the exercise of the April Warrants (the “Warrant Shares”) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement, and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Each Purchaser was either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Each Purchaser, either alone or together with its representatives, had sufficient knowledge and experience to be considered a sophisticated investor, had access to the type of information normally provided in a prospectus for a registered securities offering, and agreed not to resell or distribute the April Warrants or the April Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

H.C. Wainwright & Co., LLC acted as the Company’s exclusive placement agent in connection with the offerings under the Purchase Agreement and received warrants to purchase our common stock in an amount equal to 165,149 shares of common stock (the “April Placement Agent Warrants”), on substantially the same terms as the April Warrants, except that the Placement Agent Warrants have an initial exercise price of $1.00 per share, are exercisable commencing on the later of (i) six months of the issuance date or (ii) the date on which the Company increases the number of its authorized shares, and expire on April 15, 2024.

On October 10, 2019, the Company entered an investment banking engagement agreement with an investment banker firm, engaging that firm as the exclusive lead underwriter for a registered securities offering. Pursuant to the terms of this engagement agreement, the Company issued 10,000 shares of its unregistered and restricted common stock to an investment banker firm within 10 days from the date of the execution of the engagement agreement, and the remaining 5,000 shares will be paid upon completion of the offering.

On October 11, 2019, the Company entered a consulting agreement with a consulting company to advise the Company on an acquisition project. Pursuant to the terms of this consulting agreement, the Company issued 31,250 shares of the Company’s unregistered and restricted common stock to this consulting company.

On March 16, 2020, the Company’s Board of Director agreed to issue 3,333 shares of the Company’s common stock (post-reverse stock split) to the Company’s law firm. The shares are earned in full and non-refundable as of March 9, 2020. The fair value of these shares was $10,999 on March 9, 2020.

On August 24, 2020 and September 28, 2020, the Company entered into Securities Purchase Agreements with the purchaser and offered and sold to such purchaser 265,250 shares of common stock at negotiated purchase prices (132,000 shares at $2.15 per share and 133,250 shares at $2.34 per share) without reference to the market price and received the net proceeds was $497,187 after deducting the placement agent commission and certain expenses. These 265,250 shares were offered and sold in a registered public offering pursuant to the prospectus supplement dated August 24, 2020, and the original prospectus contained in an effective shelf registration statement on Form S-3 (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission on December 1, 2017, and was declared effective on December 8, 2017 (File No. 333-221868).

On February 23, 2021, the Company entered into certain securities purchase agreements with several non-U.S. investors, pursuant to which the Company agreed to sell to the purchasers, an aggregate of up to 3,320,000 shares of common stock of the Company, at $11.522 per share, which is the five-day average closing price immediately prior to signing the Purchase Agreements. One of the purchasers is the Company’s CEO (also is the Company’s Chairman), he purchased 1,000,000 common shares of the Company. On March 11, 2021, the Company received approximately $38.25 million proceeds from the issuance of 3,320,000 shares under the securities purchase agreements, there anywhere no fees paid in connection with this financing. In April 2021, the Company’s CEO amended the number of shares that he would purchase from 1,000,000 shares to 940,000 shares; accordingly, the total number of shares sold in this offering was reduced to 3,260,000 shares. The Company returned $691,320 in extra proceeds that were received earlier to the Company’s CEO in April 2021.

On July 16, 2021, the Company issued 31,250 shares of the Company’s common stock to the Company’s investor relationship management firm as compensation for the advisory service the firm provided to the company. The shares were valued at $100,000 in total.

On August 24, 2021, the Company entered into an Exchange Agreement with Streeterville Capital, LLC (the “Exchange Agreement”), in which the Company and the Lender agreed to amend an existing Promissory Note in the principal amount of $3,150,000 by cancelling the existing note and issuing a new Promissory Note in the principal amount of $300,000 , and cancel the balance of the principal amount of the Promissory Note against the issuance by the Company of 50,505 shares of its common stock.

Warrants

Following is a summary of the activities of warrants that were issued from equity financing (post-reverse stock split) for the three months ended March 31, 2021

	Number of Warrants	Average Exercise Price (post-reverse stock split price)	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2021	30,411	$14.0	3.21
Exercisable at January 1, 2021	30,411	$14.0	3.21
Granted	-	-	-
Exchanged	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding at March 31, 2021	30,411	$14.0	2.96
Exercisable at March 31, 2021	30,411	$14.0	2.96

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Underwriting Agreement

3.1	Articles of Incorporation (filed as Exhibit 3.05 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2001).

3.2	Fourth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 25, 2009).

3.3	Certificate of Change (filed as Exhibit 3.6 to the Company’s Current Report on Form 8-K dated May 24, 2016).

3.4	Certificate of Change (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 28, 2021)

4.1*	Specimen Common Stock Certificate

4.2*	Specimen Warrant Certificate

4.3*	Specimen Underwriter Warrant Certificate

5.1*	Opinion of Ortoli Rosenstadt LLP, as to the validity of the common stock and the warrants

10.1	Supplementary Agreement by and between Inner Mongolia Erdos TCH Energy Saving Development Co., Ltd. And Inner Mongolia Erdos Metallurgy Co., Ltd., dated December 1, 2009 (filed as Exhibit 10.27 to the Company’s Form 10-K for the year ended December 31, 2009).

10.2	Joint Operation Agreement by and between Xi’an TCH Energy Technology Co., Ltd., a wholly owned subsidiary of the Company, and Inner Mongolia Erdos Metallurgy Co., Ltd., dated January 20, 2009 (filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2009).

10.3	Form of Independent Director Agreement. (filed as Exhibit 10.28 on the Company’s Registration Statement on Form 10, filed on February 5, 2010).

10.4	Employment Agreement between the Company and Guohua Ku (filed as Exhibit 10.29 on the Company’s Registration Statement on Form 10, filed on February 5, 2010).

10.5	Biomass Power Generation Asset Transfer Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 16, 2013).

10.6	Biomass Power Generation Project Lease Agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated September 16, 2013).

10.7	Partnership Agreement of Beijing Hongyuan Recycling Energy Investment Center, LLP, dated July 18, 2013 (filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended September 30, 2013).

10.8	EPC Contract for Boxing CDQ Waste Heat Power Generation Project, dated July 22, 2013, by and between Xi’an Zhonghong New Energy Technology Co., Ltd and Xi’an Huaxin New Energy Co., Ltd (filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarterly period ended September 30, 2013).

10.9	EPC Contract for CDQ Power Generation Project of Xuzhou Tianyu Group, dated July 22, 2013, by and between Xi’an Zhonghong New Energy Technology Co., Ltd and Xi’an H201uaxin New Energy Co., Ltd. (filed as Exhibit 10.4 to the Company’s Form 10-Q for the quarterly period ended September 30, 2013).

10,10	Cooperation Agreement, dated July 22, 2013, by and between Xi’an Zhonghong New Energy Technology Co., Ltd. And Jiangsu Tianyu Energy and Chemical Group Co., Ltd (filed as Exhibit 10.5 to the Company’s Form 10-Q for the quarterly period ended September 30, 2013).

10.11	Waste Heat Power Generation Energy Management Cooperative Agreement with Zhongtai (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 6, 2013).

10.12	CDQ Power Generation Energy Management Cooperative Agreement with Rongfeng (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 17, 2013).

10.13	China Recycling Energy Corporation Omnibus Equity Plan (Incorporated by reference from Appendix A to the Company’s Definitive Schedule 14A filed on April 30, 2015).

10.14	Transfer Agreement of CDQ & Waste Heat Power Generation, dated November 16, 2015, by and between Xi’an TCH Energy Technology Co., Ltd and Tangshan Rongfeng Iron & Steel Co., Ltd. And Xi’an Huaxin New Energy Co., Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 20, 2015).

10.15	Xuzhou Zhongtai CDQ and Waste Heat Power Generation System Transfer Agreement, dated March 14, 2016, by Xi’an TCH Energy Technology Co., Ltd, Xuzhou Zhongtai Energy Technology Co., Ltd. And Xi’an Huaxin New Energy Co., Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 18, 2016).

10.16	Repurchase Agreement for Coking Coal Gas Power Generation Project, dated June 22, 2016, by and between Xi’an TCH Energy Technology Co., Ltd., and Qitaihe City Boli Yida Coal Selection Co., Ltd. (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated August 15, 2016).

10.17	Securities Purchase Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P., dated July 11, 2018 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 17, 2018).

10.18	Convertible Promissory Note, issued by China Recycling Energy Corporation to Iliad Research and Trading, L.P., dated July 11, 2018 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 17, 2018).

10.19	Equity Purchase Agreement by and between Shanghai TCH Energy Technology Co., Ltd. And Jinhua Wang, dated September 30, 2018 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 30, 2018).

10.20	Agreement of Supplementary and Amendment by and between Shanghai TCH Energy Technology Co., Ltd. And Jinhua Wang, dated November 21, 2018 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 26, 2018).

10.21	CDQ WHPG Station Fixed Assets Transfer Agreement, dated December 29, 2018, by and among Xi’an Zhonghong, Xi’an TCH, the HYREF, Guohua Ku and Chonggong Bai (filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K dated for the year ended December 31, 2018 filed on March 16, 2019).

10.22	Buy-Back Agreement, dated December 29, 2018, by and among HYREF, Xi’an Zhonghong, Xi’an TCH, Guohua Ku, Chonggong Bai and Xi’an Hanneng (filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K dated for the year ended December 31, 2018 filed on March 16, 2019).

10.23	Equity Transfer Agreement, dated December 29, 2018, by and between Xi’an TCH and Hongyuan Huifu. (filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K dated for the year ended December 31, 2018 filed on March 16, 2019)†

10.24	Equity Transfer Agreement, dated December 29, 2018, by and between Shanghai TCH and HYREF. (filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K dated for the year ended December 31, 2018 filed on March 16, 2019)†

10.25	Supplementary Agreement of Equity Transfer Agreement, dated December 29, 2018, by and among Xi’an TCH, Hongyuan Huifu, and the Fund Management Company. (filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K dated for the year ended December 31, 2018 filed on March 16, 2019)†

10.26	Projects Transfer Agreement by and among Xi’an Zhonghong, Xi’an TCH, and Mr. Chonggong Bai, dated January 4, 2019 (filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K dated for the year ended December 31, 2018 filed on March 16, 2019).†

10.27	Securities Purchase Agreement by and between China Recycling Energy Corporation and Great Essential Investment, Ltd, dated February 13, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 19, 2019).

10.28	Termination of Equity Purchase Agreement and Supplementary Amendment Agreement by and between Shanghai TCH and Mr. Jihua Wang, dated March 29, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 19, 2019).

10.29	Forebearance Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated September 11, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 11, 2019).

10.30	Forebearance Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated September 19, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 19, 2019).

10.31	Termination Agreement of Lease Agreement of Biomass Power Generation Project by and between Xi’an TCH Energy Technology Co., Ltd. And Pucheng Xin Heng Yuan Biomass Power Generation Co., Ltd. Dated September 29, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 29, 2019).

10.32

Exchange Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated October 16, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 16, 2019).

10.33	Exchange Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated October 16, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 16, 2019).

10.34	Amendment to Forebearance Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated December 16, 2019 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 16, 2019).

10.35	Exchange Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated January 3, 2020 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 3, 2020).

10.36	Exchange Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated January 13, 2020 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 13, 2020).

10.37	Exchange Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated May 4, 2020 (filed as Exhibit 10.30 to the Company’s Current Report on Form 8-K, dated May 4, 2020).

10.38	Employment Agreement by and between China Recycling Energy Corporation and Yongjiang (Jackie) Shi, dated May 8, 2020 (filed as Exhibit 10.38 to the Company’s annual report on Form 10-K, dated May 14, 2020)

10.39	Exchange Agreement dated as of May 15, 2020 by and between China Recycling Energy Corporation and Lliad Research and Trading, L.P. (filed as Exhibit 10.39 to the Company’s Current Report on Form 8-K, dated May 21, 2020).

10.40	Forbearance Agreement dated as of May 15, 2020 by and between China Recycling Energy Corporation and Lliad Research and Trading, L.P. (filed as Exhibit 10.40 to the Company’s Current Report on Form 8-K, dated May 21, 2020).

10.41	Exchange Agreement dated as of May 29, 2020 by and between China Recycling Energy Corporation and Lliad Research and Trading, L.P. (filed as Exhibit 10.41 to the Company’s Current Report on Form 8-K, dated June 4, 2020).

10.42	Equity Acquisition Agreement dated as of December 22, 2020 by and between China Recycling Energy Corporation and Shanghai TCH Energy Technology Co., Ltd., Zheng Feng, Yinhua Zhang, Weidong Xu and Xi’an Taiying Energy Saving Technology Co., Ltd. (filed as Exhibit 10.43 to the Company’s Current Report on Form 8-K, dated December 29, 2020).

14.1	Code of Ethics (filed as Exhibit 14.1 to the Company’s Current Report on Form 8-K dated December 2, 2009).

21.1	Subsidiaries (filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K dated May 14, 2020).

23.1†	Consent of Prager Metis

23.2*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1).

†	Filed herewith.
*	To be filed by amendment.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China on August 30, 2021.

China Recycling Energy Corporation

Date: August 30, 2021	By:	/s/ Guohua Ku
Guohua Ku
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: August 30, 2021	By:	/s/ Yongjiang Shi
Yongjiang Shi
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Exchange Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Guohua Ku	Chairman of the Board of Directors and Chief Executive Officer	August 30, 2021
Guohua Ku	(Principal Executive Officer)

/s/ Yongjiang Shi	Chief Financial Officer	August 30, 2021
Yongjiang Shi	(Principal Financial and Accounting Officer)

/s/ Xiaoping Guo	Director	August 30, 2021
Xiaoping Guo

/s/ Yan Zhan	Director	August 30, 2021
Yan Zhan

/s/ LuLu Sun	Director	August 30, 2021
LuLu Sun

/s/ Zhongli Liu	Director	August 30, 2021
Zhongli Liu